Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-129937

PROSPECTUS SUPPLEMENT NO. 3

DATED JULY 27, 2006

(To Prospectus Declared Effective on February 9, 2006)

INTERSEARCH GROUP, INC.

3,551,396 Shares

Common Stock

This Prospectus Supplement No. 3 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated February 9, 2006 (the “Original Prospectus”), as supplemented by that certain Prospectus Supplement No. 1, dated April 5, 2006 (“Prospectus Supplement No. 1”), and that certain Prospectus Supplement No. 2, dated May 15, 2006 (“Prospectus Supplement No. 2”). This Prospectus Supplement No. 3 is not complete without, and may not be delivered or used except in connection with, the Original Prospectus, Prospectus Supplement No. 1 and Prospectus Supplement No. 2. The shares that are the subject of the Prospectus, as supplemented, have been registered to permit their resale to the public by the selling stockholders named therein. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the prospectus.

This Prospectus Supplement No. 3 includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Current Report on Form 8-K of InterSearch Group, Inc., as filed by us with the Securities and Exchange Commission.

Our common stock is quoted in the over-the-counter market through Pink Sheets LLC, or the pink sheets, under the symbol “IGPN.”

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 3 (or the Original Prospectus, Prospectus Supplement No. 1 or Prospectus Supplement No. 2) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 3 is July 27, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2006

InterSearch Group, Inc.

(Exact name of Registrant as Specified in its Charter)

Florida	000-51776	59-3234205
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Debt Financing

On July 21, 2006, InterSearch Group, Inc. (the “Company”) completed the sale (the “Debt Financing”) of 13.50% Senior Subordinated Notes Due 2011 in the aggregate principal amount of $7.0 million (the “Notes”), together with 195,000 shares (the “Shares”) of the Company’s common stock (“Common Stock”) and warrants (the “Warrants”) to purchase up to an aggregate of 477,000 shares of Common Stock. GunnAllen Financial, Inc., served as placement agent in the transaction. The Debt Financing, which was made solely to “accredited investors” (the “Investors”) pursuant to Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), resulted in gross proceeds of $7.0 million before placement agent fees and expenses associated with the transaction.

The Notes issued by the Company in the Debt Financing are secured by a first lien on all assets of tax-related Internet domains, including www.irs.com, the Company acquired in September 2005 and a lien on all other assets of the Company, second to the liens (the “Senior Liens”) on all other assets of the Company’s senior lender, Silicon Valley Bank (the “Senior Lender”). The Notes will become due on July 21, 2011. Prior to maturity, the Notes (i) will be interest-only for the first two years; (ii) will amortize 20% of the principal amount in year three; will amortize 25% of the principal amount in year four; and (iii) will amortize the remainder of the principal amount in year five, with payments of principal, as applicable, and interest due monthly, with interest at the rate of 13.50% per year. The Notes can be prepaid by the Company in whole or in part in any amount greater than $100,000 at any time without penalty.

The Investors will have the right to accelerate repayment of the Notes if, among other things, (i) the Company’s leverage ratio is greater than 2.5 to 1.0 as of the last day of any fiscal quarter, (ii) the Company’s fixed charge coverage ratio is less than 1.8 to 1.0 as of the last day of any fiscal quarter, or (iii) the Company makes capital expenditures during any fiscal year greater than (A) $1 million per year for the fiscal year ended December 31, 2006 and (B) $0.5 million per year for any fiscal year thereafter.

As a part of the Debt Financing, the Company issued the Shares and the Warrants to the Investors. The Investors may exercise these warrants over a period commencing on July 21, 2006 and ending on July 20, 2011 for an exercise price of $1.60 per share. The Company has authorized and reserved a sufficient quantity of shares of Common Stock to provide for the exercise of the rights represented by the Warrants. The Investors may exercise the Warrants subject to limitations without making a cash payment (a “Cashless Exercise”). The warrants also contain a mandatory exercise provision, whereby the Company may require the Investors to exercise that number of Warrants selected by the Company (for cash) if the Investors can include the shares issuable upon exercise of that number of Warrants selected by the Company in an underwritten public offering in which the price per share is $5.50 (as adjusted for stock splits, dividends, and recapitalizations). The Investors are not obligated, however, to sell the shares underlying the Warrants that are subject to the mandatory exercise provision. The Warrants also provide for the adjustment of the exercise price of the Warrants and the number of shares of Common Stock issuable upon exercise of the Warrants to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, or other similar event.

2

Under a registration rights agreement (the “Registration Rights Agreement”) entered into between the Company and the Investors, the Company is required, within 30 days of the date of the timely filing of the Company’s next quarterly report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file a registration statement with the SEC covering the resale of the shares of Common Stock for which the Warrants are exercisable. The Company is required to cause this registration statement to become effective within 90 days of the timely filing of the Company’s next quarterly report under the Exchange Act, as may be extended only (i) for such time as is necessary for the Company to respond to one or more sets of comments by the SEC, and (ii) so long as the Company takes all action within its control with the cooperation of its legal counsel to respond to the SEC within 10 days of receipt of any such comments.

The description of the Debt Financing set forth above is not complete and is qualified in its entirety by reference to the Investment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01. The descriptions of the Notes, the Warrants and the Registration Rights Agreement set forth above are not complete and are qualified in its entirety by reference to such agreements, copies of which are attached as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively to this Current Report on Form 8-K, and are incorporated by reference into this Item 1.01.

A copy of the press release issued by the Company announcing the Private Placement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Amendment to InterSearch Group, Inc. 2005 Equity Incentive Plan

On December 16, 2005, the Board of Directors (the “Board”) of the Company approved and adopted an amendment (the “Amendment”) to the Company’s 2005 Equity Incentive Plan (the “Equity Incentive Plan”), subject to approval by the holders of a majority of the Common Stock, which approval became effective on July 27, 2006. The Amendment increases from 744,124 to 1,744,124, the number of shares of Common Stock with respect to which awards under the Equity Incentive Plan may be granted.

The description of the Amendment set forth above is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K, and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

3

EXHIBIT INDEX

Exhibit Number	Description

10.1	Investment Agreement, dated July 21, 2006, among InterSearch Group, Inc. and CapitalSouth Partners Fund I Limited Partnership, CapitalSouth Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P.

10.2	13.50% Senior Subordinated Notes due 2011 issued to CapitalSouth Partners Fund I Limited Partnership, CapitalSouth Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P.

10.3	Common Stock Purchase Warrants, dated July 21, 2006, issued to CapitalSouth Partners Fund I Limited Partnership, CapitalSouth Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P.

10.4	Registration Rights Agreement, dated July 21, 2006, among InterSearch Group, Inc. and CapitalSouth Partners Fund I Limited Partnership, CapitalSouth Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P.

10.5	Amendment No. 1 to InterSearch Group, Inc. 2005 Equity Incentive Plan.

99.1	Press release dated July 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2006	INTERSEARCH GROUP, INC.

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay, Jr.
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 10.1

Execution Copy

INVESTMENT AGREEMENT

between

INTERSEARCH GROUP, INC.,

as the Company,

and

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP,

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP,

And

HARBERT MEZZANINE PARTNERS II SBIC, L.P.,

as Investors

$7,000,000 Senior Subordinated Notes

Dated as of July 21, 2006

TABLE OF CONTENTS

		Page
	ARTICLE I

	DEFINITIONS

1.1	Defined Terms.	1
1.2	Accounting Terms.	18
1.3	Other Terms; Construction.	18

	ARTICLE II

	AMOUNT AND TERMS OF THE LOANS

2.1	Purchase and Sale of Notes.	20
2.2	Scheduled and Voluntary Principal Payments on the Notes.	20
2.3	Interest.	21
2.4	Mandatory Redemptions of Notes.	21
2.5	Fee.	23
2.6	Payments by the Company.	23
2.7	Use of Proceeds.	24

	ARTICLE III

	OTHER PROVISIONS REGARDING THE NOTES, PAYMENTS, ETC.

3.1	Evidence of Debt.	24
3.2	Recovery of Payments.	25
3.3	Pro Rata Treatment.	25

	ARTICLE IV

	CONDITIONS OF BORROWING

4.1	Conditions of Initial Borrowing.	26

	ARTICLE V

	REPRESENTATIONS AND WARRANTIES

5.1	Corporate Organization and Power.	30
5.2	Authorization; Enforceability.	30
5.3	No Violation.	30
5.4	Governmental and Third-Party Authorization; Permits.	30
5.5	Litigation.	31
5.6	Taxes.	31

i

5.7	Subsidiaries; Capital Stock	31
5.8	Full Disclosure	32
5.9	Margin Regulations	32
5.10	No Material Adverse Effect	32
5.11	Financial Matters.	32
5.12	Ownership of Properties	33
5.13	ERISA.	33
5.14	Environmental Matters	34
5.15	Compliance with Laws	34
5.16	Intellectual Property	35
5.17	Regulated Industries	35
5.18	Insurance	35
5.19	Material Contracts	35
5.20	Deposit Accounts	36
5.21	Security Documents	36
5.22	Labor Relations	36
5.23	Certain Documents	36
5.24	No Burdensome Restrictions	37
5.25	OFAC; Anti-Terrorism Laws.	37
5.26	SBA Matters	37
5.27	Securities Law Compliance	37

	ARTICLE VI

	AFFIRMATIVE COVENANTS

6.1	Financial Statements	38
6.2	Other Business and Financial Information	40
6.3	Existence; Franchises; Maintenance of Properties	42
6.4	Compliance with Laws	42
6.5	Payment of Obligations	42
6.6	Insurance	42
6.7	Maintenance of Books and Records; Inspection	42
6.8	Creation or Acquisition of Subsidiaries	43
6.9	Additional Security	45
6.10	Environmental Laws	45
6.11	Board Observation Rights.	46
6.12	OFAC, PATRIOT Act Compliance	46
6.13	Registration Rights Agreement	46
6.14	Further Assurances	47
6.15	SBA Matters	47

	ARTICLE VII

	FINANCIAL COVENANTS

7.1	Leverage Ratio	47
7.2	Fixed Charge Coverage Ratio	47
7.3	Capital Expenditures	48

ii

	ARTICLE VIII

	NEGATIVE COVENANTS

8.1	Merger; Consolidation	48
8.2	Indebtedness	48
8.3	Liens	50
8.4	Asset Dispositions	52
8.5	Investments	52
8.6	Restricted Payments.	54
8.7	Transactions with Affiliates	54
8.8	Lines of Business.	55
8.9	Sale-Leaseback Transactions	55
8.10	Certain Amendments	56
8.11	Limitation on Certain Restrictions	56
8.12	No Other Negative Pledges	56
8.13	Limitations on Layering	57
8.14	Ownership of Subsidiaries	57
8.15	Fiscal Year	57
8.16	Accounting Changes	57

	ARTICLE IX

	EVENTS OF DEFAULT

9.1	Events of Default	57
9.2	Remedies: Acceleration, etc	60
9.3	Remedies: Set-Off	60

	ARTICLE X

	COLLATERAL AGENT

10.1	Appointment and Duties of Collateral Agent.	61

	ARTICLE XI

	MISCELLANEOUS

11.1	Expenses; Indemnity; Damage Waiver.	63
11.2	Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.	64
11.3	Waiver of Jury Trial; Arbitration.	65
11.4	Notices; Effectiveness; Electronic Communication.	66
11.5	Amendments, Waivers, etc.	67
11.6	Successors and Assigns.	68
11.7	No Waiver	70
11.8	Survival	70
11.9	Severability	71
11.10	Construction	71
11.11	Confidentiality	71
11.12	Counterparts; Integration; Effectiveness	73
11.13	Disclosure of Information	73
11.14	USA Patriot Act Notice	73

iii

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Assignment and Assumption
Exhibit D	Form of Security Agreement
Exhibit E	Form of Pledge Agreement
Exhibit F	Form of Guaranty
Exhibit G	Form of Financial Condition Certificate
Exhibit H	Form of Warrants
Exhibit I	Form of Registration Rights Agreement

SCHEDULES

Schedule 1.1(a)	Commitments and Notice Addresses
Schedule 5.1	Jurisdictions of Organization
Schedule 5.4	Consents and Approvals
Schedule 5.7	Subsidiaries
Schedule 5.12(a)	Real Property Interests
Schedule 5.14	Environmental Matters
Schedule 5.16	Intellectual Property
Schedule 5.18	Insurance Coverage
Schedule 5.19	Material Contracts
Schedule 5.20	Deposit Accounts
Schedule 8.2	Indebtedness
Schedule 8.3	Liens
Schedule 8.5	Investments
Schedule 8.7(a)	Transactions with Affiliates
Schedule 8.7(b)	Option Plans, Etc.

iv

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT, dated as of the 21st day of July, 2006, is made between INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), and CAPITAL SOUTH PARTNERS FUND I LIMITED PARTNERSHIP, a North Carolina limited partnership (“CapitalSouth I”), CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, a North Carolina limited partnership (“CapitalSouth II”), and HARBERT MEZZANINE PARTNERS II SBIC, L.P., a Delaware limited partnership (“Harbert” and, together with CapitalSouth I and CapitalSouth II, collectively, the “Investors”).

BACKGROUND STATEMENT

The Company desires to sell and issue its 13.50% senior subordinated notes due 2011, and the Investors have agreed to purchase such notes, subject to the terms and conditions set forth in this Agreement. The Company will use the proceeds of such issuance as provided in Section 2.7. It is understood that, as security for the obligations of the Company and its subsidiaries hereunder, the Investors will have a first priority lien on the assets (except for accounts receivable) that were acquired by the Company in connection with the IRS Acquisition (as defined herein) and a second priority lien on all other assets of the Company and its Subsidiaries. The parties intend that all (but not less than all) of the Notes (in the aggregate principal amount of $7,000,000) will be purchased at Closing, subject to satisfaction of all conditions precedent thereto as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. For purposes of this Agreement, in addition to the terms defined elsewhere herein, the following terms have the meanings set forth below (such meanings to be equally applicable to the singular and plural forms thereof):

“Account Designation Letter” means a letter from the Company to the Investors, duly completed and signed by an Authorized Officer of the Company in form and substance reasonably satisfactory to the Required Investors, listing any one or more accounts to which the Company may request the Investors to forward the proceeds of the Notes issued hereunder.

“Acquisition” means any transaction or series of related transactions, consummated on or after the date hereof, by which the Company directly, or indirectly through one or more Subsidiaries, (i) acquires any going business, division thereof or line of business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of combined voting power of the then outstanding securities or other ownership interests of such Person.

“Acquisition Amount” means, with respect to any Acquisition, the sum (without duplication) of (i) the amount of cash paid as purchase price by the Company and its Subsidiaries in connection with such Acquisition, (ii) the value of all Capital Stock of the Company or any of its Subsidiaries issued or given as purchase price in connection with such Acquisition (as determined by the parties thereto under the definitive acquisition agreement), (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Indebtedness incurred, assumed or acquired by the Company and its Subsidiaries in connection with such Acquisition, (iv) the maximum amount of any Contingent Purchase Price Obligations payable in connection with such Acquisition, as determined in good faith by the Company, (v) all amounts paid in respect of noncompetition agreements, consulting agreements and similar arrangements entered into in connection with such Acquisition, and (vi) the aggregate fair market value of all other real, mixed or personal property paid as purchase price by the Company and its Subsidiaries in connection with such Acquisition.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, no Investor shall be deemed an “Affiliate” of any Credit Party.

“Agreement” means this Investment Agreement, as amended, modified, restated or supplemented from time to time in accordance with its terms.

“Approved Fund” means any Fund that is administered, underwritten or managed by (i) an Investor, (ii) an Affiliate of an Investor, or (iii) a Person (or an Affiliate of a Person) that administers or manages an Investor.

“Asset Disposition” means any sale, assignment, lease, conveyance, transfer or other disposition by the Company or any of its Subsidiaries (whether in one or a series of transactions) of all or any of its assets, business or other properties (including Capital Stock of Subsidiaries), other than pursuant to a Casualty Event.

“Assignment and Assumption” means an Assignment and Assumption entered into by an Investor and an assignee (with the consent of any party whose consent is required by Section 11.6(b)), in substantially the form of Exhibit C.

“Authorized Officer” means, with respect to any action specified herein to be taken by or on behalf of a Credit Party, any officer of such Credit Party duly authorized by resolution of its board of directors or other governing body to take such action on its behalf, and whose signature and incumbency shall have been certified to the Investors by the secretary or an assistant secretary of such Credit Party.

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq., as amended from time to time, and any successor statute.

“Bankruptcy Event” means the occurrence of an Event of Default pursuant to Section 9.1(f) or Section 9.1(g).

“Business Day” means any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are authorized or required by law to be closed.

“CapitalSouth” means CapitalSouth I and CapitalSouth II (each as defined in the caption to this Agreement), collectively, together with their respective successors and assigns.

“Capital Expenditures” means, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on the consolidated statement of cash flows of the Company and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, without limitation, Capital Lease Obligations); provided, however, that Capital Expenditures shall not include any such expenditures (i) for replacements and substitutions for capital assets, to the extent made with the proceeds of insurance in accordance with Section 2.4(b)(ii), (ii) for replacements and substitutions for capital assets, to the extent made with proceeds from the sale, exchange or other disposition of assets as permitted under Sections 8.4(i), 8.4(ii) or 8.4(iii), or (iii) included within the Acquisition Amount of any Permitted Acquisition.

“Capital Lease” means, with respect to any Person, any lease of property (whether real, personal or mixed) by such Person as lessee that is or is required to be, in accordance with GAAP, recorded as a capital lease on such Person’s balance sheet.

“Capital Lease Obligations” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as Capital Leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cash Equivalents” means (i) securities issued or unconditionally guaranteed or insured by the United States of America or any agency or instrumentality thereof, backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition, (ii) commercial paper issued by any Person organized under the laws of the United States of America, maturing within 180 days from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor’s Ratings Services or at least P-1 or the equivalent thereof by Moody’s Investors Service, Inc.,

(iii) time deposits and certificates of deposit maturing within 180 days from the date of issuance and issued by a bank or trust company organized under the laws of the United States of America or any state thereof (y) that has combined capital and surplus of at least $500,000,000 or (z) that has (or is a subsidiary of a bank holding company that has) a long-term unsecured debt rating of at least A or the equivalent thereof by Standard & Poor’s Ratings Services or at least A2 or the equivalent thereof by Moody’s Investors Service, Inc., (iv) repurchase obligations with a term not exceeding 30 days with respect to underlying securities of the types described in clause (i) above entered into with any bank or trust company meeting the qualifications specified in clause (iii) above, and (v) money market funds at least 95% of the assets of which are continuously invested in securities of the foregoing types.

“Casualty Event” means, with respect to any property (including any interest in property) of any Credit Party, any loss of, damage to, or condemnation or other taking of, such property for which such Credit Party receives insurance proceeds, proceeds of a condemnation award or other compensation.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

“Change of Control” means the occurrence of any of the following: (i) a Person or “group” of Persons (within the meaning of Section 13(d) of the Exchange Act), shall acquire, beneficially or of record, 51% or more of the outstanding voting stock (that is, for purposes of this definition, stock entitled to vote for election of directors) of the Company; (ii) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the shareholders of the Company, as the case may be, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company, as the case may be, then in office; (iii) the Company shall cease to own 100% of the voting stock of any Subsidiary party to the Guaranty or such ownership shall cease to vest in the Company voting control with respect to any such Subsidiary, except as a result of a transaction permitted under the Agreement; (iv) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act); (v) the adoption of a plan relating to the liquidation or dissolution of the Company; or (vi) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding voting stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction permitted under Section 8.1(iii) hereof.

“Closing Date” means the date upon which the proceeds of the Notes are made available to the Company pursuant to this Agreement, which shall be the date upon which each of the conditions set forth in Section 4.1 shall have been satisfied or waived in accordance with the terms of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Collateral” means all the assets, property and interests in property that shall from time to time be pledged or be purported to be pledged as direct or indirect security for the Obligations pursuant to any one or more of the Security Documents.

“Collateral Agent” has the meaning assigned to such term in Section 10.1.

“Collateral Assignments of Life Insurance Policies” means, collectively, the collateral assignments of the life insurance policies covering the life of Daniel O’Donnell, as amended, restated, replaced or otherwise modified from time to time, which assignments are delivered to the Investors to secure the Obligations and are in form and substance satisfactory to the Required Investors.

“Commitment” means, with respect to any Investor at Closing, the commitment of such Investor to purchase Notes at Closing in an aggregate principal amount up to the amount set forth opposite such Investor’s name on Schedule 1.1(a) under the caption “Commitment” or, if such Investor has entered into one or more Assignment and Assumptions in accordance with Section 11.6, the aggregate principal amount of Notes or other Obligations held by such Investor after giving effect thereto.

“Company” has the meaning given to such term in the introductory paragraph hereof.

“Compliance Certificate” means a fully completed and duly executed certificate in the form of Exhibit B, together with a Covenant Compliance Worksheet.

“Consolidated EBITDA” means, for any Reference Period, the aggregate of (i) Consolidated Net Income for such period, plus (ii) the sum of (A) interest expense, (B) federal, state, local, foreign and other income taxes, and (C) depreciation and amortization of intangible assets, (D) extraordinary losses and charges, (E) nonrecurring cash fees, costs and expenses incurred in connection with the closing of the issuance of the Notes, (F) cash expenses paid in connection with Contingent Purchase Price Obligations in an aggregate amount not to exceed $2,000,000 and (G) non-cash expenses relating to any equity-based compensation], all to the extent taken into account in the calculation of Consolidated Net Income for such Reference Period and all calculated in accordance with GAAP, minus (iii) the sum of (A) extraordinary gains or income and (B) noncash credits increasing income for such period, all to the extent taken into account in the calculation of Consolidated Net Income for such period.

“Consolidated Fixed Charges” means, for any Reference Period, the aggregate (without duplication) of the following, all determined on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP: (i) Consolidated Interest Expense to the extent paid (or required to be paid) in cash during such Reference Period, and (ii) the aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made by the Company and its Subsidiaries during such Reference Period (whether or not such payments are actually made).

“Consolidated Funded Debt” means, as of any date of determination, the aggregate (without duplication) of all Funded Debt of the Company and its Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, for any Reference Period, the sum (without duplication) of (i) total interest expense of the Company and its Subsidiaries for such Reference Period in respect of Consolidated Funded Debt (including, without limitation, all such interest expense accrued or capitalized during such Reference Period, whether or not actually paid during such Reference Period), determined on a consolidated basis in accordance with GAAP, (ii) all net amounts payable under or in respect of Hedge Agreements, to the extent paid or accrued by the Company and its Subsidiaries during such Reference Period, and (iii) all recurring unused commitment fees and other ongoing fees in respect of Funded Debt paid, accrued or capitalized by the Company and its Subsidiaries during such Reference Period.

“Consolidated Net Income” means, for any Reference Period, net income (or loss) for the Company and its Subsidiaries for such Reference Period, determined on a consolidated basis in accordance with GAAP (after deduction for minority interests); provided that, in making such determination, there shall be excluded (i) the net income of any other Person that is not a Subsidiary of the Company (or is accounted for by the Company by the equity method of accounting) except to the extent of actual payment of cash dividends or distributions by such Person to the Company or any Subsidiary of the Company during such period, (ii) the net income (or loss) of any other Person acquired by, or merged with, the Company or any of its Subsidiaries for any period prior to the date of such acquisition, and (iii) the net income of any Subsidiary of the Company to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by operation of the terms of its charter, certificate of incorporation or formation or other constituent document or any agreement or instrument (other than an Investment Document) or Requirement of Law applicable to such Subsidiary.

“Contingent Purchase Price Obligations” means any earnout obligations or similar deferred or contingent purchase price obligations of the Company or any of its Subsidiaries incurred or created in connection with an Acquisition.

“Control” means, with respect to any Person, (i) the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the beneficial ownership of securities or other ownership interests of such Person having 10% or more of the combined voting power of the then outstanding securities or other ownership interests of such Person ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors or other governing body of such Person; and the terms “Controlled” and “Controlling” have correlative meanings.

“Covenant Compliance Worksheet” means a fully completed worksheet in the form of Attachment A to Exhibit B.

“Credit Parties” means the Company, the Company’s Subsidiaries, and their respective successors.

“Debt Issuance” means the issuance, sale or incurrence by the Company or any of its Subsidiaries of any debt securities or other Indebtedness, whether in a public offering or otherwise, except for any Indebtedness permitted under Section 8.2.

“Default” means any event or condition that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

“Disqualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (ii) is redeemable or subject to any mandatory repurchase requirement at the sole option of the holder thereof, or (iii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (y) debt securities or (z) any Capital Stock referred to in (i) or (ii) above, in each case under (i), (ii) or (iii) above at any time on or prior to the first anniversary of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so redeemable at the option of the holder thereof, or is so convertible or exchangeable on or prior to such date shall be deemed to be Disqualified Capital Stock.

“Dollars” or “$” means dollars of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Domestic Subsidiary Guarantor” means any Domestic Subsidiary that is also a Subsidiary Guarantor.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, allegations, notices of noncompliance or violation, investigations by a Governmental Authority, or proceedings (including, without limitation, administrative, regulatory and judicial proceedings) relating in any way to any Hazardous Substance, any actual or alleged violation of or liability under any Environmental Law or any permit issued, or any approval given, under any Environmental Law (collectively, “Claims”), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any Hazardous Substance or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, rules of common law and orders of courts or Governmental Authorities, relating to the protection of human health, occupational safety with respect to exposure to Hazardous Substances, or the environment, now or hereafter in effect, and in each case as amended from time to time, including, without limitation, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances.

“Equity Issuance” means the issuance, sale or other disposition by any Credit Party of its Capital Stock, any rights, warrants or options to purchase or acquire any shares of its Capital Stock or any other security or instrument representing, convertible into or exchangeable for an equity interest in any Credit Party; provided, however, that the term Equity Issuance shall not include the issuance or sale of (i) any Capital Stock by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, if such Capital Stock (excluding the portion of any Foreign Subsidiary’s Capital Stock not required to be pledged hereunder) is pledged to the Investors pursuant to the Pledge Agreement or to the Senior Lender to secure the Senior Loan Obligations, (ii) any Capital Stock of the Company issued or sold in connection with any Permitted Acquisition and constituting all or a portion of the applicable purchase price or the proceeds of which are applied to pay all or a portion of the applicable purchase price (all on terms satisfactory to the Required Investors), or (iii) any Capital Stock of the Company, any rights or options for the Company’s Capital Stock, and the underlying shares issued upon the exercise thereof, in each case issued, sold or granted to directors and employees of the Credit Parties pursuant to employee benefit plans, employment agreements or other employment arrangements approved by the Board of Directors of the Company (all on terms either (i) consistent with provisions of similar plans, agreements or arrangements offered by similarly sized companies operating in the Company’s industry, or (ii) approved by the Investors).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“ERISA Affiliate” means any Person (including any trade or business, whether or not incorporated) deemed to be under “common control” with, or a member of the same “controlled group” as, the Company or any of its Subsidiaries, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“ERISA Event” means any of the following with respect to a Plan or Multiemployer Plan, as applicable: (i) a Reportable Event, (ii) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan that results in liability under Section 4201 or 4204 of ERISA, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, (iii) the distribution by the Company or any ERISA Affiliate under Section 4041 or 4041A of ERISA of a notice of intent to terminate any Plan or the taking of any action to terminate any Plan, (iv) the commencement of proceedings by the PBGC under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from any Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan, (v) the institution of a proceeding by any fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which is not dismissed within 30 days, (vi) the imposition upon the Company or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, or the imposition or threatened imposition of any Lien upon any assets of the Company or any ERISA Affiliate as a result of any alleged failure to comply with the Code or ERISA in respect of any Plan, (vii) the engaging in or otherwise becoming liable for a nonexempt Prohibited Transaction by the Company or any ERISA Affiliate, or a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary of any Plan for which the Company or any of its ERISA Affiliates may be directly or indirectly liable, (viii) the occurrence with respect to any Plan of any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, or (ix) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Company or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of such sections.

“Event of Default” has the meaning given to such term in Section 9.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Excluded Taxes” means, with respect to any Investor or any other recipient of any payment to be made by or on account of any obligation of the Company hereunder, (i) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office or Lending Office is located, and (ii) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which the Company is located.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any successor thereto.

“Financial Condition Certificate” means a fully completed and duly executed certificate, in substantially the form of Exhibit G, together with the attachments thereto.

“Financial Officer” means, with respect to the Company, the chief financial officer, vice president - finance, principal accounting officer or treasurer of the Company.

“fiscal quarter” or “FQ” means a fiscal quarter of the Company and its Subsidiaries.

“fiscal year” or “FY” means a fiscal year of the Company and its Subsidiaries.

“Fixed Charge Coverage Ratio” means, as of the last day of any Reference Period ending on the last day of a Fiscal Quarter, the ratio of (i) Consolidated EBITDA for such Reference Period minus the sum of (A) Capital Expenditures to the extent paid in cash during such Reference Period, plus (B) aggregate tax expense to the extent paid (or required to be paid) in cash during such Reference Period, plus (C) the aggregate of all amounts paid by the Company during such Reference Period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock, plus (D) any management fees paid in cash to any third party during such Reference Period, to (ii) Consolidated Fixed Charges for such Reference Period.

“Foreign Subsidiary” means a Subsidiary of the Company that is a “controlled foreign corporation,” as such term is defined in Section 957 of the Code.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, with respect to any Person, all Indebtedness of such Person (other than Indebtedness of the types referred to in clauses (ix) and (x) of the definition of “Indebtedness”) and all Guaranty Obligations with respect to Funded Debt of other Persons.

“GAAP” means generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of Section 1.2).

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” means any Subsidiary of the Company that is a guarantor of the Obligations under the Guaranty (or under another guaranty agreement in form and substance satisfactory to the Required Investors) and has granted to the Investors a Lien upon and security interest in its personal property assets pursuant to the Security Agreement.

“Guaranty” means a guaranty agreement made by the Guarantors in favor of the Investors, in substantially the form of Exhibit F, as amended, modified, restated or supplemented from time to time.

“Guaranty Obligation” means, with respect to any Person, any direct or indirect liability of such Person with respect to any Indebtedness, liability or other obligation (the “primary obligation”) of another Person (the “primary obligor”), whether or not contingent, (i) to purchase, repurchase or otherwise acquire such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or provide funds (x) for the payment or discharge of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor (including, without limitation,, keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof; provided, however, that, with respect to the Company and its Subsidiaries, the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation of any guaranteeing Person hereunder shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made and (b) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing Person in good faith.

“Hazardous Substance” means any substance or material meeting any one or more of the following criteria: (i) it is or contains a substance designated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law, (ii) it is toxic, explosive, corrosive, ignitable, infectious, radioactive, mutagenic or otherwise hazardous to human health or the environment and is or becomes regulated by any Governmental Authority, (iii) its presence may require investigation or response under any Environmental Law, (iv) it constitutes a nuisance, trespass or health or safety hazard to Persons or neighboring properties, or (v) it is or contains, without limiting the foregoing, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedge Agreement” means any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates, currency exchange rates or spot prices of new materials.

“Indebtedness” means, with respect to any Person (without duplication), (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, or upon which interest payments are customarily made, (iii) the maximum stated or face amount of all surety bonds, letters of credit and bankers’ acceptances issued or created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (iv) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade payables incurred in the ordinary course of business and not more than 90 days past due), including any Contingent Purchase Price Obligations, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (vi) all Capital Lease Obligations of such Person, (vii) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, (viii) the principal balance outstanding and owing by such Person under any synthetic lease, tax retention operating lease or similar off-balance sheet financing product, (ix) all

Guaranty Obligations of such Person with respect to Indebtedness of another Person, (x) the net termination obligations of such Person under any Hedge Agreements, calculated as of any date as if such agreement or arrangement were terminated as of such date, and (xi) all indebtedness of the types referred to in clauses (i) through (x) above (A) of any partnership or unincorporated joint venture in which such Person is a general partner or joint venturer to the extent such Person is liable therefor or (B) secured by any Lien on any property or asset owned or held by such Person regardless of whether or not the indebtedness secured thereby shall have been incurred or assumed by such Person or is nonrecourse to the credit of such Person, the amount thereof being equal to the value of the property or assets subject to such Lien.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Intellectual Property” means (i) all inventions (whether or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works and all copyrights (registered and unregistered), (iv) all trade secrets and confidential information (including, without limitation, financial, business and marketing plans and customer and supplier lists and related information), (v) all computer software and software systems (including, without limitation, data, databases and related documentation), (vi) all Internet web sites and domain names, (vii) all technology, know-how, processes and other proprietary rights, and (viii) all licenses or other agreements to or from third parties regarding any of the foregoing.

“Intercreditor Agreement” means the Subordination Agreement, dated the date hereof, between the Investors and the Senior Lender, as amended, modified, supplemented or restated from time to time.

“Investment Documents” means this Agreement, the Notes, the Guaranty, the Security Documents, the Intercreditor Agreement, the Warrants, the documents contemplated by Section 4.1(a)(xii) and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Investors by or on behalf of the Company or any other Credit Party with respect to this Agreement, in each case as amended, modified, supplemented or restated from time to time.

“Investments” has the meaning given to such term in Section 8.5.

“Investor” means each Person signatory hereto as an “Investor” and each other Person that becomes an “Investor” hereunder pursuant to Section 11.6, and their respective successors and assigns.

“IRS Acquisition” means the acquisition, pursuant to the IRS Acquisition Agreement, of the “IRS.com” domain name and website and other assets associated therewith by the Company from DotCom Corporation.

“IRS Acquisition Agreement” means the Asset Purchase Agreement, dated as of September 2, 2005, by and among the Company and DotCom Corporation, as amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

“Lending Office” means, with respect to any Investor, the office of such Investor designated as such in writing from time to time by such Investor to the Company.

“Leverage Ratio” means, as of the last day of any Reference Period ending on the last day of a fiscal quarter, the ratio of (i) an amount equal to (A) Consolidated Funded Debt as of such date minus (B) any revolving loans outstanding on such date under the Senior Loan Agreement (or other revolving loans made pursuant to any refinancing thereof) plus (C) the average daily principal balance of such revolving loans (or other revolving loans made pursuant to any refinancing thereof) outstanding during the Reference Period, to (ii) Consolidated EBITDA for such Reference Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, security interest, lien (statutory or otherwise), charge or other encumbrance of any nature, whether voluntary or involuntary, including, without limitation, the interest of any vendor or lessor under any conditional sale agreement, title retention agreement, Capital Lease or any other lease or arrangement having substantially the same effect as any of the foregoing.

“Margin Stock” has the meaning given to such term in Regulation U.

“Material Adverse Effect” means (i) with reference to any time or period prior to the Closing Date, a material adverse effect upon the business, assets, properties, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, and (ii) with reference to any time or period from and after the Closing Date and at all times thereafter, a material adverse effect upon (A) the business, assets, properties, liabilities (actual or contingent), operations, or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, (B) the ability of any Credit Party to perform its financial obligations under this Agreement or any of the other Investment Documents to which it is a party or (C) the legality, validity or enforceability of this Agreement or any of the other Investment Documents or the rights and remedies of the Investors hereunder and thereunder.

“Material Contract” has the meaning given to such term in Section 5.19.

“Maturity Date” means the fifth anniversary of the Closing Date.

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate makes, is making or is obligated to make contributions or has made or been obligated to make contributions.

“Net Cash Proceeds” means, in the case of any Equity Issuance, Debt Issuance, Casualty Event or Asset Disposition, the aggregate cash proceeds received by any Credit Party in respect thereof (including, in the case of a Casualty Event, insurance proceeds and condemnation awards), less (i) reasonable fees and out-of-pocket expenses payable by the Company or any of its Subsidiaries in connection therewith, (ii) taxes paid or payable as a result thereof, and (iii) in the case of a Casualty Event or an Asset Disposition, the amount required to retire Indebtedness to the extent such Indebtedness is secured by Liens on the subject property or is otherwise subject to mandatory prepayment; it being understood that the term “Net Cash Proceeds” shall include, as and when received, any cash received upon the sale or other disposition of any non-cash consideration received by any Credit Party in respect of any of the foregoing events.

“Note” means, with respect to any Investor, the promissory note of the Company (contemplated by Section 2.1(a)) in favor of such Investor evidencing the Obligations owed by the Company to such Investor pursuant to Article II hereof, in substantially the form of Exhibit A, together with any amendments, modifications and supplements thereto, substitutions therefor and restatements thereof. “Notes” means all such notes, collectively.

“Obligations” means all principal of and interest (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Company seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding) on the Notes and all fees, expenses, and indemnities owing, due or payable at any time by the Company or any Subsidiary Guarantor to the Investors, under this Agreement or any of the other Investment Documents, in each case whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, and whether existing by contract, operation of law or otherwise.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.

“Participant” has the meaning given to such term in Section 11.6(c).

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Payment Office” means, for any Investor, the office of such Investor designated on Schedule 1.1(a) under the heading “Instructions for wire transfers to the investors,” or such other office as such Investor may designate to the Company for such purpose from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto.

“Permitted Acquisition” means any Acquisition for which the Acquisition Amount to be paid in cash is less than or equal to $5,000,000 (provided that no Acquisition in any fiscal year shall be a Permitted Acquisition if, after giving effect to the payment of the Acquisition Amount therefor, the aggregate of the Acquisition Amounts paid during such fiscal year, regardless of the form of consideration, would exceed $20,000,000).

“Permitted Asset Disposition” means any Asset Disposition permitted under Section 8.4(v).

“Permitted Liens” has the meaning given to such term in Section 8.3.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA (other than a Multiemployer Plan) and to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means a pledge agreement made by the Company in favor of the Investors, in substantially the form of Exhibit E, as amended, modified, restated or supplemented from time to time.

“Pro Forma Balance Sheet” has the meaning given to such term in Section 4.1(m).

“Pro Forma Basis” has the meaning given to such term in Section 1.3(b).

“Prohibited Transaction” means any transaction described in (i) Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or by reason of a Department of Labor prohibited transaction individual or class exemption or (ii) Section 4975(c) of the Code that is not exempt by reason of Section 4975(c)(2) or 4975(d) of the Code.

“Realty” means all real property and interests in real property now or hereafter acquired or leased by any Credit Party.

“Redemption Price” means, at any time and with respect to any Notes then outstanding, the aggregate principal amount of such Notes outstanding, together with all accrued but unpaid interest thereon.

“Reference Period” with respect to any date of determination, means (except as may be otherwise expressly provided herein) the period of twelve consecutive fiscal months of the Company immediately preceding such date or, if such date is the last day of a fiscal quarter, the period of four consecutive fiscal quarters ending on such date.

“Regulations D, T, U and X” means Regulations D, T, U and X, respectively, of the Federal Reserve Board, and any successor regulations.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Reportable Event” means, with respect to any Plan, (i) any “reportable event” within the meaning of Section 4043(c) of ERISA for which the 30-day notice under Section 4043(a) of ERISA has not been waived by the PBGC (including, without limitation, any failure to meet the minimum funding standard of, or timely make any required installment under, Section 412 of the Code or Section 302 of ERISA, regardless of the issuance of any waivers in accordance with Section 412(d) of the Code), (ii) any such “reportable event” subject to advance notice to the PBGC under Section 4043(b)(3) of ERISA, (iii) any application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code, and (iv) a cessation of operations described in Section 4062(e) of ERISA.

“Required Investors” means, at any time, the Investors holding outstanding Notes representing at least 51% of the aggregate, at such time, of the principal amount outstanding in respect of the Notes.

“Requirement of Law” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or otherwise pertaining to any or all of the transactions contemplated by this Agreement and the other Investment Documents.

“Responsible Officer” means, with respect to any Credit Party, the president, the chief executive officer, the chief financial officer, any executive officer, or any other Financial Officer of such Credit Party, and any other officer or similar official thereof responsible for the administration of the obligations of such Credit Party in respect of this Agreement or any other Investment Document.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/ index/html, or as otherwise published from time to time.

“Sanctioned Person” means (i) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/ offices/eotffc/ofac/sdn/index/html, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“SBA” means the Small Business Administration.

“SBIA” means the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder.

“SEC” means the Securities Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute, and all rules and regulations from time to time promulgated thereunder.

“Security Agreement” means the Security Agreement made by the Company and the Subsidiaries of the Company party thereto in favor of the Investors, in substantially the form of Exhibit D, as amended, modified, restated or supplemented from time to time.

“Security Documents” means the Security Agreement, the Collateral Assignments of Life Insurance Policies, the Pledge Agreement and all other pledge or security agreements, assignments or other similar agreements or instruments executed and delivered by any Credit Party pursuant to Section 6.8 or 6.9 or otherwise in connection with the transactions contemplated hereby, in each case as amended, modified, restated or supplemented from time to time.

“Senior Lender” means Silicon Valley Bank, together with its successors and assigns (including without limitation any replacement or refinancing lender in respect of the Senior Loans).

“Senior Loan Agreement” means the Silicon Valley Loan and Security Agreement, dated December 10, 2004, between the Company, certain of its Subsidiaries and Silicon Valley Bank, as such agreement may be amended, restated, replaced, refinanced or otherwise modified from time to time (without regard to any such amendments, restatements, refinancings or other modifications not consented to by the Required Lenders as required hereunder).

“Senior Loan Obligations” means the Company’s and its Subsidiaries’ obligations (for payment of principal and interest and otherwise) under the Senior Loan Agreement.

“Senior Loans” means the loans made to and required to be repaid by the Company and its Subsidiaries pursuant to the Senior Loan Agreement.

“Subsidiary” means, with respect to any Person, any corporation or other Person of which more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors, board of managers or other governing body of such Person, is at the time, directly or indirectly, owned or controlled by such Person and one or more of its other Subsidiaries or a combination thereof (irrespective of whether, at the time, securities of any other class or classes of any such corporation or other Person shall or might have voting power by reason of the happening of any contingency). When used without reference to a parent entity, the term “Subsidiary” shall be deemed to refer to a Subsidiary of the Company.

“Subsidiary Guarantor” means any Subsidiary of the Company that is a party to the Guaranty.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction Documents” means, collectively, this Agreement, the other Investment Documents and all other agreements, instruments, certificates and documents executed and delivered in connection with the Transactions, in each case as amended, modified, restated or supplemented from time to time in accordance with the terms of this Agreement.

“Transactions” means, collectively, the transactions contemplated by the Transaction Documents, including (i) the issuance and purchase of the Notes hereunder on the Closing Date, (ii) the issuance of the Capital Stock of the Company contemplated by Section 4.1(a)(xii), (iii) the issuance of the Warrants, and (iv) the payment of permitted fees and expenses in connection with the foregoing.

“Unfunded Pension Liability” means, with respect to any Plan, the excess of its benefit liabilities under Section 4001(a)(16) of ERISA over the current value of its assets, determined in accordance with the applicable assumptions used for funding under Section 412 of the Code for the applicable plan year.

“Warrants” means the Common Stock Purchase Warrants issued to the Investors on the Closing Date, substantially in the form of Exhibit H hereto.

“Wholly Owned” means, with respect to any Subsidiary of any Person, that 100% of the outstanding Capital Stock of such Subsidiary (excluding any directors’ qualifying shares and shares required to be held by foreign nationals, in the case of a Foreign Subsidiary) is owned, directly or indirectly, by such Person.

1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with, GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to the Investors prior to the Closing Date; provided that if the Company notifies the Investors that it wishes to amend any financial covenant in Article VII to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Required Investors wish to amend Article VII for such purpose), then the Company’s compliance with such covenant shall be determined on the basis of GAAP as in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Investors.

1.3 Other Terms; Construction.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Investment Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns permitted hereunder, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Investment Document, shall be construed to refer to such Investment Document in its entirety and not to any particular provision thereof, (iv) all references in an Investment Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Investment Document in which such references appear, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) Notwithstanding the foregoing, calculations to determine compliance by the Company for any period with the Leverage Ratio covenant as set forth in Section 7.1 and calculations of any financial covenants contained in Article VII to determine whether a condition to a Permitted Asset Disposition, permitted payment of Indebtedness or other transaction has been met, shall be determined in each case on a pro forma basis (a “Pro Forma Basis”) after giving effect to any Acquisition, Asset Disposition, payment of Indebtedness or other transaction (each, a “transaction”) occurring during such period (or proposed to be consummated, as the case may be) as if such transaction had occurred as of the first day of such period, in accordance with the following:

(i) any Indebtedness incurred or assumed by any Credit Party in connection with any transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition that is not retired or repaid in connection therewith) shall be deemed to have been incurred or assumed as of the first day of the applicable period (and if such Indebtedness has a floating or formula rate, such Indebtedness shall, for purposes of such determination, have an implied rate of interest during the applicable period determined by utilizing the rate of interest that is or would be in effect with respect to such Indebtedness as of the date of determination);

(ii) any Indebtedness retired or repaid in connection with any transaction (including any Indebtedness of a Person acquired in a Permitted Acquisition) shall be deemed to have been retired or repaid as of the first day of the applicable period;

(iii) with respect to any Permitted Acquisition, income statement items (whether positive or negative) and balance sheet items attributable to the Person or assets acquired shall (to the extent not otherwise included in the consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP or in accordance with other provisions of this Agreement) be included in such calculations to the extent relating to the applicable period, provided that such income statement and balance sheet items are reflected in financial statements or other financial data reasonably acceptable to the Required Investors; and

(iv) with respect to any Permitted Asset Disposition, income statement items (whether positive or negative) and balance sheet items attributable to the assets disposed of shall be excluded from such calculations to the extent relating to the applicable period.

ARTICLE II

AMOUNT AND TERMS OF THE LOANS

2.1 Purchase and Sale of Notes.

(a) Subject to the terms and conditions in this Agreement, and in reliance upon the representations and warranties of the Company contained herein, the Investors shall purchase from the Company, and the Company shall sell and issue to the Investors (based on their Commitments as set forth in Schedule 1.1(a)), in accordance with this Section 2.1, the Company’s 13.50% senior subordinated notes due 2011, made payable to the Investors in the aggregate original principal amount of $7,000,000, to mature on the Maturity Date and to bear interest on the unpaid outstanding principal thereof at the rate specified below. The Notes shall be substantially in the form of Exhibit A.

(b) On the Closing Date, subject to the satisfaction of the conditions set forth in Section 4.1, (x) the Company shall issue, sell and deliver the Notes to the Investors, and (y) each Investor shall satisfy its respective obligation to purchase the Notes under this Agreement by making available to the Company, in Dollars and in immediately available funds, that amount equal to such Investor’s Commitment. The Company authorizes each Investor to disburse the proceeds of the Notes in accordance with the terms of the Account Designation Letter.

2.2 Scheduled and Voluntary Principal Payments on the Notes.

(a) Unless otherwise required to be paid earlier pursuant to the provisions hereof, the Company shall repay the unpaid principal amount of the Notes on a monthly basis on the dates and in the amounts set forth below:

On the first day of each month for the period indicated below	Payment Amount
August 1, 2008 through July 1, 2009	$116,666.66
August 1, 2009 through July 1, 2010	$145,833.33
August 1, 2010 through July 1, 2011	$320,833.33

If not sooner repaid, the Notes will be due and payable in full on the Maturity Date.

(b) The Company may at any time, upon at least one (1) Business Day’s prior written notice to the Investors, redeem the outstanding principal amount of the Notes in whole or in part in an amount greater than or equal to $100,000, in each instance at the Redemption Price. Optional redemptions of the Notes in amounts less than $100,000 shall not be permitted.

(c) The notice of any redemption of Notes shall not thereafter be revocable by the Company, but may be conditioned upon the happening of certain events specified therein.

2.3 Interest.

(a) The outstanding principal amount of the Notes (including all interest and any other amounts the payment of which has been deferred pursuant to the terms of the Intercreditor Agreement) shall bear interest, and the Company shall pay such interest, from and including the date of issuance (or deferral) until, but excluding the date paid to the Investors, computed on the basis of a 360-day year (with regard to the actual number of days elapsed), at a fixed annual rate of 13.50% per annum, compounded monthly. Such accrued interest shall be due and payable in cash, monthly in arrears, on the first day of each month, commencing in August 2006, and any accrued but unpaid interest shall be due and payable on the Maturity Date.

(b) At the election of the Required Investors (with notice thereof to be provided to the Company) while any Event of Default exists (or automatically while any Event of Default under Section 9.1(f) or 9.1(g) exists), the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the Notes from and after the date of such notice of such Event of Default is given until such Event of Default shall have been cured or waived in accordance with the terms of this Agreement, at a rate per annum which is determined by adding four percent (4.0%) per annum to the rate of interest otherwise then in effect for the Notes. All such interest shall be payable on demand of the Required Investors.

(c) Anything herein to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the Investors would be contrary to the provisions of any law applicable to the Investors limiting the highest rate of interest which may be lawfully contracted for, charged or received by the Investors, and in such event the Company shall pay the Investors interest at the highest rate permitted by applicable law (“Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, the Company shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by the Investors is equal to the total interest that would have been received had the interest payable hereunder been payable (but for the operation of this paragraph) since the Closing Date as otherwise provided in this Agreement.

2.4 Mandatory Redemptions of Notes.

(a) The Notes will be subject to redemption in full, and the Company shall redeem the Notes in full, at the Redemption Price and at the following times:

(i) Upon the consummation of any transaction constituting a Change of Control;

(ii) Upon the consummation of any Asset Disposition constituting a sale of all or substantially all of the assets of the Company or of its Subsidiaries;

(iii) Upon the consummation of any transaction resulting in a merger or consolidation of the Company involving the Company or a material portion of the Company’s Subsidiaries (except for any such merger or consolidation that complies with Section 8.1(iii) hereof); and

(iv) Upon any acceleration of the Notes pursuant to Section 9.2.

(b) In addition, the Notes will be subject to partial redemption, and the Company will so redeem the Notes, as follows (provided, however, that the amount of each redemption under this Section 2.4(b) shall be reduced by the amount required to be prepaid (and actually used for such prepayment) in respect of the Senior Loans with respect to the corresponding triggering events or circumstances):

(i) Except for dispositions permitted under Section 8.4(i), 8.4(ii) or 8.4(iv), not later than 90 days after receipt by any Credit Party of proceeds in respect of any Asset Disposition constituting a sale of less than all or substantially all of the assets of the Company or its Subsidiaries (or, if earlier, upon its determination not to apply such proceeds to the acquisition of assets used or useable in the business of the Company and its Subsidiaries), the Company will redeem the Notes in a principal amount equal to 100% of the Net Cash Proceeds from such Asset Disposition (less any amounts theretofore applied (or contractually committed to be applied) to acquire assets used or useable in the business of the Company and its Subsidiaries) and will deliver to the Investors, concurrently with such redemption, a certificate signed by a Financial Officer of the Company in form and substance satisfactory to the Investors and setting forth the calculation of such Net Cash Proceeds; provided, however, that any such Net Cash Proceeds not applied (or contractually committed to be applied) within 90 days to the acquisition of other assets as provided herein shall be applied by the Company as a redemption of the outstanding principal amount of the Notes no later than the first Business Day immediately following such 90-day period. Notwithstanding the foregoing, nothing in this section shall be deemed to permit any Asset Disposition not expressly permitted under Section 8.4 or any Capital Expenditures not expressly permitted under Section 7.3;

(ii) Not later than 90 days after receipt by any Credit Party of any proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event (or, if earlier, upon its determination not to repair or replace any property subject to such Casualty Event or to acquire assets used or useable in the business of the Company and its Subsidiaries), the Company will redeem the Notes in a principal amount equal to 100% of the Net Cash Proceeds from such Casualty Event (less any amounts theretofore applied (or contractually committed to be applied) to the repair or replacement of property subject to such Casualty Event or to acquire assets used or useable in the business of the Company and its Subsidiaries) and will deliver to the Investors, concurrently with such redemption, a certificate signed by a Financial Officer of the Company in form and substance satisfactory to the Required Investors and setting forth the calculation of such Net Cash Proceeds; provided, however, that, notwithstanding the foregoing, (i) except as otherwise provided in this Agreement (including in clause (ii) below) or in any other Investment Document, the Collateral Agent shall turn over to the Company any such proceeds received during such 90-day period (unless the Company has, prior to the Investors’ receipt of such proceeds, notified the Investors of its determination not to repair or replace the property subject to the applicable Casualty Event or to acquire assets used or useable in the business of the Company and its Subsidiaries), but nothing in this section shall be deemed to limit or otherwise affect any right of the Investors or the Collateral Agent herein or in any of the other Investment Documents to receive and hold such proceeds as loss payee and to disburse the same to the Company upon the terms hereof or thereof, or any obligation of the Company or any of its Subsidiaries herein or in any of the other Investment Documents to remit any such proceeds to the Collateral Agent or the Investors upon its receipt thereof, and (ii) any and all such proceeds received or held by the Collateral Agent, the Investors or the Borrower or any of its Subsidiaries during the continuance of an Event of Default (regardless of any proposed or actual use thereof for repair, replacement or reinvestment) shall be applied to redeem the outstanding principal amount of the Notes; and

(iii) Promptly upon (and in any event not later than one Business Day after) receipt thereof by any Credit Party, the Company will redeem the Notes in a principal amount equal to 100% of the Net Cash Proceeds from any Debt Issuance and 50% of the Net Cash Proceeds in excess of $5,000,000 realized from any Equity Issuance, and will deliver to the Investors, concurrently with such prepayment, a certificate signed by a Responsible Officer of the Company in form and substance satisfactory to the Required Investors and setting forth the calculation of such Net Cash Proceeds.

2.5 Fee. The Company shall pay to the Investors on the Closing Date (to be divided among the Investors as they determine) a closing fee in the amount of $140,000 (less $60,000, as the amount of the deposit paid by the Company in connection with the execution of the parties’ term sheet for this transaction).

2.6 Payments by the Company.

(a) All payments (including prepayments) to be made by the Company on account of principal, interest, fees and other amounts required hereunder shall be made without set-off, recoupment, counterclaim or deduction of any kind, shall, except as otherwise expressly provided herein, be made to the Investors at their addresses for payment specified on Schedule 1.1(a) (or such other address as an Investor may from time to time specify in accordance with Section 11.4), and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (eastern time) on the date due. Any payment which is received by an Investor later than 2:00 p.m. (eastern time) shall be deemed to have been received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue. Nothing in this Section 2.6(a) shall be deemed to limit or impair the Company’s rights to dispute the Company’s or such Subsidiary’s obligation to pay fees, costs or expenses pursuant to this Agreement or the other Investment Documents.

(b) If any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) The Company and the Investors will enter into an automatic bank draft arrangement with respect to the Company’s primary operating account with a financial institution acceptable to the Required Investors (the “Depository Bank”) providing for the automatic monthly drafting of such account by the Depository Bank and the crediting of the Investor’s joint demand deposit account with the Depository Bank, in order to provide for the payment of regularly scheduled principal and interest as provided hereunder. Such arrangement may not be altered or modified by the Company without the prior written consent of the Investors.

(d) All amounts collected or received by the Investors after any or all of the Obligations have been accelerated (so long as such acceleration has not been rescinded) and all proceeds received by the Investors as a result of the exercise of its remedies hereunder after the occurrence and during the continuance of an Event of Default shall be applied as follows:

first, to payment of costs and expenses (including attorney’s fees and expenses) of the Investors payable or reimbursable by the Company under the Investment Documents;

second, to payment of all accrued unpaid interest on the Obligations and fees owed to the Investors;

third, to payment of principal of the Obligations;

fourth, to payment of any other amounts owing constituting Obligations; and

fifth, any remainder shall be for the account of and paid to whoever may be lawfully entitled thereto.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category and (ii) each Investor or other Persons entitled to payment shall receive an amount equal to its pro rata share of amounts available to be applied pursuant to clauses second, third, fourth and fifth above.

2.7 Use of Proceeds. The proceeds of the Notes shall be used (i) to repay and discharge in full the indebtedness of the Company owed to the sellers party to the IRS Acquisition Agreement, and (ii) to pay or reimburse permitted fees and expenses in connection with the Transactions and (iii) to provide additional working capital for the operations of the Company and its Subsidiaries.

ARTICLE III

OTHER PROVISIONS REGARDING THE NOTES, PAYMENTS, ETC.

3.1 Evidence of Debt.

(a) Each Investor shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Investor in respect of the Notes held by such Investor from time to time, including the amounts of principal and interest payable and paid to such Investor from time to time under this Agreement.

(b) The entries made in the accounts maintained pursuant to Section 3.1(a) shall, to the extent such entries are without manifest error and otherwise to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the Obligations of the Company therein recorded; provided, however, that the failure of any Investor to maintain such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Notes in accordance with the terms of this Agreement.

3.2 Recovery of Payments. The Company agrees that to the extent the Company makes a payment or payments to or for the account of any Investor, which payment or payments or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause (whether as a result of any demand, settlement, litigation or otherwise), then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

3.3 Pro Rata Treatment.

(a) All fundings in respect of the Notes shall be made by the Investors pro rata on the basis of their respective Commitments. All payments on account of principal of or interest on any Notes, fees or any other Obligations owing to or for the account of any one or more Investors shall be apportioned ratably among such Investors in proportion to the amounts of such principal, interest, fees or other Obligations owed to them respectively.

(b) If any Investor shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Notes or other Obligations hereunder resulting in such Investor’s receiving payment of a proportion of the aggregate amount of its Notes and accrued interest thereon or other such Obligations greater than its pro rata share thereof as provided herein, then the Investor receiving such greater proportion shall purchase (for cash at face value) participations in the Notes and such other Obligations of the other Investors, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Investors ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Notes and other amounts owing them, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by an Investor as consideration for the assignment of or sale of a participation in any of its Notes to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this Section 3.3(b) shall apply). The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Investor acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Investor were a direct creditor of the Company in the amount of such participation. If under any applicable bankruptcy, insolvency or similar law, any Investor receives a secured claim in lieu of a setoff to which this Section 3.3(b) applies, such Investor shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Investors entitled under this Section 3.3(b) to share in the benefits of any recovery on such secured claim.

ARTICLE IV

CONDITIONS OF BORROWING

4.1 Conditions of Initial Borrowing. The obligation of each Investor to purchase Notes based on its Commitment hereunder is subject to the satisfaction of the following conditions precedent:

(a) Each Investor shall have received the following, each dated as of the Closing Date (unless otherwise specified) and in such number of copies as the Investors shall have requested:

(i) a Note or Notes for each Investor, in each case duly completed in accordance with the provisions of Section 2.1 and executed and delivered by the Company;

(ii) the Guaranty, duly completed and executed and delivered by each Subsidiary (other than any Foreign Subsidiary);

(iii) the Security Agreement, duly completed and executed and delivered by the Company and each Subsidiary (other than any Foreign Subsidiary);

(iv) the Pledge Agreement, duly completed and executed and delivered by the Company, together with any certificates evidencing the Capital Stock being pledged thereunder as of the Closing Date and undated assignments separate from certificate for any such certificate, duly executed in blank;

(v) [Reserved];

(vi) Assignments and Grants of Security Interests for the federally registered Intellectual Property referred to in Annexes C, D and E of the Security Agreement, in substantially the form of Exhibits B and C (as applicable) to the Security Agreement, in each case duly completed and executed by each applicable Credit Party; and

(vii) The Collateral Assignments of Life Insurance Policies, duly executed and delivered by the Company and acknowledged by the relevant insurers with respect thereto;

(viii) The Warrants, duly executed and delivered by the Company in favor of CapitalSouth;

(ix) The Intercreditor Agreement, duly executed and delivered by the Senior Lender and the Company;

(x) [Reserved];

(xi) Evidence of the partial exercise of all warrants and options for the purchase of the Company’s Capital Stock in favor of Barron Partners, LP, resulting in an equity infusion of $1,000,000 in cash in the Company;

(xii) The issuance to the Investors of an aggregate of 195,000 shares of the Company’s common stock, pursuant to documentation in form and substance satisfactory to the Investors (consisting of a Registration Rights Agreement substantially in the form of Exhibit I hereto and an irrevocable instruction to the Company’s transfer agent regarding the issuance of the shares); and

(xiii) the favorable opinion of Foley & Lardner, counsel to the Company and its Subsidiaries, in form and substance reasonably satisfactory to the Investors.

(b) The Investors shall have received a certificate, signed by the president, the chief executive officer or the chief financial officer of the Company, dated the Closing Date and in form and substance reasonably satisfactory to the Investors, certifying that (i) all representations and warranties of the Credit Parties contained in this Agreement and the other Investment Documents are true and correct in all material respects as of the Closing Date, both immediately before and after giving effect to the consummation of the Transactions, the purchase and issuance of the Notes and the application of the proceeds thereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the Transactions, the purchase and issuance of the Notes and the application of the proceeds thereof, (iii) both immediately before and after giving effect to the consummation of the Transactions, the purchase and issuance of the Notes and the application of the proceeds thereof, no Material Adverse Effect has occurred since December 31, 2005 and there exists to the knowledge of the Company no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect, (iv) both immediately before and after giving effect to the consummation of the Transactions, the purchase and issuance of the Notes and the application of the proceeds thereof, each of the Credit Parties is solvent, and (v) all conditions to the purchase and issuance of the Notes hereunder set forth in this Section 4.1 have been satisfied or waived as required hereunder.

(c) The Investors shall have received a certificate of the secretary or an assistant secretary of each Credit Party executing any Investment Documents as of the Closing Date, dated the Closing Date and in form and substance reasonably satisfactory to the Investors, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, and (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party, authorizing the execution, delivery and performance of this Agreement and the other Investment Documents to which it is a party, and as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Agreement or any of such other Investment Documents, and attaching all such copies of the documents described above.

(d) The Investors shall have received (i) a certificate as of a recent date of the good standing of each Credit Party executing any Investment Documents as of the Closing Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction, and (ii) a certificate as of a recent date of the qualification of each Credit Party to conduct business as a foreign corporation in such jurisdictions as the Investors may have reasonably requested, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

(e) [Reserved]

(f) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement, the other Investment Documents and the other Transaction Documents and the consummation of the Transactions shall have been obtained, without the imposition of conditions that are not acceptable to the Investors, and all related filings, if any, shall have been made, and all such approvals, permits, consents and filings shall be in full force and effect and the Investors shall have received such copies thereof as they shall have reasonably requested; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, the Transactions, this Agreement, any of the other Investment Documents or any of the other Transaction Documents, that would reasonably be expected to have a Material Adverse Effect.

(g) [Reserved]

(h) After giving effect to the consummation of the purchase and issuance of Notes contemplated hereby, neither the Company nor any of its Subsidiaries shall be obligated in respect of any Funded Debt (including in respect of (A) any seller or other financing in connection with the IRS Acquisition and (B) the Senior Loans, the balance of which prior to Closing shall have been paid down to (and at Closing shall equal) $0.00);

(i) The Investors shall have received certified reports from an independent search service satisfactory to it listing any judgment or tax lien filing or Uniform Commercial Code financing statement that names the Company, or any of the Company’s Domestic Subsidiaries as debtor in any of the jurisdictions listed beneath its name on Annex B to the Security Agreement, as well as lien search results with respect to Foreign Subsidiaries in their jurisdiction of organization, and the results thereof shall be reasonably satisfactory to the Investors.

(j) Since December 31, 2005, both immediately before and after giving effect to the consummation of the Transactions, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that would reasonably be expected to have a Material Adverse Effect.

(k) The Company shall have paid (i) to the Investors, the fees required under Section 2.5 hereof and (ii) all other fees and reasonable expenses of the Investors required hereunder or under any other Investment Document to be paid on or prior to the Closing Date (including reasonable fees and expenses of counsel) in connection with this Agreement, the other Investment Documents and the Transactions.

(l) Investors shall have received copies of the financial statements referred to in Section 5.11(a), together with copies of unaudited monthly consolidated financial statements of the Company and its Subsidiaries through the last day of the month most recently ended prior to the Closing Date for which financial statements of the Company and its Subsidiaries are available.

(m) The Investors shall have received an executed Financial Condition Certificate, attaching a copy of the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the last day of the month most recently ended prior to the Closing Date for which financial statements of the Company and its Subsidiaries are available and for that portion of the current fiscal year then ended, showing adjustments on a Pro Forma Basis to give effect to the consummation of the purchase and issuance of the Notes, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other Transactions, all as if such events had occurred on such date (the “Pro Forma Balance Sheet”), which shall be in form and substance satisfactory to the Investors.

(n) [Reserved]

(o) The Investors shall have received evidence in form and substance satisfactory to them that all of the requirements of Section 6.6 and those provisions of the Security Agreement relating to the maintenance of insurance with respect to the Collateral have been satisfied, including receipt of certificates of insurance evidencing the insurance coverages described on Schedule 5.18 and all other or additional coverages required under the Security Agreement and naming the Collateral Agent as loss payee or additional insured, as its interests may appear.

(p) The Investors shall have received an Account Designation Letter, together with written instructions from an Authorized Officer of the Company, including wire transfer information, directing the payment of the proceeds of the Notes.

(q) [Reserved]

(r) [Reserved]

(s) The Investors shall have received properly completed SBA Form 652, SBA Form 480 and Part A of SBA Form 1031 from the Company.

(t) [Reserved]

ARTICLE V

REPRESENTATIONS AND WARRANTIES

I. To induce the Investors to enter into this Agreement and to purchase the Notes as contemplated hereby, the Company represents and warrants to the Investors as follows:

5.1 Corporate Organization and Power. Each Credit Party (i) is a corporation or a limited liability company duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be (which jurisdictions, as of the Closing Date, are set forth on Schedule 5.1), (ii) has the full corporate or limited liability company power and authority to execute, deliver and perform the Investment Documents to which it is or will be a party, to own and hold its property and to engage in its business as presently conducted, and (iii) is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in each jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.2 Authorization; Enforceability. Each Credit Party has taken, or on the Closing Date will have taken, all necessary corporate or limited liability action, as applicable, to execute, deliver and perform each of the Investment Documents to which it is or will be a party, and has, or on the Closing Date (or any later date of execution and delivery) will have, validly executed and delivered each of the Investment Documents to which it is or will be a party. This Agreement constitutes, and each of the other Investment Documents upon execution and delivery will constitute, the legal, valid and binding obligation of each Credit Party that is a party hereto or thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law).

5.3 No Violation. The execution, delivery and performance by each Credit Party of each of the Investment Documents to which it is or will be a party, and compliance by it with the terms hereof and thereof, do not and will not (i) violate any provision of its articles or certificate of incorporation or formation, its bylaws or operating agreement, or other applicable formation or organizational documents, (ii) contravene any other Requirement of Law applicable to it, (iii) conflict with, result in a breach of or constitute (with notice, lapse of time or both) a default under any indenture, mortgage, lease, agreement, contract or other instrument to which it is a party, by which it or any of its properties is bound or to which it is subject, or (iv) except for the Liens granted in favor of the Investors pursuant to the Security Documents, result in or require the creation or imposition of any Lien upon any of its properties, revenues or assets; except, in the case of clauses (ii) and (iii) above, where such violations, conflicts, breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.4 Governmental and Third-Party Authorization; Permits. No consent, approval, authorization or other action by, notice to, or registration or filing with, any Governmental

Authority or other Person is or will be required as a condition to or otherwise in connection with the due execution, delivery and performance by each Credit Party of this Agreement or any of the other Investment Documents to which it is or will be a party or the legality, validity or enforceability hereof or thereof, other than (i) filings of Uniform Commercial Code financing statements and other instruments and actions necessary to perfect the Liens created by the Security Documents, (ii) consents, authorizations and filings that have been (or on or prior to the Closing Date will have been) made or obtained and that are (or on the Closing Date will be) in full force and effect, which consents, authorizations and filings are listed on Schedule 5.4, and (iii) consents and filings the failure to obtain or make which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each Credit Party has, and is in good standing with respect to, all governmental approvals, licenses, permits and authorizations necessary to conduct its business as presently conducted and to own or lease and operate its properties, except for those the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.5 Litigation. There are no actions, investigations, suits or proceedings pending or, to the knowledge of the Company, threatened, at law, in equity or in arbitration, before any court, other Governmental Authority, arbitrator or other Person, (i) against or affecting any of the Credit Parties or any of their respective properties that, if adversely determined, would reasonably be expected to have a Material Adverse Effect, or (ii) with respect to this Agreement, any of the other Investment Documents, any of the other Transaction Documents or any of the transactions contemplated hereby or thereby.

5.6 Taxes. Each Credit Party has timely filed all federal, state, local and foreign tax returns and reports required to be filed by it and has paid, prior to the date on which penalties would attach thereto or a Lien would attach to any of the properties of a Credit Party if unpaid, all taxes, assessments, fees and other charges levied upon it or upon its properties that are shown thereon as due and payable, other than those that are not yet delinquent or that are being contested in good faith and by proper proceedings and for which adequate reserves have been established in accordance with GAAP. Such returns accurately reflect in all material respects all liability for taxes of the Credit Parties for the periods covered thereby. As of the Closing Date, there is no ongoing audit or examination or, to the knowledge of the Company, other investigation by any Governmental Authority of the tax liability of any of the Credit Parties, and there is no material unresolved claim by any Governmental Authority concerning the tax liability of any Credit Party for any period for which tax returns have been or were required to have been filed, other than unsecured claims for which adequate reserves have been established in accordance with GAAP. As of the Closing Date, no Credit Party has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any taxes.

5.7 Subsidiaries; Capital Stock. Schedule 5.7 sets forth a list, as of the Closing Date, of all of the Subsidiaries of the Company and (i) as to each such Subsidiary, the percentage ownership of the Company in each class of such Subsidiary’s Capital Stock and each direct owner thereof, and (ii) as to each Credit Party (including the Company), the number of shares of each class of Capital Stock outstanding, and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and similar rights. All outstanding shares of Capital Stock of the Company and each of its Subsidiaries are duly and validly issued, fully paid and nonassessable. Except for the shares of Capital Stock and the other equity arrangements expressly indicated on Schedule 5.7, as of the Closing Date there are no shares of Capital Stock, warrants, rights, options or other equity securities, or other Capital Stock of any Credit Party outstanding or reserved for any purpose.

5.8 Full Disclosure. To the Company’s knowledge, the representations and warranties contained herein, in any other Investment Document and in any certificate delivered to the Investors pursuant hereto or thereto are or will be true and accurate in all material respects on the date as of which such information is dated or certified and not made incomplete by omitting to state a material fact necessary to make the statements contained herein and therein, in light of the circumstances under which such information was provided, not misleading. As of the Closing Date, there is no fact known to any Credit Party that has, or would reasonably be expected to have, a Material Adverse Effect, which fact has not been set forth herein, in the financial statements of the Company and its Subsidiaries furnished to the Investors, or in any certificate furnished by the Company to the Investors pursuant hereto.

5.9 Margin Regulations. No Credit Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. No proceeds of the Notes will be used, directly or indirectly, to purchase or carry any Margin Stock, to extend credit for such purpose or for any other purpose, in each case that would violate or be inconsistent with Regulations T, U or X or any provision of the Exchange Act.

5.10 No Material Adverse Effect. There has been no Material Adverse Effect since December 31, 2005, and there exists no event, condition or state of facts that would reasonably be expected to result in a Material Adverse Effect.

5.11 Financial Matters.

(a) The Company has heretofore furnished to the Investors copies of (i) the audited consolidated balance sheets of the Company and its Subsidiaries as of December 31, 2005, 2004 and 2003, in each case with the related statements of income, cash flows and stockholders’ equity for the fiscal years then ended, together with the opinion of Hacker, Johnson & Smith, P.A., certified public accountants, thereon, and (ii) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2006, and the related statements of income, cash flows and stockholders’ equity for the six-month period then ended. Such financial statements have been prepared in accordance with GAAP (subject, with respect to the unaudited financial statements, to the absence of notes required by GAAP and to normal year-end adjustments) and present fairly in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis as of the respective dates thereof and the results of operations of the Company and its Subsidiaries on a consolidated basis for the respective periods then ended. Except as fully reflected in the most recent financial statements referred to above and the notes thereto, there are no material liabilities or obligations with respect to the Company and its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that are required in accordance with GAAP to be reflected in such financial statements and that are not so reflected.

(b) The Pro Forma Balance Sheet reflects adjustments made on a Pro Forma Basis to give effect to the consummation of the purchase and issuance of the Notes under this Agreement, the payment of transaction fees and expenses related to the foregoing and the consummation of the other Transactions, all as if such events had occurred on the date as of which the Pro Forma Balance Sheet is prepared. The Pro Forma Balance Sheet has been prepared in accordance with the requirements of Regulation S-X under the Exchange Act and, based on stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries on an unaudited Pro Forma Basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

(c) After giving effect to the consummation of the Transactions, each Credit Party (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

5.12 Ownership of Properties. Each Credit Party (i) has good and marketable title to all real property owned by it, (ii) holds interests as lessee under valid leases in full force and effect with respect to all material leased real and personal property used in connection with its business, and (iii) has good title to all of its other material properties and assets reflected in the most recent financial statements referred to in Section 5.11(a) (except as sold or otherwise disposed of since the date thereof in the ordinary course of business), in each case free and clear of all Liens other than Permitted Liens. Schedule 5.12(a) lists, as of the Closing Date and after giving effect to the Transactions, all Realty of the Credit Parties, indicating in each case the identity of the owner, the address of the property, the nature of use of the premises, and whether such interest is a leasehold or fee ownership interest.

5.13 ERISA.

(a) Each Credit Party and its ERISA Affiliates is in compliance with the applicable provisions of ERISA, and each Plan is and has been administered in compliance with all applicable Requirements of Law, including, without limitation, the applicable provisions of ERISA and the Code, in each case except where the failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No ERISA Event (i) has occurred within the five-year period prior to the Closing Date, (ii) has occurred and is continuing, or (iii) to the knowledge of the Company, is reasonably expected to occur with respect to any Plan. No Plan has any Unfunded Pension Liability as of the most recent annual valuation date applicable thereto, and no Credit Party or any of its ERISA Affiliates has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

(b) No Credit Party or any of its ERISA Affiliates has any outstanding liability on account of a complete or partial withdrawal from any Multiemployer Plan, and no Credit Party or any of its ERISA Affiliates would become subject to any liability under ERISA if any such Credit Party or ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the most recent valuation date. No Multiemployer Plan is in “reorganization” or is “insolvent” within the meaning of such terms under ERISA.

5.14 Environmental Matters. Except as set forth on Schedule 5.14 and except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) No Hazardous Substances are or have been generated, used, located, released, treated, transported, disposed of or stored, currently or in the past, (i) by any Credit Party or (ii) to the knowledge of the Company, by any other Person (including any predecessor in interest) or otherwise, in either case in, on, about or to or from any portion of any real property, leased, owned or operated by any Credit Party, except in compliance with all applicable Environmental Laws; no portion of any such real property or, to the knowledge of the Company, any other real property at any time leased, owned or operated by any Credit Party is contaminated by any Hazardous Substance; and no portion of any real property leased, owned or operated by any Credit Party is presently or, to the knowledge of the Company, has ever been, the subject of an environmental audit, assessment or remedial action.

(b) No portion of any real property leased, owned or operated by any Credit Party has been used by any Credit Party or, to the knowledge of the Company, by any other Person, as or for a mine, landfill, dump or other disposal facility, gasoline service station or bulk petroleum products storage facility; and no portion of such real property or any other real property currently or at any time in the past leased, owned or operated by any Credit Party has, pursuant to any Environmental Law, been placed on the “National Priorities List” or “CERCLIS List” (or any similar federal, state or local list) of sites subject to possible environmental problems.

(c) All activities and operations of the Credit Parties are in compliance with the requirements of all applicable Environmental Laws; each Credit Party has obtained all licenses and permits under Environmental Laws necessary to its respective operations, all such licenses and permits are being maintained in good standing, and each Credit Party is in compliance with all terms and conditions of such licenses and permits; and no Credit Party is involved in any suit, action or proceeding, or has received any notice, complaint or other request for information from any Governmental Authority or other Person, with respect to any actual or alleged Environmental Claims, and to the knowledge of the Company, there are no threatened Environmental Claims, nor any basis therefor.

5.15 Compliance with Laws. Each Credit Party has timely filed all material reports, documents and other materials required to be filed by it under all applicable Requirements of Law with any Governmental Authority, has retained all material records and documents required to be retained by it under all applicable Requirements of Law, and is otherwise in compliance with all applicable Requirements of Law in respect of the conduct of its business and the ownership and operation of its properties, except in each case to the extent that the failure to comply therewith, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.16 Intellectual Property. Each Credit Party owns, or has the legal right to use, all Intellectual Property necessary for it to conduct its business as currently conducted. Schedule 5.16 lists, as of the Closing Date and after giving effect to the Transactions, all registered Intellectual Property owned by any Credit Party; provided, however, that, except as provided otherwise in this Section 5.16, such listing shall not be required for any Internet web site or domain name until such time as a Credit Party’s interest in such Internet web site or domain name generates $180,000 or more in revenue for the Credit Parties on a consolidated basis during the twelve calendar months immediately prior to such determination; and provided further, that notwithstanding the preceding clause, such listing shall be required for all Internet web sites and domain names acquired by any Credit Party in connection with the IRS Acquisition. No claim has been asserted or is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and to the knowledge of the Company, the use of such Intellectual Property by any Credit Party does not infringe on the known rights of any Person, except for such claims and infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

5.17 Regulated Industries. No Credit Party is (i) an “investment company,” a company “controlled” by an “investment company,” or an “investment advisor,” within the meaning of the Investment Company Act of 1940, as amended, or (ii) a “holding company,” a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.18 Insurance. Schedule 5.18 sets forth, as of the Closing Date and after giving effect to the Transactions, an accurate and complete list and a brief description (including the insurer, policy number, type of insurance, coverage limits, deductibles, expiration dates and any special cancellation conditions) of all policies of property and casualty, liability (including, but not limited to, product liability), business interruption, workers’ compensation, and other forms of insurance owned or held by the Credit Parties or pursuant to which any of their respective assets are insured. The assets, properties and business of the Credit Parties are insured against such hazards and liabilities, under such coverages and in such amounts, as are customarily maintained by prudent companies similarly situated and under policies issued by insurers of recognized responsibility.

5.19 Material Contracts. Schedule 5.19 lists, as of the Closing Date and after giving effect to the Transactions, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act) to which any Credit Party is a party, by which any Credit Party or its properties is bound or to which any Credit Party is subject (collectively, “Material Contracts”), and also indicates the parties thereto. As of the Closing Date and after giving effect to the Transactions, (i) each Material Contract is in full force and effect and is enforceable by each Credit Party that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, and (ii) no Credit Party or, to the knowledge of the Company, any other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

5.20 Deposit Accounts. Schedule 5.20 lists, as of the Closing Date and after giving effect to the Transactions, all deposit accounts maintained by any Credit Party at any bank or other financial institution located in the United States, and lists in each case the name in which the account is held, the name of the depository institution, the type of account and the account number.

5.21 Security Documents. The provisions of each of the Security Documents (whether executed and delivered prior to or on the Closing Date or thereafter) are and will be effective to create in favor of the Investors, a valid and enforceable security interest in and Lien upon all right, title and interest of each Credit Party that is a party thereto in and to the Collateral purported to be pledged by it thereunder and described therein, and upon (i) the funding of the Notes hereunder, (ii) the filing of appropriately completed Uniform Commercial Code financing statements and continuations thereof in the jurisdictions specified therein, (iii) the filing of appropriately completed short-form assignments in the U.S. Patent and Trademark Office and the U.S. Copyright Office, as applicable, and (iv) the possession by the Collateral Agent of any certificates evidencing the securities pledged thereby, duly endorsed or accompanied by duly executed stock powers, such security interest and Lien shall constitute a fully perfected and first priority security interest (subject only to the Liens of the Senior Lender securing the Senior Loans, except for Collateral acquired by the Company pursuant to the IRS Acquisition Agreement, as to which Collateral such Senior Lender shall have a junior, subordinate Lien) in and Lien upon such right, title and interest of the applicable Credit Party in and to such Collateral, to the extent that such security interest and Lien can be perfected by such filings, actions and possession, subject only to Permitted Liens.

5.22 Labor Relations. No Credit Party is engaged in any unfair labor practice within the meaning of the National Labor Relations Act of 1947, as amended. As of the Closing Date, there is (i) no unfair labor practice complaint before the National Labor Relations Board, or grievance or arbitration proceeding arising out of or under any collective bargaining agreement, pending or, to the knowledge of the Company, threatened, against any Credit Party, (ii) no strike, lock-out, slowdown, stoppage, walkout or other labor dispute pending or, to the knowledge of the Company, threatened, against any Credit Party, and (iii) to the knowledge of the Company, no petition for certification or union election or union organizing activities taking place with respect to any Credit Party. As of the Closing Date, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Credit Parties.

5.23 Certain Documents. The Company has heretofore furnished to the Investors a true and complete copy of the IRS Acquisition Agreement, together with all schedules and exhibits referred to therein or delivered pursuant thereto and all amendments, modifications and waivers relating thereto. As of the Closing Date and immediately prior to giving effect to the consummation of the Transactions, (i) the IRS Acquisition Agreement has not been amended, modified or supplemented, in any material respect other than as approved by the Investors, and such agreement is in full force and effect and no Credit Party (nor, to the knowledge of the Company, any other party thereto) is in default thereunder or in breach thereof, and (ii) the transactions contemplated thereby have been consummated in accordance with the terms of such agreement and all Requirements of Law.

5.24 No Burdensome Restrictions. No Credit Party is a party to any written agreement or instrument or subject to any other obligations or any charter or corporate restriction or any provision of any applicable Requirement of Law that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.25 OFAC; Anti-Terrorism Laws.

(a) No Credit Party or any Affiliate of any Credit Party (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any of the Notes issued hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(b) Neither the purchase and issuance of the Notes hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. The Credit Parties are in compliance in all material respects with the PATRIOT Act.

5.26 SBA Matters. The Company acknowledges that certain of the Investors are Small Business Investment Companies (as defined in the SBIA), subject to the rules and regulations contained in and promulgated under the SBIA. The Company, together with its “affiliates” (for purposes of this paragraph only, as that term is defined in Title 13, Code of Federal Regulations, §121.401), is a Small Business Concern (as defined in the SBIA). Neither the Company nor any Subsidiary presently engages in, and shall not hereafter engage in, any activities for which a Small Business Concern is prohibited from engaging in under the SBIA, nor shall the Company or any Subsidiary use directly or indirectly the proceeds of the Notes for any purpose for which a Small Business Investment Company is prohibited from providing funds by the SBIA. The representations made by the Company in the SBA forms delivered at Closing pursuant to Article IV shall be deemed to be representations made by the Borrower under this Section 5.26.

5.27 Securities Law Compliance. The Company is subject to the reporting requirements of the Exchange Act. The Company’s common stock is eligible for quotation on the OTC Bulletin Board administered by the National Association of Securities Dealers, Inc., and the Company has not received any notice regarding, nor to its knowledge is there any threat of, the termination or discontinuance of the eligibility of the common stock for such quotation. The Company has properly filed with the SEC all reports, proxy statements, forms and other documents required to be filed with the SEC under the Securities Act and the Exchange Act since becoming subject to such Acts (the “SEC Filings”). As of their respective dates, (i) the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filings, and (ii) none of the SEC Filings contained at the time of its filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

II. The Investors hereby represent and warrant to the Company as follows:

(a) The Investors are acquiring the Notes, the Warrants (including the capital stock into which the warrants may be converted) and the common stock of the Company contemplated by Section 4.1(a)(xii) (collectively, the “Securities”) for their own account, for investment and not with a view to or in connection with any distribution or resale thereof. The Investors do not have any contract, understanding, agreement or arrangement with any person to sell or transfer any of the Securities.

(b) The Investors (a) are knowledgeable with respect to the financial, tax and business aspects of ownership of the Securities and of the business of the Company and (b) can bear the economic risk of an investment in the Notes including the complete loss thereof. By virtue of their own knowledge and experience in financial and business matters, the Investors are capable of evaluating the merits and risks of making this investment. The Investors are “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) The Investors acknowledge that they are relying on their own investigation and analysis in entering into this Agreement and the Investment Documents. The Investors are informed and sophisticated participants in the transactions contemplated hereby and have undertakes such investigations, and have been provided with and have evaluated such documents and information, as they have deemed necessary in connection with the execution, delivery and performance of this Agreement and the Investment Documents.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Company covenants and agrees that, until the payment in full in cash of all principal and interest with respect to the Notes, together with all fees, expenses and other amounts then due and owing hereunder:

6.1 Financial Statements. The Company will deliver to each Investor:

(a) As soon as available and in any event within 30 days after the end of each fiscal month, beginning with the first month for which such financial statements were not delivered as of the Closing Date, unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal month and unaudited consolidated statements of income, cash flows and stockholders’ equity for the Company and its Subsidiaries for the fiscal month then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding month or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such month;

(b) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year, beginning with the first fiscal quarter for which such financial statements were not delivered as of the Closing Date, unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and unaudited consolidated and consolidating statements of income, cash flows and stockholders’ equity for the Company and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, in each case setting forth comparative consolidated figures as of the end of and for the corresponding period in the preceding fiscal year together with comparative budgeted figures for the fiscal period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to the absence of notes required by GAAP and subject to normal year-end adjustments) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such quarter;

(c) As soon as available and in any event within 90 days after the end of each fiscal year, beginning with fiscal year 2006, an audited consolidated and unaudited consolidating balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of income, cash flows and stockholders’ equity for the Company and its Subsidiaries for the fiscal year then ended, including the notes thereto, in each case setting forth comparative consolidated figures as of the end of and for the preceding fiscal year together with comparative budgeted figures for the fiscal year then ended, all in reasonable detail and (with respect to the audited statements) certified by the independent certified public accounting firm regularly retained by the Company or another independent certified public accounting firm of recognized national standing reasonably acceptable to the Required Investors, together with (y) a report thereon by such accountants that is not qualified as to going concern or scope of audit and to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operations of the Company and its Subsidiaries as of the dates and for the periods indicated in accordance with GAAP applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial condition or results of operations of any change in the application of accounting principles and practices during such year, and (z) a letter from such accountants to the effect that, based on and in connection with their examination of the financial statements of the Company and its Subsidiaries, they obtained no knowledge of the occurrence or existence of any Default or Event of Default relating to accounting or financial reporting matters (which certificate may be limited to the extent required by accounting rules or guidelines), or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their audit; and

(d) Concurrently with each delivery of the financial statements described in Sections 6.1(b) and 6.1(c), the Management’s Discussion and Analysis for the Company as filed in connection with the Company’s Form 10-K or Form 10-Q with the SEC for the applicable period.

6.2 Other Business and Financial Information. The Company will deliver to each Investor:

(a) Concurrently with each delivery of the financial statements described in Sections 6.1(b) (including with respect to financial statements as of the end of and for the fourth fiscal quarter of each fiscal year) and 6.1(c), a Compliance Certificate with respect to the period covered by the financial statements being delivered thereunder, executed by a Financial Officer of the Company, together with a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in Article VII as of the last day of the period covered by such financial statements;

(b) As soon as available and in any event 15 days prior to the commencement of each fiscal year, beginning with the 2007 fiscal year, a consolidated operating budget for the Company and its Subsidiaries for such fiscal year (prepared on a quarterly basis), consisting of a consolidated balance sheet and consolidated statements of income and cash flows, together with a certificate of a Financial Officer of the Company to the effect that such budget has been prepared in good faith and is a reasonable estimate of the financial position and results of operations of the Company and its Subsidiaries for the period covered thereby; and as soon as available from time to time thereafter, any modifications or revisions to or restatements of such budget;

(c) Promptly upon receipt thereof, copies of any “management letter” submitted to any Credit Party by its certified public accountants in connection with each annual, interim or special audit, and promptly upon completion thereof, any response reports from such Credit Party in respect thereof;

(d) Promptly upon the sending, filing or receipt thereof, copies of (i) all financial statements, reports, notices and proxy statements that any Credit Party shall send or make available generally to its shareholders, (ii) all regular, periodic and special reports, registration statements and prospectuses (other than on Form S-8) or amendments or supplements thereto that any Credit Party shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any national securities exchange, and (iii) all press releases and other statements made available generally by any Credit Party to the public concerning material developments in the business of the Credit Parties;

(e) Promptly upon (and in any event within five Business Days after) any Responsible Officer of any Credit Party obtaining knowledge thereof, written notice of any of the following:

(i) the occurrence of any Default or Event of Default, together with a written statement of a Responsible Officer of the Company specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company has taken and proposes to take with respect thereto;

(ii) the institution or threatened institution of any action, suit, investigation or proceeding against or affecting any Credit Party, including any such investigation or proceeding by any Governmental Authority (other than routine periodic inquiries, investigations or reviews), that, if adversely determined, would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and any material development in any litigation or other proceeding previously reported pursuant to Section 5.5 or this Section 6.2(e)(ii);

(iii) the receipt by any Credit Party from any Governmental Authority of (A) any notice asserting any failure by any Credit Party to be in compliance with applicable Requirements of Law or that threatens the taking of any action against any Credit Party or sets forth circumstances that, if taken or adversely determined, would reasonably be expected to have a Material Adverse Effect, or (B) any notice of any actual or threatened suspension, limitation or revocation of, failure to renew, or imposition of any restraining order, escrow or impoundment of funds in connection with, any license, permit, accreditation or authorization of any Credit Party, where such action would reasonably be expected to have a Material Adverse Effect;

(iv) the occurrence of any ERISA Event, together with (x) a written statement of a Responsible Officer of the Company specifying the details of such ERISA Event and the action that the applicable Credit Party has taken and proposes to take with respect thereto, (y) a copy of any notice with respect to such ERISA Event that may be required to be filed with the PBGC and (z) a copy of any notice delivered by the PBGC to any Credit Party or an ERISA Affiliate with respect to such ERISA Event;

(v) the occurrence of any material default under, or any proposed or threatened termination or cancellation of, any Material Contract or other material contract or agreement to which any Credit Party is a party, the default under or termination or cancellation of which would reasonably be expected to have a Material Adverse Effect;

(vi) the occurrence of any of the following: (x) the assertion of any Environmental Claim against or affecting any Credit Party or any real property leased, operated or owned by any Credit Party, or any Credit Party’s discovery of a basis for any such Environmental Claim; (y) the receipt by any Credit Party of notice of any alleged violation of or noncompliance with any Environmental Laws or release of any Hazardous Substance; or (z) the taking of any investigation, remediation or other responsive action by any Credit Party or any other Person in response to the actual or alleged violation of any Environmental Law by any Credit Party or generation, storage, transport, release, disposal or discharge of any Hazardous Substances on, to, upon or from any real property leased, operated or owned by any Credit Party; but in each case under clauses (x), (y) and (z) above, only to the extent the same would reasonably be expected to have a Material Adverse Effect; and

(vii) any other matter or event that has, or would reasonably be expected to have, a Material Adverse Effect, together with a written statement of a Responsible Officer of the Company setting forth the nature and period of existence thereof and the action that the affected Credit Parties have taken and propose to take with respect thereto; and

(f) As promptly as reasonably possible, such other information about the business, condition (financial or otherwise), operations or properties of any Credit Party as any Investor may from time to time reasonably request.

6.3 Existence; Franchises; Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, (i) maintain and preserve in full force and effect its legal existence, except as expressly permitted otherwise by Section 8.1, (ii) obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (iii) keep all material properties in good working order and condition (normal wear and tear and damage by casualty excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced or, in the good faith judgment of the Company, are no longer useful or desirable in the conduct of the business of the Credit Parties.

6.4 Compliance with Laws. The Company will, and will cause each of its Subsidiaries to, comply in all respects with all Requirements of Law applicable in respect of the conduct of its business and the ownership and operation of its properties, except to the extent the failure so to comply would not reasonably be expected to have a Material Adverse Effect.

6.5 Payment of Obligations. The Company will, and will cause each of its Subsidiaries to, (i) pay, discharge or otherwise satisfy at or before maturity all liabilities and obligations as and when due (subject to any applicable subordination, grace and notice provisions), except to the extent failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, would become a Lien (other than a Permitted Lien) upon any of the properties of any Credit Party; provided, however, that no Credit Party shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings and as to which such Credit Party is maintaining adequate reserves with respect thereto in accordance with GAAP.

6.6 Insurance. The Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance with respect to its assets, properties and business, against such hazards and liabilities, of such types and in such amounts, as is customarily maintained by companies in the same or similar businesses similarly situated, and maintain such other or additional insurance on such terms and subject to such conditions as may be required under the Security Agreement or any other Security Document.

6.7 Maintenance of Books and Records; Inspection. The Company will, and will cause each of its Subsidiaries to, (i) maintain adequate books, accounts and records, in which full, true and correct entries shall be made of all financial transactions in relation to its business and properties, and prepare all financial statements required under this Agreement, in each case in accordance with GAAP and in compliance with the requirements of any Governmental

Authority having jurisdiction over it, and (ii) permit employees or agents of any Investor to visit and inspect its properties and examine or audit its books, records, working papers and accounts and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Company, the independent public accountants of the Company and its Subsidiaries (and by this provision the Company authorizes such accountants to discuss the finances and affairs of the Company and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested.

6.8 Creation or Acquisition of Subsidiaries. The Company may from time to time create or acquire new Wholly Owned Subsidiaries in connection with Permitted Acquisitions or otherwise, and the Wholly Owned Subsidiaries of the Company may create or acquire new Wholly Owned Subsidiaries, provided that:

(a) Concurrently with (and in any event within 10 Business Days after) the creation or direct or indirect acquisition by the Company thereof, each such new Subsidiary will execute and deliver to the Investors (i) a joinder to the Guaranty, pursuant to which such new Subsidiary shall become a guarantor thereunder and shall guarantee the payment in full of the Obligations of the Company under this Agreement and the other Investment Documents, (ii) a joinder to the Security Agreement, pursuant to which such new Subsidiary shall become a party thereto and shall grant to the Collateral Agent a Lien upon and security interest in its accounts receivable, inventory, equipment, general intangibles and other personal property as Collateral for its obligations under the Guaranty, subject only to Permitted Liens, and (iii) unless the Required Investors agree otherwise in writing, a mortgage with respect to any owned or leased interests of such new Subsidiary in real property;

(b) Concurrently with (and in any event within 10 Business Days after) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by the Company, the Company will execute and deliver to the Collateral Agent an amendment or supplement to the Pledge Agreement pursuant to which a Lien on the Capital Stock of such new Subsidiary owned by the Company shall be granted to the Investors, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (unless such Capital Stock is being pledged to the Senior Lender, as contemplated by the Intercreditor Agreement); and concurrently with (and in any event within ten Business Days after) the creation or acquisition of any new Subsidiary all or a portion of the Capital Stock of which is directly owned by another Subsidiary, the parent Subsidiary will execute and deliver to the Collateral Agent an appropriate joinder, amendment or supplement to the Pledge Agreement, pursuant to which a Lien on the Capital Stock of such new Subsidiary owned by such parent Subsidiary shall be granted to the Investors, together with the certificates evidencing such Capital Stock and undated stock powers duly executed in blank (unless such Capital Stock is being pledged to the Senior Lender, as contemplated by the Intercreditor Agreement);

(c) Concurrently with (and in any event within 10 Business Days after) the creation or acquisition of any new Subsidiary, the Company will deliver to the Investors:

(i) a written legal opinion of counsel to such Subsidiary addressed to the Investors, in form and substance reasonably satisfactory to the Required Investors and their counsel, which shall cover such matters relating to such Subsidiary and the creation or acquisition thereof incident to the transactions contemplated by this Agreement and this Section 6.8 and the other Investment Documents as set forth in the legal opinion of counsel delivered to the Investors on the Closing Date;

(ii) (A) a copy of the certificate of incorporation (or other charter documents) of such Subsidiary, certified as of a date that is acceptable to the Required Investors by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary, (B) a copy of the bylaws or similar organizational document of such Subsidiary, certified on behalf of such Subsidiary as of a date that is acceptable to the Required Investors by the corporate secretary or assistant secretary of such Subsidiary, (C) an original certificate of good standing for such Subsidiary issued by the applicable Governmental Authority of the jurisdiction of incorporation or organization of such Subsidiary and (D) copies of the resolutions of the board of directors and, if required, stockholders or other equity owners of such Subsidiary authorizing the execution, delivery and performance of the agreements, documents and instruments executed pursuant to Sections 6.8(a) and 6.8(b), certified on behalf of such Subsidiary by an Authorized Officer of such Subsidiary, all in form and substance reasonably satisfactory to the Required Investors;

(iii) a report of Uniform Commercial Code financing statement, tax and judgment lien searches performed against such Subsidiary in each jurisdiction in which such Subsidiary is incorporated or organized, has a place of business or maintains any assets, which report shall show no Liens on its assets (other than Permitted Liens);

(iv) a certificate of the secretary or an assistant secretary of such Subsidiary as to the incumbency and signature of the officers executing agreements, documents and instruments executed pursuant to Sections 6.8(a) and 6.8(b);

(v) a certificate as to the solvency of such Subsidiary, addressed to the Investors, dated as of the date of creation or acquisition of such Subsidiary and in form and substance reasonably satisfactory to the Required Investors;

(vi) evidence satisfactory to the Required Investors that no Default or Event of Default shall exist immediately before or after the creation or acquisition of such Subsidiary or be caused thereby; and

(vii) a certificate executed by an Authorized Officer of each of the Company and such Subsidiary, which shall constitute a representation and warranty by the Company and such Subsidiary as of the date of the creation or acquisition of such Subsidiary that all conditions contained in this Agreement to such creation or acquisition have been satisfied, in form and substance reasonably satisfactory to the Required Investors; and

(d) As promptly as reasonably possible, the Company and its Subsidiaries will deliver any such other documents, certificates and opinions, in form and substance reasonably satisfactory to the Required Investors, as the Required Investors may reasonably request in connection therewith and will take such other action as the Required Investors may reasonably request to create in favor of the Collateral Agent, for the benefit of the Investors, a perfected security interest in the Collateral being pledged pursuant to the documents described above;

provided that, with respect to any Foreign Subsidiary, (i) the Capital Stock of such Foreign Subsidiary will not be required to be pledged to the extent (but only to the extent) that (y) such Foreign Subsidiary is a Subsidiary of a Foreign Subsidiary or (z) such pledge exceeds 65% of the voting Capital Stock of such Foreign Subsidiary, unless and to the extent that the pledge of greater than 65% of the voting Capital Stock of such Foreign Subsidiary would not cause any materially adverse tax consequences to the Company, and (ii) such Foreign Subsidiary will not be required to become a Subsidiary Guarantor if doing so would cause any materially adverse tax consequences to the Company.

Notwithstanding any provision in this section to the contrary, it is acknowledged that the Investors will have a second-priority Lien on after-acquired assets, junior to the Lien of the Senior Lender.

6.9 Additional Security. Subject to the terms of the Intercreditor Agreement, the Company will, and will cause each of its Subsidiaries to, grant to the Collateral Agent, for the benefit of the Investors, from time to time security interests, mortgages and other Liens in and upon such of its assets and properties as are not covered by the Security Documents executed and delivered on the Closing Date or pursuant to Section 6.8 (including, without limitation and within ten (10) Business Days after any acquisition of any fee or leasehold interest in any real property by any Credit Party other than a Foreign Subsidiary, a mortgage with respect thereto, unless the Required Investors agree otherwise in writing), and as may be reasonably requested from time to time by the Required Investors, but subject to the proviso at the end of Section 6.8. Such security interests, mortgages and Liens shall be granted pursuant to documentation in form and substance reasonably satisfactory to the Required Investors and shall constitute valid and perfected security interests and Liens, subject to no Liens other than Permitted Liens. Without limitation of the foregoing, in connection with the grant of any mortgage to secure the Obligations, the Company will, and will cause each applicable Subsidiary to, at the Company’s expense, prepare, obtain and deliver to the Investors any environmental assessments, appraisals, surveys, title insurance and other matters or documents as the Required Investors may reasonably request or as may be required under applicable banking laws and regulations. Notwithstanding any provision in this section to the contrary, it is acknowledged that the Investors will have a second-priority Lien on after-acquired assets, junior to the Lien of the Senior Lender.

6.10 Environmental Laws. The Company will, and will cause each of its Subsidiaries to, (i) comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, and (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions, required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings or to the extent the failure to conduct or complete any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

6.11 Board Observation Rights.

(a) The board of directors of the Company shall hold general meetings (which may be held by conference call) at least quarterly (with the first meeting being held not later than September 30, 2006) for the purpose of discussing the business and operations of the Company, and its Subsidiaries. So long as CapitalSouth or Harbert hold Notes hereunder, each such party shall designate (with written notice to the Company) a Person as such party’s representative to observe the board’s proceedings as contemplated by this section (each representative holding such rights under this Section 6.11, an “Observation Party”). The Company shall notify the Investors and each Observation Party of the date and time for each general or special meeting of its board of directors (or any committee thereof) or of the adoption of any resolutions by written consent (describing in reasonable detail the nature and substance of such action) at the time notice is provided to the outside directors of the Company or any Subsidiary, as applicable, and concurrently deliver to the Observation Parties any materials delivered to directors of the Company or such Subsidiary, including a draft of any resolutions proposed to be adopted by written consent. Each Observation Party shall be free during the period prior to the meeting to contact the directors of the Company or such Subsidiary and discuss the pending actions to be taken.

(b) Each Observation Party shall be entitled to select a representative to attend and participate (but not vote) in all meetings of the board of directors, managers or other governing body (including any committee thereof) of each of the Company and each Subsidiary (subject to being excused from time to time as may be necessary to preserve the attorney-client privilege), including telephonic meetings, and such representative shall be entitled to reimbursement for reasonable out-of-pocket expenses incurred in connection with such attendance and participation. The representative designated by an Observation Party shall be entitled to receive all written materials and other information given to the participants in such meetings.

(c) Any assignment of Notes will include the right to appoint an Observation Party hereunder, provided that notwithstanding any assignment of Notes by either of CapitalSouth or Harbert, it is understood that no more than two Observation Parties will have rights hereunder at any time.

6.12 OFAC, PATRIOT Act Compliance. The Company will, and will cause each of its Subsidiaries to, (i) refrain from doing business in a Sanctioned Country or with a Sanctioned Person in violation of the economic sanctions of the United States administered by OFAC, and (ii) provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Investor in order to assist such Investor in maintaining compliance with the PATRIOT Act.

6.13 Registration Rights Agreement. The Company will comply in all respects with its obligations under the Registration Rights Agreement.

6.14 Further Assurances. The Company will, and will cause each of its Subsidiaries to, make, execute, endorse, acknowledge and deliver any amendments, modifications or supplements hereto and restatements hereof and any other agreements, instruments or documents, and take any and all such other actions, as may from time to time be reasonably requested by the Required Investors to perfect and maintain the validity and priority of the Liens granted pursuant to the Security Documents and to effect, confirm or further assure or protect and preserve the interests, rights and remedies of the Investors under this Agreement and the other Investment Documents.

6.15 SBA Matter. (a) The Company hereby agrees that, upon the request of any Investor, the Company will repay the Notes in full (with all interest and fees accrued thereon), in immediately available funds, in the event that the Company or any Subsidiary changes the nature of its business within one year after the Closing Date in a manner which would cause such Investor to have provided funds to the Company pursuant to this Agreement in violation of 13 C.F.R. §§107.700-107.760 (as amended from time to time).

(b) The Company and each Subsidiary will keep such records and submit to the SBA timely, complete and accurate compliance reports at such times and in such form and containing such information as the SBA may determine to be necessary to enable the SBA to ascertain whether the Company and its Subsidiaries have complied or is complying with 13 C.F.R. Part 112 (“Part 112”). The Company and each Subsidiary will submit to each Investor such information as may be necessary to enable such Investor to meet its reporting requirements under Part 112. The Company and each Subsidiary will permit the SBA to have access with advance written notice and during normal business hours to such of its books, records, accounts and other sources of information, and its facilities as may be pertinent to ascertain compliance with Part 112. Where any information required of the Company or any Subsidiary is in the exclusive possession of any other agency, institution or Person and such agency, institution or Person shall fail or refuse to furnish this information, the Company and such Subsidiary shall so certify in its report and shall set forth what efforts it has made to obtain this information.

ARTICLE VII

FINANCIAL COVENANTS

The Company covenants and agrees that, until the payment in full in cash of all principal and interest with respect to the Notes, together with all fees, expenses and other amounts then due and owing hereunder:

7.1 Leverage Ratio. The Company will not permit the Leverage Ratio as of the last day of any fiscal quarter to be greater than 2.50 to 1.00 during the term hereof.

7.2 Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the last day of any fiscal quarter to be less than 1.80 to 1.00 for the term hereof.

7.3 Capital Expenditures. The Company will not permit Capital Expenditures during any fiscal year to be greater than (a) $1,000,000 per annum for the fiscal year ending December 31, 2006, and (b) $500,000 per annum for any fiscal year thereafter.

ARTICLE VIII

NEGATIVE COVENANTS

The Company covenants and agrees that, until the payment in full in cash of all principal and interest with respect to the Notes, together with all fees, expenses and other amounts then due and owing hereunder:

8.1 Merger; Consolidation. The Company will not, and will not permit or cause any of its Subsidiaries to, liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

(i) any Wholly Owned Subsidiary of the Company may merge or consolidate with, or be liquidated into, (x) the Company (so long as the Company is the surviving or continuing entity) or (y) any other Wholly Owned Subsidiary (so long as, if either constituent entity is a Subsidiary Guarantor, the surviving or continuing entity is a Subsidiary Guarantor), and in each case so long as no Default or Event of Default has occurred and is continuing or would result therefrom;

(ii) any Wholly Owned Subsidiary of the Company may merge or consolidate with another Person (other than another Credit Party), so long as (x) the surviving entity is a Subsidiary Guarantor, (y) such merger or consolidation constitutes a Permitted Acquisition, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom;

(iii) the Company may merge or consolidate with another Person (other than another Credit Party), so long as (x) the Company is the surviving entity, (y) such merger or consolidation constitutes a Permitted Acquisition, and (z) no Default or Event of Default has occurred and is continuing or would result therefrom; and

(iv) to the extent not otherwise permitted under the foregoing clauses, any Wholly Owned Subsidiary that has sold, transferred or otherwise disposed of all or substantially all of its assets in connection with an Asset Disposition permitted under this Agreement and no longer conducts any active trade or business may be liquidated, wound up and dissolved, so long as no Default or Event of Default has occurred and is continuing or would result therefrom.

8.2 Indebtedness. The Company will not, and will not permit or cause any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than:

(i) Indebtedness of the Credit Parties in favor of the Investors incurred under this Agreement and the other Investment Documents;

(ii) accrued expenses (including salaries, accrued vacation and other compensation), current trade or other accounts payable and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money, in each case above to the extent constituting Indebtedness;

(iii) purchase money Indebtedness of the Company and its Subsidiaries incurred solely to finance the acquisition, construction or improvement of any equipment, real property or other fixed assets in the ordinary course of business (or assumed or acquired by the Company and its Subsidiaries in connection with a Permitted Acquisition or other transaction permitted under this Agreement), including Capital Lease Obligations, and any renewals, replacements, refinancings or extensions thereof, provided that all such Indebtedness shall not exceed $50,000 in aggregate principal amount outstanding at any one time;

(iv) unsecured loans and advances (A) by the Company or any Subsidiary to any Subsidiary Guarantor, (B) by any Subsidiary to the Company, or (C) by the Company or any Subsidiary to any Subsidiary that is not a Subsidiary Guarantor, provided in each case that any such loan or advance is subordinated in right and time of payment to the Obligations and is evidenced by a promissory note, in form and substance reasonably satisfactory to the Required Investors and pledged to the Collateral Agent pursuant to the Security Documents or to the Senior Lender pursuant to the Senior Loan Agreement, and provided further that all such loans and advances made pursuant to clause (C) above to Subsidiaries (including Foreign Subsidiaries) that are not Subsidiary Guarantors shall be subject to the limitations on Investments set forth in Sections 8.5(ix) and 8.5(xi);

(v) Indebtedness of the Company under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(vi) Indebtedness existing on the Closing Date and described in Schedule 8.2 and any renewals, replacements, refinancings or extensions of any such Indebtedness that do not increase the outstanding principal amount thereof (except in the case of the Senior Loans, as otherwise provided in the Intercreditor Agreement);

(vii) Indebtedness consisting of Guaranty Obligations of the Company or any of its Subsidiaries incurred in the ordinary course of business for the benefit of another Credit Party, provided that the primary obligation being guaranteed is expressly permitted by this Agreement, and provided further that any Guaranty Obligations of the Company or any Subsidiary Guarantor of obligations of a Subsidiary that is not a Subsidiary Guarantor shall be subject to the limitations on Investments set forth in Sections 8.5(ix) and 8.5(xi);

(viii)	unsecured Indebtedness consisting of Contingent Purchase Price Obligations of the Company and its Subsidiaries;

(ix) Indebtedness that may be deemed to exist pursuant to any performance bond, surety, statutory appeal or similar obligation entered into or incurred by the Company or any of its Subsidiaries in the ordinary course of business;

(x) Indebtedness of the Company and its Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(xi) Indebtedness in respect of the Senior Loans not to exceed $1,000,000 in principal amount outstanding at any time, (subject to any increases as may be permitted under the Intercreditor Agreement); and

(xii) other unsecured Indebtedness of the Company and its Subsidiaries not exceeding $50,000 in aggregate principal amount outstanding at any time; provided that the aggregate principal amount of Indebtedness of Foreign Subsidiaries incurred pursuant to this Section 8.2(xii) outstanding at any time shall not exceed $25,000.

8.3 Liens. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist, any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, or agree to do any of the foregoing, other than the following (collectively, “Permitted Liens”):

(i) Liens in favor of the Collateral Agent and the Investors created by or otherwise existing under or in connection with this Agreement and the other Investment Documents;

(ii) Liens in existence on the Closing Date and set forth on Schedule 8.3, and any extensions, renewals or replacements thereof; provided that any such extension, renewal or replacement Lien shall be limited to all or a part of the property that secured the Lien so extended, renewed or replaced (plus any improvements on such property) and shall secure only those obligations that it secures on the date hereof (and any renewals, replacements, refinancings or extensions of such obligations that do not increase the outstanding principal amount thereof);

(iii) Liens imposed by law, such as Liens of carriers, warehousemen, mechanics, materialmen and landlords, incurred in the ordinary course of business for sums not constituting borrowed money that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(iv) Liens (other than any Lien imposed by ERISA, the creation or incurrence of which would result in an Event of Default under Section 9.1(j)) incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure the performance of letters of credit, bids, tenders, statutory obligations, surety and appeal bonds, leases, public or statutory obligations, government contracts and other similar obligations (other than obligations for borrowed money) entered into in the ordinary course of business;

(v) Liens for taxes, assessments or other governmental charges or statutory obligations that are not delinquent or remain payable without any penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP (if so required);

(vi) any attachment or judgment Lien not constituting an Event of Default under Section 9.1(h);

(vii) Liens securing the purchase money Indebtedness permitted under Section 8.2(iii), provided that (x) any such Lien shall attach to the property being acquired, constructed or improved with such Indebtedness concurrently with or within 90 days after the acquisition (or completion of construction or improvement) or the refinancing thereof by the Company or such Subsidiary, (y) the amount of the Indebtedness secured by such Lien shall not exceed 100% of the cost to the Company or such Subsidiary of acquiring, constructing or improving the property and any other assets then being financed solely by the same financing source, and (z) any such Lien shall not encumber any other property of the Company or any of its Subsidiaries except assets then being financed solely by the same financing source;

(viii) customary rights of set-off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code of banks or other financial institutions where the Company or any of its Subsidiaries maintains deposits (other than deposits intended as cash collateral) in the ordinary course of business;

(ix) Liens that arise in favor of banks under Article 4 of the Uniform Commercial Code on items in collection and the documents relating thereto and proceeds thereof;

(x) Liens arising from the filing (for notice purposes only) of UCC-1 financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) in respect of true leases otherwise permitted hereunder;

(xi) with respect to any Realty occupied by the Company or any of its Subsidiaries, (a) all easements, rights of way, reservations, licenses, encroachments, variations and similar restrictions, charges and encumbrances on title that do not secure monetary obligations and do not materially impair the use of such property for its intended purposes or the value thereof, and (b) any other Lien or exception to coverage described in mortgagee policies of title insurance issued in favor of and accepted by the Investors;

(xii) any leases, subleases, licenses or sublicenses granted by the Company or any of its Subsidiaries to third parties in the ordinary course of business and not interfering in any material respect with the business of the Company and its Subsidiaries, and any interest or title of a lessor, sublessor, licensor or sublicensor under any lease or license permitted under this Agreement;

(xiii) Liens granted to the Senior Lender securing the Senior Loans (it being understood that any such Liens in favor of the Senior Lender encumbering assets acquired by the Company pursuant to the IRS Acquisition Agreement (except for accounts receivable) shall be subordinated and junior to the Liens granted to the Investors with respect to such Collateral pursuant to the Security Documents); and

(xiv) other Liens securing obligations of the Company and its Subsidiaries not exceeding $50,000 in aggregate principal amount outstanding at any time.

8.4 Asset Dispositions. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, make or agree to make any Asset Disposition except for:

(i) the sale or other disposition of inventory and Cash Equivalents in the ordinary course of business, the sale or write-off of past due or impaired accounts receivable for collection purposes (but not for factoring, securitization or other financing purposes), and the termination or unwinding of Hedge Agreements permitted hereunder;

(ii) the sale, exchange or other disposition in the ordinary course of business of equipment or other capital assets that are obsolete or no longer necessary for the operations of the Company and its Subsidiaries;

(iii) the sale or other disposition of assets pursuant to any Casualty Event, provided any Net Cash Proceeds therefrom are reinvested or applied to the prepayment of the Notes in accordance with the provisions of Section 2.4(b);

(iv) the sale, lease or other disposition of assets by the Company or any Subsidiary of the Company to the Company or to a Subsidiary Guarantor (or by any Subsidiary that is not a Subsidiary Guarantor to another Subsidiary that is not a Subsidiary Guarantor), in each case so long as no Event of Default shall have occurred and be continuing or would result therefrom; and

(v) the sale or other disposition of assets (other than the Capital Stock of Subsidiaries) outside the ordinary course of business for fair value and for cash, provided that (x) the aggregate amount of Net Cash Proceeds from all such sales or dispositions that are consummated during any fiscal year shall not exceed $50,000, and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom.

8.5 Investments. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, purchase, own, invest in or otherwise acquire any Capital Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any other Person, or purchase or otherwise acquire (whether in one or a series of related transactions) any portion of the assets, business or properties of another Person (including pursuant to an Acquisition), or create or acquire any

Subsidiary, or become a partner or joint venturer in any partnership or joint venture (collectively, “Investments”), or make a commitment or otherwise agree to do any of the foregoing, other than:

(i) Investments consisting of Cash Equivalents;

(ii) Investments consisting of the extension of trade credit, the creation of prepaid expenses, the purchase of inventory, supplies, equipment and other assets, and advances to employees, in each case by the Company and its Subsidiaries in the ordinary course of business (but subject to any limitations on Capital Expenditures in Section 7.3);

(iii) Investments (including equity securities and debt obligations) of the Company and its Subsidiaries received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(iv) without duplication, Investments consisting of intercompany Indebtedness permitted under Section 8.2(iv);

(v) Investments existing as of the Closing Date and described in Schedule 8.5;

(vi) Investments of the Company under Hedge Agreements entered into in the ordinary course of business to manage existing or anticipated interest rate, foreign currency or commodity risks and not for speculative purposes;

(vii) Investments of the Company in its Subsidiaries in existence on the Closing Date;

(viii) Investments consisting of the making of capital contributions or the purchase of Capital Stock (x) by the Company or any Subsidiary in any other Wholly Owned Subsidiary that either is a Subsidiary Guarantor immediately prior to, or will be a Subsidiary Guarantor immediately after giving effect to, such Investment, provided that in the case of an Acquisition of any newly created or acquired Wholly Owned Subsidiary, the Company complies with the provisions of Section 6.8 and all requirements of this Agreement applicable to Permitted Acquisitions, and provided further that in no event shall any Foreign Subsidiary create or acquire any Domestic Subsidiary, and (y) by any Subsidiary in the Company;

(ix) Investments by the Company in Foreign Subsidiaries (including, without limitation, capital contributions made to any Foreign Subsidiary, loans made to any Foreign Subsidiary, Guarantee Obligations with respect to obligations of any such Foreign Subsidiary, and Acquisitions of foreign Persons or businesses) made after the Closing Date in an aggregate amount not exceeding $50,000 at any time outstanding for all such Investments;

(x) Permitted Acquisitions (including any Subsidiaries acquired or created in connection therewith); and

(xi) other Investments of the Company and its Subsidiaries not otherwise permitted under this Section 8.5 (including joint ventures, but excluding Investments in Foreign Subsidiaries) in an aggregate amount not exceeding $50,000 at any time outstanding for all such Investments.

8.6 Restricted Payments.

(a) The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, declare or make any dividend payment, or make any other distribution of cash, property or assets, in respect of any of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or purchase, redeem, retire or otherwise acquire for value any shares of its Capital Stock or any warrants, rights or options to acquire its Capital Stock, or set aside funds for any of the foregoing, except that:

(i) the Company and any of its Subsidiaries may declare and make dividend payments or other distributions payable solely in its Common Stock; and

(ii) each Wholly Owned Subsidiary of the Company may declare and make dividend payments or other distributions to the Company or to another Subsidiary of the Company, in each case to the extent not prohibited under applicable Requirements of Law.

(b) The Company will not, and will not permit any of its Subsidiaries to, make any payment in respect of any Contingent Purchase Price Obligations (whether or not such Contingent Purchase Price Obligations constitute Indebtedness) unless (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) immediately after giving effect to such payment, the Company is in compliance with the financial covenants contained in Article VII, such compliance determined with regard to calculations made on a Pro Forma Basis for the Reference Period most recently ended, calculated in accordance with GAAP as if such payment had been made on the last day of such Reference Period, and the Investors have received a certificate of a Financial Officer of the Company to such effect.

8.7 Transactions with Affiliates. The Company will not, and will not permit or cause any of its Subsidiaries to, enter into any transaction (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) with any officer, director, stockholder or other Affiliate of the Company or any of its Subsidiaries, except in the ordinary course of its business and upon fair and reasonable terms that are no less favorable to it than it would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate of the Company or any of its Subsidiaries; provided, however, that nothing contained in this Section 8.7 shall prohibit:

(i) transactions not required to be disclosed pursuant to Item 405 of Regulation S-K of the Securities Act;

(ii) transactions described on Schedule 8.7(a) (and any renewals or replacements thereof on terms not materially more disadvantageous to the applicable Credit Party) or otherwise expressly permitted under this Agreement;

(iii) transactions among the Company and/or the Subsidiary Guarantors not prohibited under this Agreement (provided that such transactions shall remain subject to any other applicable limitations and restrictions set forth in this Agreement);

(iv) Equity Issuances with respect to the Company’s Capital Stock to directors, officers and employees of the Credit Parties pursuant to employee benefit plans, employment agreements or other employment arrangements that (i) have been approved by the Board of Directors of the Company, (ii) are in place on the Closing Date and (iii) are set forth on Schedule 8.7(b) (it being understood that stock options and similar equity grants may be issued to directors, officers and employees of the Company pursuant to any amendments or modifications to such plans, agreements and arrangements only to the extent that such amendments and modifications are either (i) consistent with provisions of similar plans offered by similarly sized companies operating in the Company’s industry, or (ii) approved by the Investors); and

(v) the payment by the Company of reasonable compensation and benefits to its directors, officers and employees.

8.8 Lines of Business.

(a) The Company will not, and will not permit or cause any of its Subsidiaries to, engage in any lines of business other than the businesses engaged in by it on the Closing Date and businesses and activities reasonably related thereto.

(b) Notwithstanding the provisions of Section 8.8(a) or any other provision of this Agreement, the Company shall not (i) hold any assets other than the Capital Stock of Subsidiaries in existence on the Closing Date or permitted hereby to be formed or acquired after such date (collectively, “Permitted Subsidiaries”), cash and Cash Equivalents and rights under employment agreements and written employment arrangements; (ii) have any liabilities other than (A) liabilities under the Investment Documents, (B) liabilities in respect of the Senior Loans, (C) tax liabilities in the ordinary course of business, (D) liabilities under employment agreements and written employment arrangements and (E) corporate, administrative and operating expenses in the ordinary course of business; or (iii) engage in any business other than (A) owning the Capital Stock of the Permitted Subsidiaries and activities incidental to such ownership, and (B) granting to the Investors and to the Senior Lender, security interests in and Liens upon its assets pursuant to the Security Documents and the Senior Loan Agreement.

8.9 Sale-Leaseback Transactions. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an operating lease or a Capital Lease, of any property (whether real, personal or mixed, and whether now owned or hereafter acquired) (i) that any Credit Party has sold or transferred (or is to sell or transfer) to a Person that is not a Credit Party or (ii) that any Credit Party intends to use for substantially the same purpose as any other property that, in connection with such lease, has been sold or transferred (or is to be sold or transferred) by a Credit Party to another Person that is not a Credit Party, in each case except for transactions otherwise expressly permitted under this Agreement.

8.10 Certain Amendments. The Company will not, and will not permit or cause any of its Subsidiaries to, amend, modify or change any provision of its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, or any agreement among the holders of its Capital Stock or any of them, in each case other than in a manner that would not reasonably be expected to adversely affect the Investors in any material respect (provided that the Company shall give the Investors notice of any such amendment, modification or change, together with certified copies thereof). In addition, the Company will not, and will not cause or permit any of its Subsidiaries to, amend, modify or change any provision of (i) the IRS Acquisition Agreement, except for amendments consented to by the Required Investors, (ii) the Senior Loan Agreement or any loan documents contemplated thereby, except for amendments permitted by the Intercreditor Agreement, (iii) the Intercreditor Agreement, except for amendments consented to by the Required Investors, and (iv) the Company’s stock option and similar plans as in effect on the Closing Date (and furthermore will not adopt any new stock option or similar plans), except for amendments consented to by the Required Investors, and in the case of clause (iv), new plans either (i) consistent with provisions of similar plans offered by similarly sized companies operating in the Company’s industry, or (ii) approved by the Investors.

8.11 Limitation on Certain Restrictions. The Company will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of the Credit Parties to perform and comply with their respective obligations under the Investment Documents or (b) the ability of any Subsidiary of the Company to make any dividend payment or other distribution in respect of its Capital Stock, to repay Indebtedness owed to the Company or any other Subsidiary, to make loans or advances to the Company or any other Subsidiary, or to transfer any of its assets or properties to the Company or any other Subsidiary, except (in the case of clause (b) above only) for such restrictions or encumbrances existing under or by reason of (i) this Agreement and the other Investment Documents, (ii) applicable Requirements of Law, (iii) customary non-assignment provisions in leases and licenses of real or personal property entered into by the Company or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the assignment or transfer thereof or of property that is the subject thereof, and (iv) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

8.12 No Other Negative Pledges. The Company will not, and will not permit or cause any of its Subsidiaries to, enter into or suffer to exist any agreement or restriction that, directly or indirectly, prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its property or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, except for such agreements or restrictions existing under or by reason of (i) this Agreement and the other Investment Documents, (ii) applicable Requirements of Law, (iii) any agreement or instrument creating a Permitted Lien (but only to the extent such agreement or restriction applies to the assets subject to such Permitted Lien), (iv) customary provisions in leases and licenses of real or personal property entered into by the Company or any Subsidiary as lessee or licensee in the ordinary course of business, restricting the granting of

Liens therein or in property that is the subject thereof, and (v) customary restrictions and conditions contained in any agreement relating to the sale of assets (including Capital Stock of a Subsidiary) pending such sale, provided that such restrictions and conditions apply only to the assets being sold and such sale is permitted under this Agreement.

8.13 Limitations on Layering. The Company will not, and will not cause or permit any of its Subsidiaries to, incur any Indebtedness that is both subordinate or junior in right of payment to the Senior Loans and senior or equal in any respect in right of payment to any of the Obligations.

8.14 Ownership of Subsidiaries. The Company will not, and will not permit or cause any of its Subsidiaries to, have any Subsidiaries other than Wholly Owned Subsidiaries.

8.15 Fiscal Year. The Company will not, and will not permit or cause any of its Subsidiaries to, change its fiscal year or its method of determining fiscal quarters.

8.16 Accounting Changes. Other than as permitted pursuant to Section 1.2, the Company will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in the jurisdiction of its organization).

ARTICLE IX

EVENTS OF DEFAULT

9.1 Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(a) The Company shall fail to pay when due (i) any principal in respect of any of the Notes, or (ii) any interest in respect of any of the Notes, any fee payable under this Agreement or any other Investment Document, or (except as provided in clause (i) above) any other Obligation and (in the case of this clause (ii) only) such failure shall continue for a period of three Business Days;

(b) The Company or any other Credit Party shall (i) fail to observe, perform or comply with any condition, covenant or agreement contained in any of Sections 2.7, 6.1, 6.2(a), 6.2(e)(i), 6.3(i) or 6.8 or in Article VII or Article VIII or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in Section 6.2 (other than Sections 6.2(a) and 6.2(e)(i)) and (in the case of this clause (ii) only) such failure shall continue unremedied for a period of five days after the earlier of (y) the date on which a Responsible Officer of the Company acquires knowledge thereof and (z) the date on which written notice thereof is delivered by any Investor to the Company;

(c) The Company or any other Credit Party shall fail to observe, perform or comply with any condition, covenant or agreement contained in this Agreement or any of the other Investment Documents other than those enumerated in Sections 6.13, 9.1(a) and 9.1(b), and such failure (i) by the express terms of such Investment Document, constitutes an Event of Default, or (ii) shall continue unremedied for any grace period specifically applicable thereto or, if no grace period is specifically applicable, for a period of 30 days after the earlier of (y) the date on which a Responsible Officer of the Company acquires knowledge thereof and (z) the date on which written notice thereof is delivered by any Investor to the Company;

(d) Any representation or warranty made or deemed made by or on behalf of the Company or any other Credit Party in this Agreement, any of the other Investment Documents or in any certificate furnished at Closing in connection herewith shall prove to have been incorrect, false or misleading in any material respect as of the time made, deemed made or furnished;

(e) The Company or any other Credit Party shall (i) fail to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period or notice provisions) (y) any principal of or interest on any Indebtedness (other than the Indebtedness incurred pursuant to this Agreement or a Hedge Agreement) having an aggregate principal amount of at least $50,000 or (z) any termination or other payment under any Hedge Agreement covering a notional amount of Indebtedness of at least $50,000 or (ii) fail to observe, perform or comply with any condition, covenant or agreement contained in any agreement or instrument evidencing or relating to any such Indebtedness, or any other event shall occur or condition exist in respect thereof, and the effect of such failure, event or condition is (A) in the case of the Senior Loans, to cause the Senior Lender to cause such Indebtedness to become due, or to be prepaid, prior to its stated maturity, and (B) in the case of any other Indebtedness described in clause (i) above, to cause, or permit the holder or holders of such Indebtedness (or a trustee or agent on its or their behalf) to cause (with or without the giving of notice, lapse of time, or both), without regard to any subordination terms with respect thereto, such Indebtedness to become due, or to be prepaid, redeemed, purchased or defeased, prior to its stated maturity;

(f) The Company or any other Credit Party shall (i) file a voluntary petition or commence a voluntary case seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any petition or case of the type described in Section 9.1(g), (iii) apply for or consent to the appointment of or taking possession by a custodian, trustee, receiver or similar official for or of itself or all or a substantial part of its properties or assets, (iv) fail generally, or admit in writing its inability, to pay its debts generally as they become due, (v) make a general assignment for the benefit of creditors or (vi) take any corporate action to authorize or approve any of the foregoing;

(g) Any involuntary petition or case shall be filed or commenced against the Company or any other Credit Party seeking liquidation, winding-up, reorganization, dissolution, arrangement, readjustment of debts, the appointment of a custodian, trustee, receiver or similar official for it or all or a substantial part of its properties or any other relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, and such petition or case shall continue undismissed and unstayed for a period of 60 days; or an order, judgment or decree approving or ordering any of the foregoing shall be entered in any such proceeding;

(h) Any one or more money judgments, writs or warrants of attachment, executions or similar processes involving an aggregate amount (to the extent not paid or fully bonded or covered by insurance as to which the surety or insurer, as the case may be, has the financial ability to perform and has acknowledged liability in writing) in excess of $50,000 shall be entered or filed against the Company or any other Credit Party or any of their respective properties and the same shall not be paid, dismissed, bonded, vacated, stayed or discharged within a period of 30 days or in any event later than five days prior to the date of any proposed sale of such property thereunder;

(i) Any Security Document to which the Company or any other Credit Party is now or hereafter a party shall for any reason cease to be in full force and effect or cease to be effective to give the Collateral Agent a valid and perfected security interest in and Lien upon the Collateral purported to be covered thereby, subject to no Liens other than Permitted Liens, in each case unless any such cessation occurs in accordance with the terms thereof or is due to any act or failure to act on the part of any Investor, or the Company or any other Credit Party shall assert any of the foregoing; or the Guaranty shall for any reason cease to be in full force and effect as to any Guarantor, or any Guarantor or any Person acting on its behalf shall deny or disaffirm such Guarantor’s obligations thereunder;

(j) Any ERISA Event or any other event or condition shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result thereof, together with all other ERISA Events and other events or conditions then existing, any Credit Party and its ERISA Affiliates have incurred, or would reasonably be expected to incur, liability to any one or more Plans or Multiemployer Plans or to the PBGC (or to any combination thereof) in excess of $50,000;

(k) Any one or more licenses, permits, accreditations or authorizations of the Company or any other Credit Party shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken, by any Governmental Authority in response to any alleged failure by the Company or any other Credit Party to be in compliance with applicable Requirements of Law, and such action, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect;

(l) Any one or more Environmental Claims shall have been asserted against the Company or any other Credit Party (or a reasonable basis shall exist therefor) or the Company or any other Credit Party shall have incurred or would reasonably be expected to incur liability, interruption of operations or other adverse effects as a result thereof; and such Environmental Claims, liability or other effect, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect;

(m) There shall occur (i) any uninsured damage to, or loss, theft or destruction of, any Collateral (including without limitation the IRS.com domain name) or other assets or properties of the Credit Parties having an aggregate fair market value in excess of $5,000,000 or (ii) any labor dispute, act of God or other casualty that has or would reasonably be expected to have a Material Adverse Effect; or

(n) The failure of the Company to redeem and prepay the Notes and other Obligations as may be required by Section 2.4.

9.2 Remedies: Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Required Investors may take any or all of the following actions at the same or different times:

(a) Declare all or any part of the outstanding principal amount of the Notes to be immediately due and payable, whereupon the principal amount so declared to be immediately due and payable, together with all interest accrued thereon and all other amounts payable under this Agreement and the other Investment Documents, shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Company; provided that, upon the occurrence of a Bankruptcy Event, all of the outstanding principal amount of the Notes and all other amounts described in this Section 9.2(a) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Company;

(b) Appoint or direct the appointment of a receiver for the properties and assets of the Credit Parties, both to operate and to sell such properties and assets, and the Company, for itself and on behalf of its Subsidiaries, hereby consents to such right and such appointment and hereby waives any objection the Company or any Subsidiary may have thereto or the right to have a bond or other security posted on behalf of the Investors in connection therewith; and

(c) Exercise all rights and remedies available to it under this Agreement, the other Investment Documents and applicable law.

9.3 Remedies: Set-Off. Upon and at any time after the occurrence and during the continuance of any Event of Default, each Investor and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Investor or any such Affiliate to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Investment Document to such Investor, irrespective of whether or not such Investor shall have made any demand under this Agreement or any other Investment Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch or office of such Investor different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Investor and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Investor or its Affiliates may have. Each Investor agrees to notify the Company promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

ARTICLE X

COLLATERAL AGENT

10.1 Appointment and Duties of Collateral Agent.

(a) Each Investor hereby irrevocably appoints and authorizes CapitalSouth Partners Fund II Limited Partnership (and any successor Person or replacement selected by the Investors) to act as Collateral Agent (the “Collateral Agent”) hereunder and under the other Investment Documents and to take such actions as agent on its behalf hereunder and under the other Investment Documents, and to exercise such powers and to perform such duties, as are specifically delegated to the Collateral Agent by the terms hereof or thereof, together with such other powers and duties as are reasonably incidental thereto.

(b) The Collateral Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Investment Documents. The Collateral Agent shall not have, by reason of this Agreement or any other Investment Document, a fiduciary relationship in respect of any Investor; and nothing in this Agreement or any other Investment Document, express or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations or liabilities in respect of this Agreement or any other Investment Document except as expressly set forth herein or therein.

(c) The Collateral Agent is hereby authorized on behalf of the Investors, without the necessity of any notice to or further consent from such holders, from time to time (but without any obligation) to take any action with respect to the Collateral and the Security Documents that may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Security Documents. The Investors hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Investors or the Collateral Agent upon any Collateral (i) upon payment in full in cash of all of the obligations under the Notes, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition expressly permitted hereunder or under any other Investment Document or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Investment Document. Upon request by the Collateral Agent at any time, the Investors will confirm in writing the Collateral Agent’s authority to release Collateral pursuant to this subsection (c).

(d) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Investor or its Affiliates for any action taken or omitted to be taken by it or such Person under or in connection with the Investment Documents, except for its or such Person’s own gross negligence or willful misconduct, (ii) responsible in any manner to any Investor or any other Person for any recitals, statements, information, representations or warranties (other than representations and warranties, if any, expressly made by the Collateral Agent in its capacity as such) herein or in any other Investment Document or in any document, instrument, certificate, report or other writing delivered in connection herewith or therewith, for the execution, effectiveness, genuineness, validity, enforceability or sufficiency of this Agreement or any other Investment Document, or for the financial condition of the Company, any other Credit Party or any other Person, or (iii) required to ascertain or make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Investment Document or the existence or possible existence of any Default or Event of Default, or to inspect the properties, books or records of the Company or any other Credit Party.

(e) To the extent the Collateral Agent is not reimbursed by or on behalf of the Company in respect of obligations or liabilities of the Credit Parties to the Collateral Agent under the Investment Documents, and without limiting the obligation of the Company to do so, the Investors agree (i) to indemnify the Collateral Agent and its officers, directors, employees, agents, attorneys-in-fact and Affiliates, ratably in proportion to their respective percentages of the Notes as of the date of determination, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including without limitation reasonable attorneys’ fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including without limitation at any time following the repayment in full in cash of the Notes) be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or any other Investment Document or any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing, and (ii) to reimburse the Collateral Agent upon demand, ratably in proportion to their respective percentages of the Notes as of the date of determination, for any expenses incurred by the Collateral Agent in connection with the preparation, negotiation, execution, delivery, administration, amendment, modification, waiver or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any of the other Investment Documents (including without limitation reasonable attorneys’ fees and expenses and compensation of agents and employees paid for services rendered on behalf of the Collateral Agent hereunder and/or the Investors); provided, however, that no Investor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the party to be indemnified or reimbursed.

(f) The Collateral Agent may resign at any time by giving 30 days’ prior written notice to the Company and the Investors. Upon any such notice of resignation, the Investors will appoint from among the Investors a successor to the Collateral Agent. If no successor to the Collateral Agent shall have been so appointed by the Investors and shall have accepted such appointment within such 30-day period, then the retiring Collateral Agent may, on behalf of the Investors and after consulting with the Investors, appoint a successor Collateral Agent from among the Investors. Upon the acceptance of any appointment as Collateral Agent by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Investment Documents. After any retiring Collateral Agent’s resignation as Collateral Agent, the provisions of this Section 10.1 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. If no successor to the Collateral Agent has accepted appointment as Collateral Agent by the 30th day following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective, and the Investors shall thereafter perform all of the duties of the Collateral Agent hereunder and under the other Investment Documents until such time, if any, as the Investors appoint a successor Collateral Agent as provided for hereinabove.

(g) With respect to the Notes issued to it, the Collateral Agent in its capacity as an Investor and not as Collateral Agent shall have the same rights and powers under the Investment Documents as any other Investor and may exercise the same as though it were not performing the activities specified in this Section 10.1; and the terms “Investors,” “Required Investors,” and any similar terms shall, unless the context clearly otherwise indicates, include the Collateral Agent solely in its capacity as an Investor.

(h) Certain of the duties of the Collateral Agent regarding the perfection of the Investors’ Liens on Collateral consisting of Capital Stock of the Company’s Subsidiaries may be assigned and delegated to the Senior Lender pursuant to the Intercreditor Agreement, such that the Senior Lender will act as collateral agent for itself and for the Collateral Agent and the Investors.

ARTICLE XI

MISCELLANEOUS

11.1 Expenses; Indemnity; Damage Waiver.

(a) The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Investors and their Affiliates (including the reasonable fees, charges and disbursements of counsel for the Investors), in connection with any assignments of the Notes, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Investment Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by any Investor (including the fees, charges and disbursements of any counsel for any Investor), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Investment Documents, including its rights under this Section, or (B) in connection with the Notes issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Notes.

(b) The Company shall indemnify each Investor, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Company or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Investment Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Notes or any proceeds thereof or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Substances on or from any property owned or operated by any Credit Party, or any Environmental Claim related in any way to any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Credit Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Company or any other Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Investment Document, if the Company or such Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Investment Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Notes or the use of the proceeds thereof. No Indemnitee referred to in Section 11.1(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Investment Documents or the transactions contemplated hereby or thereby.

(d) All amounts due under this Section shall be payable by the Company upon demand therefor.

11.2 Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process.

(a) This Agreement and the other Investment Documents shall (except as may be expressly otherwise provided in any Investment Document) be governed by, and construed in accordance with, the law of the State of Florida (but excluding choice of law and conflicts of law rules if such laws would require application of the laws of another jurisdiction).

(b) Each of the Investors and the Company irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Florida sitting in the City of Tampa, County of Hillsborough, and of the United States District Court of the Middle District of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Investment Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Investment Document shall affect any right that any Investor may otherwise have to bring any action or proceeding relating to this Agreement or any other Investment Document against the Company or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Each of the Company and the Investors irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Investment Document in any court referred to in Section 11.2(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

11.3 Waiver of Jury Trial; Arbitration.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(b) The parties agree that any dispute hereunder (a “Dispute”) will be resolved in accordance with the following:

(i) Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy between parties hereto arising out of or relating to this Agreement or any other Investment Documents shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction.

(ii) Special Rules. All arbitration hearings shall be conducted in Tampa, Florida. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

(iii) Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (A) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (B) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (C) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (D) when applicable, a judgment by confession of judgment. Any claim or controversy with regard to any party’s entitlement to such remedies is a Dispute.

11.4 Notices; Effectiveness; Electronic Communication.

(a) Except in the cases of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.4(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i) if to the Company, to it at the address (or telecopier number) specified for such Person on Schedule 1.1(a); and

(ii) if to any Investor, to it at its address (or telecopier number) specified for such Person on Schedule 1.1(a) or as set forth in the Assignment and Assumption under which Notes or Obligations are assigned to such Investor.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 11.4(b) shall be effective as provided in Section 11.4(b).

(b) Notices and other communications to the Investors hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites), provided that the foregoing shall not apply to notices to any Investor pursuant to Article II if such Investor has notified the Company that it is incapable of receiving notices under such

Article by electronic communication. The Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communication pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. For purposes hereof, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or other communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto (except that each Investor need not give notice of any such change to the other Investors in their capacities as such).

11.5 Amendments, Waivers, etc. No amendment, modification, waiver or discharge or termination of, or consent to any departure by any Credit Party from, any provision of this Agreement or any other Investment Document shall be effective unless in a writing signed by the Required Investors, and then the same shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, modification, waiver, discharge, termination or consent shall:

(a) unless agreed to by each Investor directly affected thereby, (i) reduce or forgive the principal amount in respect of any of the Notes, reduce the rate of or forgive any interest thereon (provided that only the consent of the Required Investors shall be required to waive the applicability of any post-default increase in interest rates), or reduce or forgive any fees hereunder, (ii) extend the final scheduled maturity date or any other scheduled date for the payment of any principal of or interest in respect of any of the Notes, or extend the time of payment of any fees hereunder, (iii) modify the amortization schedules set forth in Section 2.2, or (iv) extend the maturity of any of the Notes or other Obligations (it being understood that a waiver of any condition precedent set forth in Section 4.1 or of any Default or Event of Default, if agreed to by the Required Investors, or all Investors (as may be required hereunder with respect to such waiver), shall not constitute such an extension); or

(b) unless agreed to by all of the Investors, (i) release all or substantially all of the Collateral (except as may be otherwise specifically provided in this Agreement or in any other Investment Document), (ii) release any Guarantor from its obligations under the Guaranty (other than (A) as may be otherwise specifically provided in this Agreement or in any other Investment Document or (B) in connection with the sale or other disposition of all of the Capital Stock of such Guarantor in a transaction expressly permitted under or pursuant to this Agreement), (iii) reduce the aggregate unpaid principal amount of the Notes, or the number or percentage of Investors, that shall be required for the Investors or any of them to take or approve, any action hereunder or under any other Investment Document (including as set forth in the definition of “Required Investors”), (iv) change any other provision of this Agreement or any of the other

Investment Documents requiring, by its terms, the consent or approval of all the Investors for such amendment, modification, waiver, discharge, termination or consent, or (v) change or waive any provision of Section 3.3, any other provision of this Agreement or any other Investment Document requiring pro rata treatment of any Investors, or this Section 11.5.

Notwithstanding the fact that the consent of all Investors is required in certain circumstances as set forth above, each Investor is entitled to vote as such Investor sees fit on any bankruptcy reorganization plan that affects the Notes or the Obligations, and each Investor acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein.

11.6 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Company nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Investor and no Investor may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.6(b), (ii) by way of participation in accordance with the provisions of Section 11.6(c) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.6(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.6(c) and, to the extent expressly contemplated hereby, the Related Parties of the Investors) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding any provision herein to the contrary, assignments shall be prohibited to the extent that after giving effect thereto, there would be in excess of four Investors hereunder.

(b) Any Investor may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Notes held by it and the related Obligations at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Investor’s Notes and Obligations at the time owing to it or in the case of an assignment to an Investor, an Affiliate of an Investor or an Approved Fund, no minimum amount need be assigned, and (B) in any case not described in clause (A) above, the aggregate amount of the Notes and Obligations owed to the assigning Investor subject to each such assignment (determined as of the date the Assignment and Assumption or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in any case, treating assignments to two or more Approved Funds under common management as one assignment for purposes of the minimum amounts, unless, so long as no Default or Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Investor’s rights and obligations under this Agreement with respect to the Notes and Obligations assigned;

(iii) no consent of the Company shall be required for any assignment except to the extent required by clause (A) of Section 11.6(b)(i) (and, under circumstances involving such clause, no consent of the Company shall be required upon the occurrence and during the continuance of a Default or Event of Default).

(iv) no such assignment shall be made to the Company or any of the Company’s Affiliates or Subsidiaries; and

(v) no such assignment shall be made to a natural person.

From and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of an Investor under this Agreement, and the assigning Investor thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Investor’s rights and obligations under this Agreement, such Investor shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 11.1 with respect to facts and circumstances occurring prior to the effective date of such assignment. If requested by or on behalf of the assignee, the Company, at the assigning Investor’s expense, will execute and deliver to the assignee a new Note or Notes to the order of the assignee (and, if the assigning Investor has retained any portion of its rights and obligations hereunder, to the order of the assigning Investor), prepared in accordance with the applicable provisions of Section 2.1 as necessary to reflect, after giving effect to the assignment, the principal amount of Notes or outstanding Obligations held by the assignee and (to the extent of any retained interests) the assigning Investor, in substantially the form of Exhibit A. Any assignment or transfer by an Investor of rights or obligations under this Agreement that does not comply with this Section 11.6(b) shall be treated for purposes of this Agreement as a sale by such Investor of a participation in such rights and obligations in accordance with Section 11.6(c).

(c) Any Investor may at any time, without the consent of, or notice to, the Company, sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Investor’s rights and/or obligations under this Agreement (including all or a portion of its Notes and/or the Obligations owing to it); provided that (i) such Investor’s obligations under this Agreement shall remain unchanged, (ii) such Investor shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company and the Investors shall continue to deal solely and directly with such Investor in connection with such Investor’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which an Investor sells such a participation shall provide that such Investor shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Investor will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 11.5(a) and clause (i) of Section 11.5(b) that affects such Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.3 as though it were an Investor; provided such Participant agrees to be subject to Section 3.3(b) as though it were an Investor.

(d) [Intentionally Deleted]

(e) Any Investor may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure any obligations of such Investor; provided that no such pledge or assignment shall release such Investor from any of its obligations hereunder or substitute any such pledgee or assignee for such Investor as a party hereto.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any state laws based on the Uniform Electronic Transactions Act.

(g) Any Investor or participant may, in connection with any assignment, participation, pledge or proposed assignment, participation or pledge pursuant to this Section 11.6, disclose to the Assignee, Participant or pledgee or proposed Assignee, Participant or pledgee any information relating to the Company and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such Assignee, Participant or pledgee or proposed Assignee, Participant or pledgee agrees in writing to keep such information confidential to the same extent required of the Investors under Section 11.11.

11.7 No Waiver. The rights and remedies of the Investors expressly set forth in this Agreement and the other Investment Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Investor in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any Credit Party or the Investors or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Investment Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Investor to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

11.8 Survival. All representations, warranties and agreements made by or on behalf of the Company or any other Credit Party in this Agreement and in the other Investment Documents shall survive the execution and delivery hereof or thereof, the issuance and repayment of the Notes. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Investment Documents relating to indemnification or payment of costs and expenses shall survive the payment in full of all Notes and any termination of this Agreement or any of the other Investment Documents.

11.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

11.10 Construction. The headings of the various articles, sections and subsections of this Agreement and the table of contents have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Except as otherwise expressly provided herein and in the other Investment Documents, in the event of any inconsistency or conflict between any provision of this Agreement and any provision of any of the other Investment Documents, the provision of this Agreement shall control.

11.11 Confidentiality. In handling any confidential information of any Credit Party, each Investor shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement, except that the foregoing shall not be construed to prevent any Investor from:

(a) making any disclosure of any information (A) if required to do so by any Requirement of Law, (B) to any Governmental Authority having or claiming authority to regulate or oversee any aspect of such Person’s business or that of the corporate parent or affiliates of such Person in connection with the exercise of such authority or claimed authority, (C) pursuant to subpoena or other legal process, or (D) expressly contemplated or permitted by the Investment Documents;

(b) making disclosures of any information to the extent such Person or its counsel deems necessary or appropriate to do so to enforce its rights hereunder or under any other Investment Document or any remedy provided herein or therein or otherwise available by law;

(c) making, on a confidential basis, such disclosures as such Person deems necessary or appropriate to such Person’s legal counsel or accountants, partners or investors (including outside auditors and legal counsel of such Person’s accountants, partners or investors) or to such Person’s employees, officers, directors or Affiliates, so long as such parties are notified of the confidential nature of such information;

(d) making disclosures to prospective transferees or purchasers of any interest in the Notes, provided that they have agreed to be bound by the provisions of this Section 11.11;

(e) making disclosures otherwise consented to by the Company;

(f) making disclosures to a Person that is an investor or prospective investor in a public or private offering by an Investor or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Notes and related Obligations (as used in this Section 11.11, a “Securitization”) that agrees that its access to such confidential information is solely for purposes of evaluating an investment in such Securitization and who agrees to treat such information as confidential;

(g) making disclosures to a Person that is a trustee, collateral manager, servicer, backup servicer, noteholder or other security holder, secured party or other participant in a Securitization in connection with the administration, servicing and reporting on the assets serving as collateral for a Securitization and who agrees to treat such information as confidential; or

(h) making disclosures to a nationally recognized rating agency that requires access to information regarding the Company or any of its Subsidiaries and the Notes for purposes of issuing ratings in connection with a Securitization.

In addition to the foregoing, any Investor shall be permitted to (i) disclose information about such financing transactions in the ordinary course of its business and in a manner consistent with the public disclosures by such Person in respect of similar financings, provided that, (A) for the period of one year following the Closing Date, no Person shall disclose the amount of the Notes in any general public announcements or trade publications outside of the financial industry and (B) thereafter, reasonable efforts will be made not to include the amount of the Notes in any such communications, (ii) make any disclosures required by or deemed advisable under applicable Requirements of Law, including federal and state securities laws and applicable securities exchanges and markets; and (iii) make public disclosures to its investors and analysts customary in the ordinary course of its business and in a manner consistent with the public disclosures by such Person in respect of similar financings. The parties hereto expressly agree that nothing in this Section 11.11 shall restrict any Investor from disclosing the amount of the Notes in the ordinary course of its business in (x) filings with or communications to investors required by the United States Securities and Exchange Commission or applicable foreign counterpart, (y) earnings press releases and (z) finance industry publications for the purpose of obtaining league table credit or similar rankings.

The Investors acknowledge that they, as well as their representatives and all of the parties referred to hereinbove may receive, through them, material non-public information regarding the Company from time to time. The Investors are aware and acknowledge (and will so advise all recipients of such information regarding the Company) that the securities laws of the United States prohibit any person who has material, non-public information concerning the company or possible transactions involving the company, from purchasing or selling securities in reliance upon such information or from communicating such information to any other person or entity under circumstances in which it was reasonably foreseeable that such person or entity is likely to purchase or sell such securities in reliance upon such information.

Confidential information shall include only such information identified as such at the time provided to the Investors and shall not include information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a third party, provided the subject Investor does not have actual knowledge that such third party is prohibited from disclosing such information. Notwithstanding any other express or implied agreement, arrangement or understanding to the contrary, the parties hereto hereby agree that each of the parties hereto (and each of their respective employees, representatives, or agents) are permitted to disclose to any and all Persons, without limitation of any kind, the tax treatment and tax aspects of the transactions contemplated by the Investment Documents, and all materials of any kind (including opinions or other tax analyses) that are provided to such parties related to such tax treatment and tax aspects.

11.12 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Investment Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Company and the initial Investors and when each party hereto shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.13 Disclosure of Information. The Company agrees and consents to the Investors’ disclosure of information relating to this transaction to Gold Sheets and other similar trade publications. Such information will consist of deal terms and other information customarily found in such publications.

11.14 USA Patriot Act Notice. Each Investor that is subject to the Act (as defined below) hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Investor to identify the Company in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

(signatures continued)

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:
Joseph B. Alala, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:
Joseph B. Alala, President and Manager

[Signature Page to Investment Agreement]

HARBERT MEZZANINE PARTNERS II SBIC, LP

By:	HMP II SBIC GP, LLC
Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC
	Its:	Manager

		By:	Harbert Mezzanine Manager II, Inc.
		Its:	Sole Manager

By:
Name:
Title:

[Signature Page to Investment Agreement]

Schedule 1.1(a)

Commitments and

Notice Addresses

Commitments

Investor	Commitment
CapitalSouth Partners Fund I Limited Partnership	$700,000
CapitalSouth Partners Fund II Limited Partnership	$2,800,000
Harbert Mezzanine Partners II SBIC, LP	$3,500,000
Total	$7,000,000

Notice Addresses

Party	Address
InterSearch Group, Inc.	222 Kearny Street San Francisco, California 94108 Attention: Chief Financial Officer Telephone: (415) 962-9711 Telecopy: (415) 869-5403

CapitalSouth Partners Fund I Limited Partnership	Address for notices: 1011 East Morehead Street, Suite 150 Charlotte, NC 28204 Facsimile No: (704) 376-5877

Party	Address
CapitalSouth Partners Fund II Limited Partnership	Address for notices: 1011 East Morehead Street, Suite 150 Charlotte, NC 28204 Facsimile No: (704) 376-5877

Harbert Mezzanine Partners II SBIC, LP

Address for notices:

Harbert Mezzanine Partners II SBIC, L.P.

Attn: William R. Lucas, Jr.

One Riverchase Parkway South

Birmingham, AL 35244

Facsimile No: 205.987.5568

Copy to:

Harbert Mezzanine Partners II SBIC, L.P.

Attn: John C. Harrison

618 Church Street, Suite 500

Nashville, TN 37219

Facsimile No: 615-301-6401

Schedule 5.1

Jurisdictions of Organization

Company	Jurisdiction	Chief Executive Office
InterSearch Group, Inc.	Florida	222 Kearny Street, Suite 550 San Francisco CA 94108

Walnut Ventures, Inc.	Nevada	222 Kearny Street, Suite 550 San Francisco CA 94108

InterSearch Corporate Services, Inc.	Nevada	222 Kearny Street, Suite 550 San Francisco CA 94108

La Jolla Internet Properties, Inc.	Nevada	222 Kearny Street, Suite 550 San Francisco CA 94108

Overseas Internet Properties, Inc.	Nevada	222 Kearny Street, Suite 550 San Francisco CA 94108

Internet Revenue Services, Inc.	Nevada	222 Kearny Street, Suite 550 San Francisco CA 94108

Dotted Ventures, Inc.	Delaware	222 Kearny Street, Suite 550 San Francisco CA 94108

Schedule 5.4

Consents and Approvals

NONE

Schedule 5.7

Subsidiaries

Subsidiaries	Company Ownership %	Class of Stock
InterSearch Corporate Services, Inc.	100%	Common
Walnut Ventures, Inc.	100%	Common
La Jolla Internet Properties, Inc.	100%	Common
Overseas Internet Properties, Inc.	100%	Common
Internet Revenue Services, Inc.	100%	Common
Dotted Ventures, Inc.	100%	Common

Schedule 5.12(a)

Real Property Interests

Leases	Owner	Nature of Use
222 Kearny Street, San Francisco, CA	HVC Pacific Investors V	Operations
365 Main Street, San Francisco, CA	Rincon 365 Borrower, LLC	Operations

Schedule 5.14

Environmental Matters

NONE

Schedule 5.16

Intellectual Property

Trademarks:

“InterSearch”

“EMPLOYEE INFORMATION SERVICES, SPECIFICALLY EVALUATION OF QUALIFICATIONS, SKILLS AND INTERESTS OF PROSPECTIVE JOB APPLICANTS, MATCHING SAME WITH LISTINGS OF JOB OPPORTUNITIES PROVIDED BY EMPLOYERS, AND PROVIDING BIOGRAPHICAL DATA OF LIKELY CANDIDATES TO EMPLOYERS.”

Filing date:                     March 6, 1978

Registration date:           October 9, 1979

Serial Number:               73160959

Registration Number:     1125849

“personnel placement and recruitment”

Filing date:                     April 9, 1999

Registration date:           May 2, 2000

Serial Number:               75679742

Registration Number:     2346993

“On-line executive search and human resources consultation services featuring information regarding salary, posting of resumes, searches for candidates, global matching of candidates and employers.”

Filing date:                   November 6, 2000

Registration date:         January 22, 2002

Serial Number:             76159800

Registration Number:   2531787

Internet Website Domain Names:

www.irs.com

www.redzip.com

www.looksearch.com

www.upspiral.com

www.2020search.com

www.parkingdots.com

Schedule 5.18

Insurance Coverage

Intersearch Group, Inc.

March 1, 2006

Location #1: 222 Kearny Street, San Francisco, CA*

1.	Package

Federal Insurance Company

Policy #35837346EZG

2/4/06 to 2/4/07

a.	$150,000 Blanket Limit Personal Property and EDP

$500,000 *	Business Income with Extra Expense / 365 extended waiting period

$ 25,000	Mobile Communication Property

Perils:	Special Perils excluding Earthquake and Flood and subject to policy exclusions, limitations, and conditions

Valuation:	Replacement Cost

Coinsurance:	none

Deductible:	$1000 Property
$3500 Mobile Communication Property
24 hours Business Income

Supplement Property Coverages Per Policy

Intersearch Group, Inc

June 10, 2005

2.	General Liability

$2,000,000	General Aggregate
$1,000,000	Products/Completed Operations Aggregate
$1,000,000	Each Occurrence Limit
Not Covered	Personal Injury & Advertising Injury
$1,000,000	Fire Legal Liability Limit
$10,000	Medical Expense

Covers:	Premises Operations
Product/Completed Operations
Independent Contractors
Contractual Liability
Employees as Additional Insured
Broad Form Property Damage Liability
Host Liquor Liability
Incidental Medical Malpractice Liability
Non-Owned Watercraft Liability (under 26’)
Limited Worldwide Products
Blanket Additional Insured Endorsement
$1,000,000	Employee Benefits Liability (Deductible $1,000)

Estimated Sales: $25,000,000 *

# of employees:  50 *

*	See endorsement attached to policy for following changes;

•	Increasing Business Income from $250,000 to $500,000

•	Increasing Estimated Sales from $11,100,000 to $25,000,000

•	Increasing number of employees from 35 to 50

•	Correcting location and mailing address to 222 Kearny, San Francisco, CA

Intersearch Group, Inc.

March 1, 2006

3.	Automobile Liability-Non Owned and Hired Only

Federal Insurance Company

Policy #0673534011

2/4/06 to 2/4/07

$1,000,000	Combined Single Limit Bodily Injury & Property Damage

Umbrella

Federal Insurance Company

Policy #79845089

2/4/06 to 2/4/07

$2,000,000	Limit
$10,000	Retention

4.	Crime

Chubb Group

Policy #6802-1199

1/21/06 to 1/21/07

$2,000,000	Employee Theft Coverage
$2,000,000	Forgery Coverage
$2,000,000	Computer Fraud
$2,000,000	Funds Transfer Fraud
$2,000,000	Client Coverage

$25,000	Retention

5.	Directors and Officers

National Union Fire Insurance

Policy #006256909

1/21/06 to 1/21/07

$5,000,000	Limit of Liability

$125,000	Retention: Securities Claim
$150,000	Retention: Employment Practices Claim
$150,000	Retention: Other Claims

Intersearch Group, Inc.

March 1, 2006

6.	Employment Related Practices

AFB Beazly Syndicate

Policy #AUGA00084

2/8/06 to 2/8/07

$1,000,000	Limit of Liability each Claim
$1,000,000	Total Limit all Claims (Aggregate)

$ 25,000	Deductible each claim

*	Mandatory Termination Review Endorsement

7.	Technology, Media and Professional Services

Illinois Union Insurance Company

Policy #BMI20028882

1/31/06 to 1/31/07

$2,000,000	Limit of Liability
$ 35,000	Retention each claim

Schedule 5.19

Material Contracts

Agreement and Plan of Merger, dated October 27, 2004, by and among MBSL Group, Inc., Corporate Consulting Services Acquisition Corporation, Corporate Consulting Services, Inc. and the Company Shareholders listed on the signature pages thereto.

Agreement and Plan of Merger, dated December 10, 2004, by and among InterSearch Group, Inc., Walnut Ventures Acquisition Corporation, Walnut Ventures, Inc. and the Company Shareholders listed on the signature pages thereto.

Agreement and Plan of Merger, dated February 9, 2005, by and among InterSearch Group, Inc., La Jolla Acquisition Corporation, La Jolla Internet Properties, Inc. and the Company Shareholders listed on the signature pages thereto.

Amended and Restated Asset Purchase Agreement, dated September 23, 2005, between DotCom Corporation and InterSearch Group, Inc., as amended.

Amended and Restated Articles of Incorporation, as amended.

Amended and Restated Bylaws.

Form of Common Stock Certificate.

Form of Warrant issued to Barron Partners L.P.

Form of Registration Rights Agreement, dated September 26, 2005, between InterSearch Group, Inc. and Barron Partners L.P. and GunnAllen Financial, Inc.

Form of Registration Rights Agreement, dated October 7, 2005, between InterSearch Group, Inc. and GunnAllen Financial, Inc., Craig Black, Jeremiah Callaghan, Terrell Jones, Louis Kaiser, Stuart Kaiser, L. Wayne LeRoux, Russell Mahy, Mitchell Scott, Jeffrey Sime and William Zelasko.

Form of Warrant issued to GunnAllen Financial, Inc. and Pacific Summit Securities.

Silicon Valley Bank Loan and Security Agreement, dated December 10, 2004, between Silicon Valley Bank and Walnut Ventures, Inc., Corporate Consulting Services, Inc., and InterSearch Group, Inc., as amended.

InterSearch Group, Inc. 2004 Equity Incentive Plan, as amended.

Form of Incentive Stock Option Award Agreement.

Memorandum of Agreement, dated June 10, 2005, between Smash Clicks LLC and InterSearch Group, Inc.

Office Lease, dated September 21, 2005, between HCV Pacific Investors V and InterSearch Group, Inc.

Employment Agreement, dated December 10, 2004, between InterSearch Group, Inc. and Gary W. Bogatay, Jr.

Employment Agreement, dated December 10, 2004, between InterSearch Group, Inc. and Andrew Keery.

Employment Agreement, dated December 10, 2004, between InterSearch Group, Inc. and Steven Ernst.

Employment Agreement, dated December 10, 2004, between InterSearch Group, Inc. and Daniel M. O’Donnell, as amended.

Employment Agreement, dated December 10, 2004, between InterSearch Group, Inc. and Robert E. Hoult.

Form of Noncompete Agreement between InterSearch Group, Inc. and Gary W. Bogatay, Frank J. McPartland, Steve Ernst, Robert Hoult, Andrew Keery, and Daniel M. O’Donnell.

Amended and Restated Consulting Agreement, dated January 9, 2006, between GP Strategic Ventures, Inc. and InterSearch Group, Inc.

Settlement Agreement, dated November 18, 2005, between Smash Clicks, LLC, InterSearch Group, Inc. and DotCom Corporation, as amended.

Overture Search Services Order, dated March 1, 2003, between Walnut Ventures (dba ShopNav) and Overture Services, Inc., as amended.

Ask Jeeves Advertising Services and Search Services Syndication Agreement, dated May 24, 2004, between La Jolla Internet Properties, Inc. and Ask Jeeves, Inc., as amended.

InterSearch Group, Inc. 2005 Equity Incentive Plan.

Form of Incentive Stock Option Agreement.

Form of Non-Qualified Stock Option Agreement.

Schedule 5.20

Deposit Accounts

Company	Account Type/Institution
InterSearch Group, Inc.	Checking/Silicon Valley Bank
Walnut Ventures, Inc.	Checking/Silicon Valley Bank
InterSearch Corporate Services, Inc.	Checking/Silicon Valley Bank
La Jolla Internet Properties, Inc.	Checking/Silicon Valley Bank
Overseas Internet Properties, Inc.	Checking/Silicon Valley Bank
Internet Revenue Services, Inc.	Checking/Silicon Valley Bank

Schedule 8.2

Indebtedness

Debtor	Amount
DotCom Corporation	$6,150,000
Smashclicks, Inc.	$847,000
Total	$6,997,000

Schedule 8.3

Indebtedness

Liens to the Senior Lender pursuant to the Senior Loans.

Schedule 8.5

Investments

NONE

Schedule 8.7(a)

Transactions with Affiliates

(a)Since January 2004, the Chairman of the Board has provided consulting services to us through GP Strategic Ventures, Inc., of which he is the Chairman and CEO. Payments to this entity totaled $311,000 and $231,000 during the years ended December 31, 2005 and 2004, respectively. Effective January 2006, such consulting services are provided for $5,000 per month.

(b)From October to November 2005, one of the Company’s directors provided consulting services through a third party consulting firm for which he was paid fees of $23,950.

(c)The Company earned revenue totaling $74,568 in the year ended December 31, 2005 from Legent Clearing, LLC. for consulting services. The Chairman of the Board serves as the Chief Executive Officer and a director of Legent Clearing.

Schedule 8.7(b)

Stock Options

Group	Number of Shares Underlying Options Granted
Executive Group	168,750
Non-Executive Director Group	240,000
Non-Executive Officer Employee Group	851,954
Other	90,000
Total Outstanding	1,350,704

EXHIBIT A

FORM OF NOTE

$	, 2006
[LOCATION]

FOR VALUE RECEIVED, INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of                  (the “Investor”), at the offices of such Investor located at                      (or at such other place or places as the Investor may designate), at the times and in the manner provided in the Investment Agreement, dated as of [CLOSING DATE], 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), among the Company and the Investors from time to time parties thereto, the principal sum of              DOLLARS ($            ), under the terms and conditions of this promissory note (this “Note”) and the Investment Agreement. The defined terms in the Investment Agreement are used herein with the same meaning. The Company also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Investment Agreement.

This Note is one of a series of Notes referred to in the Investment Agreement and is issued to evidence the payment obligations incurred by the Company to the Investor pursuant to the Investment Agreement. All of the terms, conditions and covenants of the Investment Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Investment Agreement and the other Investment Documents. Reference is made to the Investment Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Company.

In the event this Note is not paid when due at any stated or accelerated maturity, the Company agrees to pay, in addition to the principal and interest, all reasonable costs of collection, including reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Florida (but excluding choice of law and conflict of law principles that would require the application of laws of any other jurisdiction). The Company hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Tampa, Hillsborough County, Florida, and the Investor shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERSEARCH GROUP, INC.

By:
Name:
Title:

2

EXHIBIT B

FORM OF

COMPLIANCE CERTIFICATE

THIS CERTIFICATE is delivered pursuant to the Investment Agreement, dated as of July __, 2006 (the “Investment Agreement”), among INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), and the Investors party thereto. Capitalized terms used herein without definition shall have the meanings given to such terms in the Investment Agreement.

The undersigned hereby certifies that:

1. He is a duly elected Financial Officer of the Company.

2. Enclosed with this Certificate are copies of the financial statements of the Company and its Subsidiaries as of             , and for the [                    -month period] [year] then ended, required to be delivered under Section [6.1(b)][6.1(c)] of the Investment Agreement. Such financial statements have been prepared in accordance with GAAP [(subject to the absence of notes required by GAAP and subject to normal year-end adjustments)]1 and fairly present, in all material respects, the financial condition of the Company and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Company and its Subsidiaries on a consolidated basis for the period covered thereby.

3. The undersigned has no knowledge of the existence of any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

Describe here or in a separate attachment any exceptions to paragraph 3 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Company has taken or proposes to take with respect thereto.]

4. Attached to this Certificate as Attachment A is a covenant compliance worksheet reflecting the computation of the financial covenants set forth in Article VII of the Investment Agreement as of the last day of and for the period covered by the financial statements enclosed herewith.

[1]	Insert in the case of quarterly financial statements.

IN WITNESS WHEREOF, the Company has executed and delivered this Certificate as of the      day of                     ,         .

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

2

ATTACHMENT A

COVENANT COMPLIANCE WORKSHEET

A. Consolidated EBITDA (Section 1.1 of the Investment Agreement, for purposes of

Sections 7.1 and 7.2 of the Investment Agreement)

(1)	Consolidated Net Income for the Reference Period ending on the date of determination			$
(2)	Additions to Consolidated Net Income (to the extent taken into account in the calculation of Consolidated Net Income for such period):
	(a) Interest expense for such period	$
	(b) Federal, state, local foreign and other income taxes for such period	$
	(c) Depreciation and amortization of intangible assets for such period	$
	(d) [Extraordinary losses and charges for such period	$
	(e) Nonrecurring cash fees, costs and expenses incurred in connection with the closing of the issuance of the Notes and approved by the Required Investors	$
	(f) Cash expenses paid in connection with Contingent Purchase Price Obligations in an aggregate amount not to exceed $	$
	(g) Non-cash expenses relating to equity-based compensation	$	]
	(h) Add Lines 2(a) through 2(g)			$
(3)	Net Income plus Additions: Add Lines 1 and 2(h)			$
(4)	Reductions from Consolidated Net Income (to the extent taken into account in the calculation of Consolidated Net Income for such period):
	(a) Extraordinary gains or income recognized by the Company and its Subsidiaries during such period	$
	(b) Non-cash credits increasing Consolidated Net Income during such period	$
	(c) Add Lines 4(a) through 4(b)			($	)
(5)	Consolidated EBITDA: Subtract Line 4(c) from Line 3			$

i

B. Leverage Ratio (Section 7.1 of the Investment Agreement)

(1)	Consolidated Funded Debt as of the last day of the Reference Period, minus any revolving loans outstanding as of the last day of the Reference Period under the Senior Loan Agreement (or other revolving loans made pursuant to any refinancing thereof) plus the average daily principal balance of such revolving loans (or other revolving loans made pursuant to any refinancing thereof) outstanding during the Reference Period	$
(2)	Consolidated EBITDA for the Reference Period (from A, line 5 above)	$
(3)	Leverage Ratio: Divide Line 1 by Line 2		_____
(4)	Maximum Leverage Ratio as of the date of determination[2]		_____

[2]	Refer to Section 7.1 of the Investment Agreement for the applicable maximum Leverage Ratio as of the relevant date of determination.

C. Minimum Fixed Charge Coverage Ratio (Section 7.2 of the Investment Agreement)

(1)	(a) Consolidated EBITDA for the Reference Period ending on the date of determination (from A, line 5 above)	$
	(b) Capital Expenditures to the extent paid in cash during such Reference Period	$
	(c) Aggregate tax expense to the extent paid (or required to be paid) in cash during such Reference Period	$

(d)         Aggregate of all amounts paid by the Company during such Reference Period as dividends or distributions in respect of its Capital Stock or to purchase, redeem, retire or otherwise acquire its Capital Stock

$
	(e) Management fees paid in cash to any third party during such Reference Period	$
	(f) Subtract Lines 1(b), 1(c), 1(d), and 1(e) from 1(a)		$
(2)	Consolidated Fixed Charges for the Reference Period ending on the date of determination:
	(a) Consolidated Interest Expense to the extent paid (or required to be paid) in case during such Reference Period	$
	(b) Aggregate (without duplication) of all scheduled payments of principal on Funded Debt required to have been made by the Company and its Subsidiaries during such Reference Period	$
	(c) Fixed Charges: Aggregate (without duplication) Lines 2(a) and 2(b)		$
(3)	Fixed Charge Coverage Ratio: Divide Line 1(f) by Line 2(c)			_____
(4)	Minimum Fixed Charge Coverage Ratio as of the date of determination[3]			_____

[3]	Refer to Section 7.2 of the Investment Agreement for the applicable minimum Fixed Charge Coverage Ratio as of the relevant date of determination.

D. Capital Expenditures (Section 7.3 of the Investment Agreement)

(1)	Capital Expenditures for the applicable Reference Period:
(2)	Maximum permitted Capital Expenditures for the applicable Reference Period[4]	$

[4]	Refer to Section 7.3 of the Investment Agreement for the applicable maximum permitted Capital Expenditures as of the relevant date of determination.

EXHIBIT C

FORM OF

ASSIGNMENT AND ASSUMPTION

THIS ASSIGNMENT AND ASSUMPTION (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Investment Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Investment Agreement, as of the Effective Date, (i) all of the Assignor’s rights and obligations in its capacity as a Investor under the Investment Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Investor) against any Person, whether known or unknown, arising under or in connection with the Investment Agreement, any other documents or instruments delivered pursuant thereto or the Note transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Investor]1 ]

3.	Company:	Intersearch Group, Inc.

4.       Investment Agreement: Investment Agreement, dated as of July     , 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), among the Company, certain Investors from time to time parties thereto (the “Investors”).

[1]	Select as applicable.

5.       Assigned Interest:

Aggregate Amount of Commitment/Notes for all Investors	Amount of Commitment/Notes Assigned	Percentage Assigned of Commitment/Notes

$	$	%

$	$	%

$	$	%

7.       Trade Date:

8.       Effective Date:

2

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE:

[NAME OF ASSIGNEE]

By:
Title:

Assignee Notice Information:

Attention:

Telephone: ( )

Telecopy: ( )

[Consented to and][2] Accepted:

INTERSEARCH GROUP, INC, as Company

By:
Title:

[2]	To be added only if the consent of the Company is required by the terms of the Investment Agreement.

3

ANNEX 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Investment Agreement or any other Investment Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Investment Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Investment Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Investment Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Investor under the Investment Agreement, (ii) it meets all requirements of an eligible Assignee under Section 11.6 of the Investment Agreement (subject to receipt of such consents as may be required under the Investment Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Investment Agreement as a Investor thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Investor thereunder, and (iv) it has received a copy of the Investment Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Collateral Agent or any other Investor; and (b) agrees that (i) it will, independently and without reliance on the Assignor or any other Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Investment Documents, and (ii) it will perform in accordance with their terms all of the obligations that by the terms of the Investment Documents are required to be performed by it as a Investor.

2. Payments. From and after the Effective Date, the Company shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts that have accrued to but excluding the Effective Date and to the Assignee for amounts that have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of North Carolina (but excluding choice of law and conflicts of law rules if such laws would require application of the laws of another jurisdiction).

2

EXHIBIT D

FORM OF

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of the          day of July, 2006 (this “Agreement”), is made by INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), and by each of the undersigned Subsidiaries of the Company and each other Subsidiary that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit C (a “Pledgor Accession”; the undersigned and such other Subsidiaries, collectively, together with the Company, the “Pledgors”), in favor of CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, a North Carolina limited partnership, as Collateral Agent for the Investors party to the Investment Agreement referred to below (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as hereinafter defined). Except as otherwise provided herein, capitalized terms used herein without definition have the meanings given to them in the Investment Agreement referred to below.

RECITALS

A. The Company and the Investors (including the Collateral Agent) are parties to an Investment Agreement, dated as of July __, 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), providing for the issuance of the Company’s 13.5% senior subordinated notes due 2011 (the “Notes”) upon the terms and subject to the conditions set forth therein.

B. As a condition to the Investors’ purchase of the Notes under the Investment Agreement, each Subsidiary that is a party to this Agreement as of the date hereof has entered into a Guaranty Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which each has guaranteed to the Secured Parties the payment in full of the Obligations of the Company under the Investment Agreement and the other Investment Documents. Additionally, certain other Subsidiaries of the Company may from time to time after the date hereof enter into the Guaranty Agreement, pursuant to which such Subsidiaries will guarantee to the Secured Parties the payment in full of the Obligations of the Company under the Investment Agreement and the other Investment Documents.

C. As security for the obligations of the Company and its subsidiaries under the Investment Agreement, the parties to this Agreement have agreed that the Secured Parties will have a first-priority lien on the assets (except for accounts receivable, in which Secured Parties will have a second-priority lien) that were acquired by the Company in connection with the IRS Acquisition and a second-priority lien upon all other assets of the Company and its subsidiaries, all as more particularly set forth in the Intercreditor Agreement.

D. It is a further condition to the purchase of the Notes by the Investors under the Investment Agreement that the Pledgors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of their respective obligations under the Investment Agreement, the Guaranty Agreement and the other Investment Documents. The Secured Parties are relying on this Agreement in their decision to purchase the Notes under the Investment Agreement, and would not enter into the Investment Agreement without the execution and delivery of this Agreement by the Pledgors.

E. The Pledgors will obtain benefits as a result of the receipt by the Company of the proceeds of the Notes under the Investment Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Investment Agreement and to induce the Investors to purchase the Notes thereunder, each Pledgor hereby agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms. The following terms that are defined in the Uniform Commercial Code (as hereinafter defined) are used in this Agreement as so defined (and, in the event any such term is defined differently for purposes of Article 9 of the Uniform Commercial Code than for any other purpose or purposes of the Uniform Commercial Code, the Article 9 definition shall govern): Accounts, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Intermediary, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Record, Securities Account, Securities Intermediary, Software, Supporting Obligations and Tangible Chattel Paper. In addition, the following terms have the meanings set forth below:

“Collateral” has the meaning given to such term in Section 2.1.

“Collateral Accounts” has the meaning given to such term in Section 5.3.

“Contracts” means, collectively, all rights of each Pledgor under all leases, contracts and agreements to which such Pledgor is now or hereafter a party, including, without limitation, all rights, privileges and powers under Licenses, together with any and all extensions, modifications, amendments and renewals of such leases, contracts and agreements and all rights of such Pledgor to receive moneys due or to become due thereunder or pursuant thereto and to amend, modify, terminate or exercise rights under such leases, contracts and agreements.

“Copyright Collateral” means, collectively, all Copyrights and Copyright Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Copyright or Copyright License, in each case whether now owned or existing or hereafter acquired or arising.

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“Copyright License” means any agreement now or hereafter in effect granting any right to any third party under any Copyright now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Copyright herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Copyrights” means, collectively, all of each Pledgor’s copyrights, copyright registrations and applications for copyright registration, whether under the laws of the United States or any other country or jurisdiction, including all recordings, supplemental registrations and derivative or collective work registrations, and all renewals and extensions thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Domain Names” means, collectively, all domain names for which each Pledgor has registered an interest with a registrar accredited by ICANN.

“ICANN” means the Internet Corporation for Assigned Names and Numbers, or any successor entity thereto.

“License” means any Copyright License, Patent License or Trademark License.

“Mobile Goods” means, collectively, all of each Pledgor’s motor vehicles, tractors, trailers, aircraft, rolling stock and other like property, whether or not the title thereto is governed by a certificate of title or ownership, in each case whether now owned or existing or hereafter acquired.

“Patent Collateral” means, collectively, all Patents and all Patent Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Patent or Patent License, in each case whether now owned or existing or hereafter acquired or arising.

“Patent License” means any agreement now or hereafter in effect granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, is in existence, or granting to any Pledgor any right to make, use or sell any invention on which property of the type described in the definition of Patent herein, now or hereafter owned by any third party, is in existence, and all rights of any Pledgor under any such agreement.

“Patents” means, collectively, all of each Pledgor’s letters patent, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, including, without limitation, the inventions and improvements described therein, and all reissues, continuations, divisions, renewals, extensions, substitutions and continuations-in-part thereof, in each case whether now owned or existing or hereafter acquired or arising.

“Proceeds” has the meaning given to such term in Section 2.1.

“Secured Parties” means, collectively, the Investors and the Collateral Agent.

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“Senior Lender” means the lender under the Senior Loan Agreement.

“Senior Liens” means the Liens granted to the Senior Lender to secure the Senior Loans pursuant to the Senior Loan Agreement.

“Senior Loan Agreement” means the Silicon Valley Loan and Security Agreement, dated December 10, 2004, between the Company, certain of its Subsidiaries and Silicon Valley Bank, as such agreement may be amended, restated, replaced, refinanced or otherwise modified from time to time (without regard to any such amendments, restatements, refinancings or other modifications not consented to by the Secured Parties as provided in the Investment Agreement).

“Senior Loans” means the loans to the Company from the Senior Lender subject to the Senior Loan Agreement.

“Trademark Collateral” means, collectively, all Trademarks and Trademark Licenses to which any Pledgor is or hereafter becomes a party and all other General Intangibles embodying, incorporating, evidencing or otherwise relating or pertaining to any Trademark or Trademark License, in each case whether now owned or existing or hereafter acquired or arising.

“Trademark License” means any agreement now or hereafter in effect granting any right to any third party under any Trademark now or hereafter owned by any Pledgor or which any Pledgor otherwise has the right to license, or granting any right to any Pledgor under any property of the type described in the definition of Trademark herein now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement.

“Trademarks” means, collectively, all of each Pledgor’s trademarks, service marks, trade names, corporate and company names, business names, logos, trade dress, trade styles, other source or business identifiers, designs and general intangibles of a similar nature, whether under the laws of the United States or any other country or jurisdiction, all recordings and registrations thereof and applications therefor, all renewals, reissues and extensions thereof, all rights corresponding thereto, and all goodwill associated therewith or symbolized thereby, in each case whether now owned or existing or hereafter acquired or arising.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may be in effect from time to time in the State of Florida; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in another jurisdiction, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

1.2 Other Terms; Construction. All terms in this Agreement that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein.

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ARTICLE II

CREATION OF SECURITY INTEREST

2.1 Pledge and Grant of Security Interest. Each Pledgor hereby pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following property and assets of such Pledgor, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, the “Collateral”), but (to the extent provided in the Intercreditor Agreement) subject and junior to the Senior Liens:

(i) all Chattel Paper;

(ii) all Accounts;

(iii) the Commercial Tort Claims (if any) set forth on Annex G hereto;

(iv) all Contracts;

(v) all Copyright Collateral;

(vi) all Documents;

(vii) all Equipment;

(viii) all Fixtures;

(ix) all General Intangibles;

(x) all Goods;

(xi) all Instruments;

(xii) all Inventory;

(xiii) all Letter-of-Credit Rights;

(xiv) all Patent Collateral;

(xv) all Software;

(xvi) all Supporting Obligations;

(xvii) all Trademark Collateral;

(xviii) to the extent not covered or not specifically excluded by clauses (i) through (xvii) above, all of such Pledgor’s other personal property;

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(xix) all Records evidencing or relating to any of the foregoing or that are otherwise necessary or useful in the collection thereof;

(xx) all accessions, additions, attachments, improvements, modifications and upgrades to, replacements of and substitutions for any of the foregoing; and

(xxi) any and all proceeds, as defined in the Uniform Commercial Code, products, rents, royalties and profits of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (w) all payments under any insurance (whether or not the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral, (x) all payments in connection with any requisition, condemnation, seizure or forfeiture with respect to any of the foregoing Collateral, (y) all claims and rights (but not obligations) to recover for any past, present or future infringement or dilution of or injury to any Copyright Collateral, Patent Collateral or Trademark Collateral, and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

Notwithstanding the foregoing, the term “Collateral” shall not include, with respect to any Pledgor, any rights under any Account, Contract (including, without limitation, any License) or other General Intangible that by the terms thereof, or under applicable law, cannot be assigned or a security interest granted therein in the manner contemplated by this Agreement unless consent from the relevant account debtor or other party has been obtained or under the terms of which any such assignment or grant of a security interest therein in the absence of such consent would, or could, result in the termination of the obligations of such other party with respect thereto, but only to the extent that (y) such rights are subject to such contractual or legal restriction and (z) such restriction is not, or could not be, rendered ineffective pursuant to the Uniform Commercial Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity; provided that, upon the termination or lapse of any such restriction with respect to any such Account, Contract or other General Intangible, such Pledgor shall, automatically and without the necessity of any further action on the part of such Pledgor or any other Person, shall be deemed to have granted to the Collateral Agent a security interest in and Lien upon all of such Pledgor’s right, title and interest in and to such Contract or other General Intangible and the same shall constitute Collateral hereunder, all as if such restriction had never been effective; and provided further that nothing in this paragraph shall limit or restrict the assignment or grant of a security interest by any Pledgor in any Proceeds of any such Contract or other General Intangible. In addition to the foregoing, the Collateral Agent may, in its sole discretion, reject or refuse to accept for credit toward payment of the Secured Obligations any Collateral that is an Account, Instrument, Chattel Paper, lease or other obligation or property of any kind due or owing from or belonging to a Sanctioned Person.

2.2 Security for Secured Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of (a) in the case of the Company, all Obligations of the Company under the Investment Agreement and the other Investment Documents,

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including, without limitation, all principal of and interest on the Notes, all fees, expenses, indemnities and other amounts payable by the Company under the Investment Agreement or any other Investment Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Company seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (b) in the case of each other Pledgor, all of its liabilities and obligations as a Guarantor (as defined in the Guaranty Agreement) in respect of the Obligations; and in each case under (a) and (b) above, (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and expenses payable by the Pledgors under Section 7.1, in each case under (a) and (b) above whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (the liabilities and obligations of the Pledgors described in this Section 2.2, collectively, the “Secured Obligations”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Pledgor represents and warrants as follows:

3.1 Ownership of Collateral. Each Pledgor owns, or has valid rights as a lessee or licensee with respect to, all Collateral purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Collateral Agent (and except for the Senior Liens), for the benefit of the Secured Parties, pursuant to this Agreement, and except for other Permitted Liens. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Collateral Agent as secured party, (ii) security instruments filed in the U.S. Copyright Office or the U.S. Patent and Trademark Office naming the Collateral Agent as secured party, (iii) filings with respect to which termination statements and other necessary releases have been delivered to the Collateral Agent for filing, (iv) in respect of the Senior Liens and (v) as may be otherwise permitted by the Investment Agreement.

3.2 Security Interests; Filings. This Agreement, together with (i) the filing, with respect to each Pledgor, of duly completed Uniform Commercial Code financing statements naming such Pledgor as debtor, the Collateral Agent as secured party, and describing the Collateral, in the jurisdictions set forth with respect to such Pledgor on Annex A hereto, (ii) to the extent required by applicable law, the filing, with respect to each relevant Pledgor, of duly completed and executed assignments in the forms set forth as Exhibits A and B with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as appropriate, with regard to registered Copyright Collateral, Patent Collateral and Trademark Collateral of such Pledgor, as the case may be, and (iii) the delivery to the Collateral Agent (or to the Senior Lender in its

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capacity as collateral agent for perfection of the Secured Parties’ second-priority liens) of all stock certificates and Instruments included in the Collateral (and assuming continued possession thereof by the Collateral Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest, other than actions required with respect to Collateral of the types excluded from Article 9 of the Uniform Commercial Code or from the filing requirements under such Article 9 by reason of Section 9-109, 9-309 or 9-310 of the Uniform Commercial Code and other than continuation statements required under the Uniform Commercial Code.

As provided in the Intercreditor Agreement, the Liens granted by the Pledgors hereunder in Collateral consisting of assets acquired by such Pledgors in connection with the IRS Acquisition (except for accounts receivable, in which Secured Parties will have a second-priority interest) which will be superior and prior to the Liens and rights of all Persons therein (including the Senior Lender), and all Liens granted by the Pledgor hereunder in all other Collateral will be subordinate and junior to any Senior Liens on such Collateral, but will be superior and prior to any Liens and rights of all other Persons therein.

3.3 Locations. Annex B lists, as to each Pledgor, (i) its exact legal name, (ii) any name (other than its exact legal name) included in any tax filing with the Internal Revenue Service within the past five years, (iii) the jurisdiction of its incorporation or organization, its federal tax identification number, and (if applicable) its organizational identification number, (iv) the addresses of its chief executive office and each other place of business, (v) the address of each location of all original invoices, ledgers, Chattel Paper, Instruments and other records or information evidencing or relating to the Collateral of such Pledgor, and (vi) the address of each location at which any Equipment or Inventory (other than Mobile Goods and Goods in transit) owned by such Pledgor is kept or maintained, in each instance except for any new locations established in accordance with the provisions of Section 4.2. Except as may be otherwise noted therein, all locations identified in Annex B are leased by the applicable Pledgor. No Pledgor presently conducts business under any prior or other corporate or company name or under any trade or fictitious names, except as indicated beneath its name on Annex B, and no Pledgor has entered into any contract or granted any Lien within the past five years under any name other than its legal corporate name or a trade or fictitious name indicated on Annex B.

3.4 Authorization; Consent. No authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by any Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Collateral Agent provided for herein, or the exercise by the Collateral Agent of its rights and remedies hereunder, except for (i) the filings described in Section 3.2 and (ii) in the case of Accounts owing from any federal governmental agency or authority, the filing by the Collateral Agent of a notice of assignment in accordance with the federal Assignment of Claims Act of 1940.

3.5 No Restrictions. There are no statutory or regulatory restrictions, prohibitions or limitations on any Pledgor’s ability to grant to the Collateral Agent a Lien upon and security

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interest in the Collateral pursuant to this Agreement or (except for the provisions of the federal Anti-Assignment Act and Anti-Claims Act, as amended) on the exercise by the Collateral Agent of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on any Pledgor’s ability so to grant such Lien and security interest.

3.6 Accounts. Each Account is, or at the time it arises will be, (i) a bona fide, valid and legally enforceable indebtedness of the account debtor according to its terms, arising out of or in connection with the sale, lease or performance of Goods or services by the Pledgors or any of them, (ii) subject to no offsets, discounts, counterclaims, contra accounts or any other defense of any kind and character, other than warranties and discounts customarily given by the Pledgors in the ordinary course of business and warranties provided by applicable law, (iii) to the extent listed on any schedule of Accounts at any time furnished to the Collateral Agent, a true and correct statement of the amount actually and unconditionally owing thereunder, maturing as stated in such schedule and in the invoice covering the transaction creating such Account, and (iv) not evidenced by any Tangible Chattel Paper or other Instrument; or if so, such Tangible Chattel Paper or other Instrument (other than invoices and related correspondence and supporting documentation) shall promptly be duly endorsed to the order of the Collateral Agent and delivered to the Collateral Agent to be held as Collateral hereunder. To the knowledge of each Pledgor, there are no facts, events or occurrences that would in any way impair the validity or enforcement of any Accounts except as set forth above.

3.7 Material Contracts. Schedule 5.19 to the Investment Agreement lists, as of the Closing Date and after giving effect to the Transactions, each “material contract” (within the meaning of Item 601(b)(10) of Regulation S-K under the Securities Act) to which any Pledgor is a party, by which any Pledgor or its properties is bound or to which any Pledgor is subject (collectively, “Material Contracts”), and also indicates the parties thereto. As of the Closing Date and after giving effect to the Transactions, (i) each Material Contract is in full force and effect and is enforceable by each Credit Party that is a party thereto in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general or equitable principles or by principles of good faith and fair dealing, and (ii) no Pledgor or, to the knowledge of the Pledgors, any other party thereto is in breach of or default under any Material Contract in any material respect or has given notice of termination or cancellation of any Material Contract.

3.8 Intellectual Property. Annexes C, D and E correctly set forth all registered Copyrights, Patents and Trademarks owned by any Pledgor as of the date hereof (and as amended from time to time pursuant hereto) and used or proposed to be used in its business. Each such Pledgor owns or possesses the valid right to use all Copyrights, Patents and Trademarks; all registrations therefor have been validly issued under applicable law and are in full force and effect; no claim has been made in writing or, to the knowledge of such Pledgor, orally, that any of the Copyrights, Patents or Trademarks is invalid or unenforceable or violates or infringes the rights of any other Person, and there is no such violation or infringement in existence; and to the knowledge of such Pledgor, no other Person is presently infringing upon the rights of such Pledgor with regard to any of the Copyrights, Patents or Trademarks, except for such infringements that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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3.9 Commercial Tort Claims. Annex F lists, as of the date hereof and to the knowledge of each Pledgor, all Commercial Tort Claims existing in favor of any Pledgor.

3.10 Domain Names. Annex G correctly sets forth all Domain Names in which Pledgor has an interest as of the date hereof (and as amended from time to time pursuant hereto) and which are used or proposed to be used in its business. Each such Pledgor owns or possesses the valid right to use all such Domain Names; all registrations therefor have been validly issued by a legally authorized and ICANN-accredited domain name registrar and are in full force and effect; and no claim has been made in writing or, to the knowledge of such Pledgor, orally, that any of the Domain Names is invalid or unenforceable or violates or infringes the rights of any other Person, and there is no such violation in existence.

ARTICLE IV

COVENANTS

4.1 Use and Disposition of Collateral. So long as no Event of Default shall have occurred and be continuing, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Investment Documents, use, control and manage the Collateral in the operation of its businesses, and receive and use the income, revenue and profits arising therefrom and the Proceeds thereof, in the same manner and with the same effect as if this Agreement had not been made; provided, however, that no Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the Senior Liens and except for the security interest created in favor of the Collateral Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Investment Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Collateral Agent).

4.2 Change of Name, Locations, etc. No Pledgor will (i) change its name, identity or corporate structure, (ii) file any document with the Internal Revenue Service using any name other than its exact legal name listed on Annex B, (iii) change its chief executive office from the location thereof listed on Annex B, (iv) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise), or (v) remove any Collateral (other than Mobile Goods and Goods in transit), or any books, records or other information relating to Collateral, from the applicable location thereof listed on Annex B, or keep or maintain any Collateral at a location not listed on Annex B, unless in each case such Pledgor has (1) given twenty (20) days’ prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may reasonably request, and (2) delivered to the Collateral Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be required by the Collateral Agent, all in form and substance satisfactory to the Collateral Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Collateral Agent (including, at the request of the Collateral Agent, delivery of opinions of counsel reasonably satisfactory to the Collateral Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3.2.

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4.3 Records; Inspection.

(a) Each Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Accounts and all other Collateral, including, without limitation, records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto, and will furnish to the Collateral Agent from time to time such statements, schedules and reports (including, without limitation, accounts receivable aging schedules) with regard to the Collateral as the Collateral Agent may reasonably request.

(b) Each Pledgor shall, from time to time at such times as may be reasonably requested and upon reasonable notice, (i) make available to the Collateral Agent for inspection and review at such Pledgor’s offices copies of all invoices and other documents and information relating to the Collateral (including, without limitation, itemized schedules of all collections of Accounts, showing the name of each account debtor, the amount of each payment and such other information as the Collateral Agent shall reasonably request), and (ii) permit the Collateral Agent or its representatives to visit its offices or the premises upon which any Collateral may be located, inspect its books and records and make copies and memoranda thereof, inspect the Collateral, discuss its finances and affairs with its officers, employees and independent accountants and take any other actions necessary for the protection of the interests of the Secured Parties in the Collateral. At the request of the Collateral Agent, each Pledgor will legend, in form and manner satisfactory to the Collateral Agent, the books, records and materials evidencing or relating to the Collateral with an appropriate reference to the fact that the Collateral has been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein. The Collateral Agent shall have the right to make test verifications of Accounts in any reasonable manner and through any reasonable medium, and each Pledgor agrees to furnish all such reasonable assistance and information as the Collateral Agent may require in connection therewith.

4.4 Accounts. Unless notified otherwise by the Collateral Agent in accordance with the terms hereof, each Pledgor shall endeavor to collect its Accounts and all amounts owing to it thereunder in the ordinary course of its business consistent with past practices and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balances thereof, and in connection therewith shall, at the request of the Collateral Agent, take such action as the Collateral Agent may deem necessary or advisable (within applicable laws) to enforce such collection. No Pledgor shall, except to the extent done in the ordinary course of its business consistent with past practices and in accordance with sound business judgment and provided that no Event of Default shall have occurred and be continuing, (i) grant any extension of the time for payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, in whole or in part, any Person or property liable for the payment of any Account, or (iv) allow any credit or discount on any Account.

4.5 Delivery of Certain Collateral; Further Actions. All certificates or Instruments representing or evidencing any Investment Property or other Collateral shall be delivered promptly to the Collateral Agent pursuant hereto to be held as Collateral hereunder, shall be in

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form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Collateral Agent, and in each case together with such other instruments or documents as the Collateral Agent may reasonably request; provided, however, it is understood that stock certificates representing the Capital Stock of Internet Revenue Services, Inc. will be so delivered to the Collateral Agent to provide for the Collateral Agent’s first-priority Lien on such Collateral, and as provided in the Intercreditor Agreement, all other certificates shall be (or heretofore have been) delivered to the Senior Lender in its capacity as agent for the perfection of the Secured Parties’ second-priority Liens on such Collateral.

4.6 Equipment. Each Pledgor will, in accordance with sound business practices, maintain all Equipment used by it in its business (other than obsolete Equipment) in good repair, working order and condition (normal wear and tear excepted) and make all necessary repairs and replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved. No Pledgor shall knowingly permit any Equipment to become a Fixture to any real property (other than real property the fee interest in which is subject to a Mortgage in favor of the Collateral Agent).

4.7 Inventory. Each Pledgor will, in accordance with sound business practices, maintain all Inventory held by it or on its behalf in good saleable or useable condition. Unless notified otherwise by the Collateral Agent in accordance with the terms hereof, each Pledgor may, in any lawful manner not inconsistent with the provisions of this Agreement and the other Investment Documents, process, use and, in the ordinary course of business but not otherwise, sell its Inventory.

4.8 Material Contracts. Each Pledgor will, at its expense, at all times perform and comply with, in all material respects, all terms and provisions of each Material Contract to which it is or hereafter becomes a party required to be performed or complied with by it and enforce the terms and provisions thereof in accordance with its terms, and will not waive, amend or modify any provision thereof in any manner other than in the ordinary course of business of such Pledgor in accordance with past practices and for a valid economic reason benefiting such Pledgor (provided that in no event may any waiver, amendment or modification be made that would adversely affect the interests of the Collateral Agent and the other Secured Parties). Each Pledgor will deliver copies of each Material Contract to which it is a party and each material amendment or modification thereof to the Collateral Agent promptly upon the execution and delivery thereof. With regard to all leases, contracts and agreements that are excluded from the definition of the term “Collateral,” each Pledgor covenants and agrees to exercise all of its material rights and remedies under such leases, agreements and contracts to which it is a party in a commercially reasonable manner consistent with the interests of the Collateral Agent and the Secured Parties. No Pledgor will enter into any Material Contract that by its terms prohibits the assignment of such Pledgor’s rights and interest thereunder in the manner contemplated by this Agreement, other than as may be entered into in the ordinary course of business of such Pledgor in accordance with past practices and for a valid economic reason benefiting such Pledgor. Each Pledgor further covenants and agrees to use its reasonable best efforts to obtain any required consent to the collateral assignment of any Material Contract, in form and substance reasonably satisfactory to the Collateral Agent, upon the request of the Collateral Agent, and will deliver

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copies thereof to the Collateral Agent promptly upon execution and delivery thereof. Each Pledgor will notify the Collateral Agent promptly in writing upon any termination of any Material Contract, in whole or in part, or any material breach, default or event of default by any party thereunder.

4.9 Insurance.

(a) Each Pledgor will maintain and pay for, or cause to be maintained and paid for, insurance covering commercial general liability, property and casualty, business interruption and such other risks, and in such amounts and with such financially sound and reputable insurance companies, as are usually and customarily carried by companies of similar size engaged in similar businesses (and in any event, insuring all Inventory and Equipment against such losses and risks), and will deliver certificates of such insurance to the Collateral Agent with standard loss payable endorsements naming the Collateral Agent as loss payee (on property and casualty policies) and additional insured (on liability policies) as its interests may appear (it being understood that the Collateral Agent’s interests in any such insurance proceeds will be subordinate to the interests of the Senior Lender, except with respect to assets acquired by the Pledgors in connection with the IRS Acquisition). Each such policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days’ prior written notice to the Collateral Agent before any cancellation of the policies for any reason whatsoever and shall provide that any loss shall be payable in accordance with the terms thereof notwithstanding any act of any Pledgor that might result in the forfeiture of such insurance.

(b) Each Pledgor will direct all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder directly to the Collateral Agent (it being understood that, as provided in the Intercreditor Agreement, the Collateral Agent’s interests in any such insurance proceeds will be subordinate to the interests of the Senior Lender, except with respect to assets acquired by the Pledgors in connection with the IRS Acquisition). The Collateral Agent shall hold all such proceeds for the account of the Pledgors. So long as no Event of Default has occurred and is continuing, and subject to any applicable provision of the Investment Agreement requiring the prepayment of the Notes with the proceeds of such insurance, the Collateral Agent shall, at the Company’s request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Collateral Agent of such required payments and such other documents as the Collateral Agent may reasonably request. As and to the extent required by the Investment Agreement, and in any event upon and during the continuance of an Event of Default, the Collateral Agent shall apply such proceeds as a prepayment of the Notes in the order and manner provided in the Investment Agreement. Each Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent at all times during the continuance of an Event of Default, its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name on any check, draft, Instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

(c) If any Pledgor fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, the Collateral

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Agent may, without waiving or releasing any obligation or Default, at the Pledgors’ expense, but without any obligation to do so, procure such policies or pay such premiums. All sums so disbursed by the Collateral Agent, including reasonable attorneys’ fees, court costs, expenses and other charges related thereto, shall be payable by the Pledgors to the Collateral Agent on demand and shall be additional Secured Obligations hereunder, secured by the Collateral.

(d) Each Pledgor will deliver to the Collateral Agent, promptly as rendered, true copies of all material claims and reports made in any reporting forms to insurance companies. Not less than 30 days prior to the expiration date of the insurance policies required to be maintained by any Pledgor hereunder, such Pledgor will deliver to the Collateral Agent one or more certificates of insurance evidencing renewal of the insurance coverage required hereunder plus such other evidence of payment of premiums therefor as the Collateral Agent may request. At least annually, and upon the reasonable request of the Collateral Agent from time to time, each Pledgor will deliver to the Collateral Agent evidence that the insurance required to be maintained pursuant to this Section is in effect.

4.10 Intellectual Property.

(a) Each applicable Pledgor will, at its own expense, execute and deliver to the Collateral Agent on the Closing Date fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office with regard to any Copyright Collateral, Patent Collateral or Trademark Collateral, as the case may be, described in Annex C, D or E hereto. In the event that after the date hereof any Pledgor shall acquire any registered Copyright, Patent or Trademark, or effect any registration of any Copyright, Patent or Trademark or file any application for registration thereof, whether within the United States or any other country or jurisdiction, such Pledgor shall promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annexes C, D and E hereto or to add additional exhibits hereto to include any Copyright, Patent or Trademark that becomes part of the Collateral under this Agreement, and such Pledgor shall additionally, at its own expense, execute and deliver to the Collateral Agent, as promptly as possible (but in any event within 10 days) after the date of such acquisition, registration or application, as applicable, with regard to United States Patents, Trademarks and Copyrights, fully completed assignments in the forms of Exhibits A and B, as applicable, for recordation in the U.S. Copyright Office or the U.S. Patent and Trademark Office as more fully described hereinabove, together in all instances with any other agreements, instruments and documents that the Collateral Agent may reasonably request from time to time to further effect and confirm the assignment and security interest created by this Agreement in such Copyrights, Patents and Trademarks, and each Pledgor hereby appoints the Collateral Agent its attorney-in-fact to execute, deliver and record any and all such agreements, instruments and documents for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed and such power, being coupled with an interest, shall be irrevocable for so long as this Agreement shall be in effect with respect to such Pledgor.

(b) Each Pledgor (either itself or through its licensees or its sublicensees) will, for each Trademark used in the conduct of its business, use its best efforts to (i) maintain such Trademark in full force and effect, free from any claim of abandonment or invalidity for non-use,

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(ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights.

(c) Each Pledgor (either itself or through its licensees or sublicensees) will refrain from committing any act, or omitting any act, whereby any Patent used in the conduct of such Pledgor’s business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number as required by applicable patent laws.

(d) Each Pledgor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as required under applicable copyright laws.

(e) Each Pledgor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright used in the conduct of its business may become abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the U.S. Patent and Trademark Office, U.S. Copyright Office or any court) regarding such Pledgor’s ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(f) Each Pledgor will take all necessary steps that are consistent with the practice in any proceeding before the U.S. Patent and Trademark Office, U.S. Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each application relating to any Patents, Trademarks or Copyrights (and to obtain the relevant grant or registration) and to maintain each registration of any Patents, Trademarks and Copyrights used in the conduct of such Pledgor’s business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with sound business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(g) In the event that any Collateral consisting of a Patent, Trademark or Copyright used in the conduct of any Pledgor’s business is believed infringed, misappropriated or diluted by a third party, such Pledgor shall notify the Collateral Agent promptly after it learns thereof and shall, if consistent with sound business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

(h) Upon the occurrence and during the continuance of any Event of Default, each Pledgor shall use its reasonable best efforts to obtain all requisite consents or approvals from the licensor of each License included within the Copyright Collateral, Patent Collateral or Trademark Collateral to effect the assignment of all of such Pledgor’s right, title and interest thereunder to the Collateral Agent or its designee.

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4.11 Mobile Goods. Upon the request of the Collateral Agent at any time, whether or not an Event of Default shall have occurred and be continuing, each Pledgor will deliver to the Collateral Agent (or to the Senior Lender, in its capacity as agent for the perfection of the Secured Parties’ second-priority Lien) originals of the certificates of title or ownership for all Mobile Goods owned by it, together (in the case of motor vehicles) with the manufacturer’s statement of origin with the Collateral Agent listed as lienholder and odometer statements and together in all other cases with appropriate instruments or certificates of transfer and delivery, duly completed and executed, and will take such other action as the Collateral Agent may deem necessary to perfect the security interest created by this Agreement in all such Mobile Goods.

4.12 [Reserved]

4.13 [Reserved]

4.14 Collateral in Possession of Third Party. Without limiting the generality of any other provision of this Agreement, each Pledgor agrees that it shall not permit any Collateral to be in the possession of any bailee, warehouseman, agent, processor or other third party at any time unless such bailee or other Person shall have been notified of the security interest created by this Agreement (or, if required under applicable law in order to perfect the Collateral Agent’s security interest in such Collateral, such bailee or other Person shall have acknowledged to the Collateral Agent in writing that it is holding such Collateral for the benefit of the Collateral Agent and subject to such security interest and to the instructions of the Collateral Agent) and such Pledgor shall have exercised its reasonable best efforts to obtain from such bailee or other Person, at such Pledgor’s sole cost and expense, the written acknowledgement described above (if not already required by applicable law to perfect the Collateral Agent’s security interest) and agreement to waive and release any Lien (whether arising by operation of law or otherwise) it may have with respect to such Collateral, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.

4.15 Commercial Tort Claims. Each Pledgor agrees that it will, promptly upon becoming aware of any Commercial Tort Claim in its favor, furnish to the Collateral Agent a description thereof meeting the requirements of Section 9-108(e) of the Uniform Commercial Code, execute and deliver such documents, financing statements and other instruments, and take such other action, as the Collateral Agent may reasonably request in order to include such Commercial Tort Claim as Collateral hereunder and to perfect the security interest of the Collateral Agent therein.

4.16 Domain Names.

(a) In the event that after the date hereof any Pledgor shall change, cause a change to, or become aware of a change to information previously provided to the Collateral Agent regarding any Domain Name, such Pledgor shall promptly furnish written notice thereof to the Collateral Agent, and such notice shall include information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex G hereto or adding additional exhibits hereto.

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(b) In the event that after the date hereof any Pledgor shall acquire an interest in any Domain Name, or effect any registration of an interest in any Domain Name (or file any application for registration of an interest therein) with any ICANN-accredited domain name registrar, such Pledgor shall promptly furnish written notice thereof to the Collateral Agent together with information sufficient to permit the Collateral Agent, upon its receipt of such notice, to (and each Pledgor hereby authorizes the Collateral Agent to) modify this Agreement, as appropriate, by amending Annex G hereto or adding additional exhibits hereto to include any Domain Name that becomes part of the Collateral under this Agreement; provided, however, that, except as provided otherwise in this Section 4.16(b), such notice to the Collateral Agent shall not be required for any Domain Name until such time as a Pledgor’s interest in such Domain Name generates $180,000 or more in revenue for the Pledgors on a consolidated basis during the twelve calendar months immediately prior to such determination; and provided further, that notwithstanding the preceding clause, such notice to the Collateral Agent shall be required for all Domain Names acquired by any Pledgor in connection with the IRS Acquisition.

4.17 Protection of Security Interest. Each Pledgor agrees that it will, at its own cost and expense, take any and all actions necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the claims and demands of all other Persons.

ARTICLE V

REMEDIES

5.1 Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Investment Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

(a) To notify any or all account debtors or obligors under any Accounts or Contracts or other Collateral of the security interest in favor of the Collateral Agent created hereby and to direct all such Persons to make payments of all amounts due thereon or thereunder directly to the Collateral Agent or to an account designated by the Collateral Agent; and in such instance and from and after such notice, all amounts and Proceeds (including wire transfers, checks and other Instruments) received by any Pledgor in respect of any Accounts, Contracts or other Collateral shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from the other funds of such Pledgor and shall be forthwith deposited into such account or paid over or delivered to the Collateral Agent in the same form as so received (with any necessary endorsements or assignments), to be held as Collateral and applied to the Secured Obligations as provided herein; and by this provision, each Pledgor irrevocably authorizes and directs each Person who is or shall be a party to or liable for the performance of any Contract, upon receipt of notice from the Collateral Agent to the effect that an Event of Default has occurred and is continuing, to attorn to or otherwise recognize the Collateral Agent as owner under such

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Contract and to pay, observe and otherwise perform the obligations under such Contract to or for the Collateral Agent or the Collateral Agent’s designee as though the Collateral Agent or such designee were such Pledgor named therein, and to do so until otherwise notified by the Collateral Agent;

(b) To take possession of, receive, endorse, assign and deliver, in its own name or in the name of any Pledgor, all checks, notes, drafts and other Instruments relating to any Collateral, including, upon and during the continuation of an Event of Default, receiving, opening and properly disposing of all mail addressed to any Pledgor concerning Accounts and any other Collateral; to verify with account debtors or other contract parties the validity, amount or any other matter relating to any Accounts or other Collateral, in its own name or in the name of any Pledgor; to accelerate any indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate to effect collections and to enforce payment of any Accounts or any other Collateral; to settle, compromise or release in whole or in part any amounts owing on any Accounts or any other Collateral; and to extend the time of payment of any and all amounts owing under any Accounts or any other Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as any Pledgor might have done;

(c) [Reserved]

(d) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(e) To require any Pledgor to, and each Pledgor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or any part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place designated by the Collateral Agent;

(f) To enter and remain upon the premises of any Pledgor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of any Pledgor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Collateral Agent or any designated agent for such time as the Collateral Agent may desire, in order to effectively collect or liquidate the Collateral; and

(g) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of

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whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the applicable Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

5.2 Application of Proceeds.

(a) All Proceeds collected by the Collateral Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in accordance with the Intercreditor Agreement and the provisions of Section 2.6 of the Investment Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Obligations in respect thereof are in existence between any Secured Party and the Company.

(b) In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Investment Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(c) Upon any sale of any Collateral hereunder by the Collateral Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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5.3 Collateral Accounts. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Collateral Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to (and, if directed by the Required Investors pursuant to the Investment Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 5.2.

5.4 Grant of License. Each Pledgor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to any Pledgor) to use, license or sublicense any Patent Collateral, Trademark Collateral or Copyright Collateral now owned or licensed or hereafter acquired or licensed by such Pledgor, wherever the same may be located throughout the world, for such term or terms, on such conditions and in such manner as the Collateral Agent shall determine, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sublicense by the Collateral Agent shall be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each applicable Pledgor notwithstanding any subsequent cure of an Event of Default.

5.5 The Pledgors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable under all Contracts to which it is a party included within the Collateral to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights or remedies hereunder shall not release any Pledgor from any of its obligations under any of such Contracts, and (iii) except as specifically provided for hereinbelow, the Collateral Agent shall not have any obligation or liability by reason of this Agreement under any of such Contracts, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. The powers, rights and remedies conferred on the Collateral Agent hereunder are solely to protect its interest and privilege in such Contracts, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

5.6 Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of

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delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Collateral Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

ARTICLE VI

THE COLLATERAL AGENT

6.1 The Collateral Agent; Standard of Care. The Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Investment Documents, are only those expressly set forth in this Agreement and the other Investment Documents. The Collateral Agent shall act hereunder at the direction, or with the consent, of the Required Investors on the terms and conditions set forth in the Investment Agreement. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

6.2 Further Assurances; Attorney-in-Fact.

(a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of such Pledgor or words of similar effect, regardless of whether any particular asset included within the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of any

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such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement or amendment.

(b) Each Pledgor agrees that it will do such further acts and things (including, without limitation, making any notice filings with state tax or revenue authorities required to be made by account creditors in order to enforce any Accounts in such state) and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments (including, without limitation, assignments of any Domain Name) as the Collateral Agent may reasonably require or deem advisable to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

(c) Each Pledgor hereby irrevocably appoints the Collateral Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Collateral Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Collateral Agent’s discretion after the occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Collateral Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Collateral Agent’s opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement (including, without limitation, any title or ownership applications for filing with applicable state agencies to enable any motor vehicles now or hereafter owned by such Pledgor to be retitled and the Collateral Agent listed as lienholder thereon);

(ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii) to receive, endorse and collect any checks, drafts, Instruments, Chattel Paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iv) to obtain, maintain and adjust any property or casualty insurance required to be maintained by such Pledgor under Section 4.9 and direct the payment of proceeds thereof to the Collateral Agent;

(v) to pay or discharge taxes, Liens or other encumbrances levied or placed on or threatened against the Collateral, the legality or validity thereof and the amounts

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necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become Secured Obligations of the Pledgors to the Collateral Agent, due and payable immediately and without demand;

(vi) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(vii) to take all actions necessary or advisable to effect the assignment of any Pledgor’s interest in any Domain Name to the Collateral Agent; and

(viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Collateral Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Collateral Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

(d) If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Collateral Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Collateral Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 7.1.

ARTICLE VII

MISCELLANEOUS

7.1 Indemnity and Expenses. The Pledgors agree jointly and severally:

(a) To indemnify and hold harmless the Collateral Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) To pay the reasonable fees and expenses of counsel to the Collateral Agent and to reimburse the Collateral Agent upon demand for all reasonable costs and expenses incurred by it, in each case in connection with (i) the engagement of appraisers, consultants, auditors or similar Persons by the Collateral Agent at any time to render opinions concerning the value of the Collateral, (ii) the creation, perfection and maintenance of the perfection of the Collateral

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Agent’s Liens upon the Collateral, including, without limitation, Lien search, filing and recording fees, (iii) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (iv) the exercise or enforcement of any rights or remedies granted hereunder, under any of the other Investment Documents or otherwise available to it (whether at law, in equity or otherwise), or (v) the failure by any Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, and the termination of this Agreement or any other Investment Document.

7.2 No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Investment Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Investment Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

7.3 Enforcement. By its acceptance of the benefits of this Agreement, each Investor agrees that this Agreement may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the Required Investors as provided for in the Investment Agreement, and that no Investor shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

7.4 Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement shall be effective unless in a writing signed by the Collateral Agent and such of the Investors as may be required under the provisions of the Investment Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

7.5 Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements (as hereinafter defined), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer

24

any of its rights, interests, duties or obligations hereunder without the prior written consent of the Investors) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Investment Agreement or any other applicable Investment Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall terminate; and in connection with any such release or termination, the Collateral Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Collateral Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and any Pledgor Accession. For purposes of this Agreement, “Termination Requirements” means the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable).

7.6 Additional Pledgors. Each Pledgor recognizes that the provisions of the Investment Agreement require Persons that become Subsidiaries of the Company, and that are not already parties hereto, to execute and deliver a Pledgor Accession, whereupon each such Person shall become a Pledgor hereunder with the same force and effect as if originally a Pledgor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Collateral Agent’s actions in effecting the same or in releasing any Pledgor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Pledgor or any other Pledgor.

7.7 Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Investment Agreement and the Guaranty Agreement.

7.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida (but excluding choice of law and conflict of law principles that would require the application of laws of any other jurisdiction).

7.9 Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

7.10 Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

7.11 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

7.12 Intercreditor Agreement. The Collateral Agent’s and the Secured Parties’ rights and remedies hereunder are intended to be subject to and be construed in accordance with the terms of the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

THE COMPANY:

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

SUBSIDIARIES:

WALNUT VENTURES, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

INTERSEARCH CORPORATE SERVICES, INC.

By:
Name:	Kimberly L. O’Donnell
Title:	President

LA JOLLA INTERNET PROPERTIES, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

INTERNET REVENUE SERVICES, INC.

By:
Name:	Robert Hoult
Title:	President

[Signatures Continued on Following Page]

Signatures to Security Agreement

OVERSEAS INTERNET PROPERTIES, INC.

By:
Name:	Kimberly L. O’Donnell
Title:	President

DOTTED VENTURES, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

Signatures to Security Agreement

Accepted and agreed to:

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP,
as Collateral Agent

By:	CapitalSouth Partners F-II, LLC, its General Partner

By:
Name:	Joseph B. Alala
Title:	President and Manager

Signatures to Security Agreement

ANNEX A

FILING LOCATIONS

Name of Pledgor	Filing Location

ANNEX B

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

InterSearch Group, Inc.:

Jurisdiction of Incorporation/Organization:	Florida

Federal Tax ID No.:

Organizational ID No.:

Chief Executive Office:

Records Related to Collateral:

Equipment or Inventory:

Other Places of Business:

Names included in tax filings (last five years):

Trade/fictitious or prior corporate names (last five years):

[Repeat for each Subsidiary]

ANNEX C

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration No.	Country	Issue or Filing Date

ANNEX D

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

ANNEX E

TRADEMARKS AND TRADEMARK APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

ANNEX F

COMMERCIAL TORT CLAIMS

[None.]

ANNEX G

DOMAIN NAMES

EXHIBIT A

ASSIGNMENT AND GRANT OF SECURITY INTEREST

IN COPYRIGHTS

WHEREAS, [NAME OF PLEDGOR] (the “Pledgor”) is the owner of the copyrights listed on Schedule A attached hereto, which copyrights are registered or have pending registrations in the United States Copyright Office as set forth on Schedule A attached hereto (all such copyrights, registrations and applications, collectively, the “Copyrights”); and

WHEREAS, the Pledgor has entered into a Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of July __, 2006, in which the Pledgor has agreed with CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, as Collateral Agent (the “Collateral Agent”), with offices at 1011 East Morehead Street, Suite 150, Charlotte, North Carolina 28204, to execute this Assignment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby assign and grant to the Collateral Agent a security interest in all of its right, title and interest in and to the Copyrights, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Copyrights. This Assignment has been given in conjunction with the assignment and security interest granted to the Collateral Agent under the Security Agreement, and the provisions of this Assignment are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

[NAME OF PLEDGOR]

By:
Name:
Title:

State of

County of

Before me appeared                                         , the person who signed this instrument, who acknowledged that he/she signed it as a free act on his/her own behalf or on behalf of the identified corporation or other juristic entity with authority to do so.

This          day of                     , 2006.

Notary Public

(Seal)

My Commission Expires:

2

Schedule A

COPYRIGHTS AND COPYRIGHT APPLICATIONS

Pledgor	Application or Registration No.	Country	Issue or Filing Date

3

EXHIBIT B

ASSIGNMENT AND GRANT OF SECURITY INTEREST

IN PATENTS AND TRADEMARKS

WHEREAS, [NAME OF PLEDGOR] (the “Pledgor”) is the owner of the trademarks and service marks listed on Schedule A attached hereto, which marks are registered or have pending registrations in the United States Patent and Trademark Office as set forth on Schedule A attached hereto (all such trademarks, service marks, registrations and applications, collectively, the “Trademarks”) and is the owner of the patents listed on Schedule A attached hereto, which patents are registered or have pending applications in the United States Patent and Trademark Office as set forth on Schedule A attached hereto (all such patents, registrations and applications, collectively, the “Patents”); and

WHEREAS, the Pledgor has entered into a Security Agreement (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), dated as of July     , 2006, in which the Pledgor has agreed with CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, as Collateral Agent (the “Collateral Agent”), with offices at 1011 East Morehead Street, Suite 150, Charlotte, North Carolina 28204, to execute this Assignment;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), the Pledgor does hereby assign and grant to the Collateral Agent a security interest in all of its right, title and interest in and to the Trademarks and the Patents, and the use thereof, together with all proceeds and products thereof and the goodwill of the businesses symbolized by the Trademarks and the Patents. This Assignment has been given in conjunction with the assignment and security interest granted to the Collateral Agent under the Security Agreement, and the provisions of this Assignment are without prejudice to and in addition to the provisions of the Security Agreement, which are incorporated herein by this reference.

[NAME OF PLEDGOR]

By:
Name:
Title:

State of

County of

Before me appeared                                         , the person who signed this instrument, who acknowledged that he/she signed it as a free act on his/her own behalf or on behalf of the identified corporation or other juristic entity with authority to do so.

This          day of                     , 2006.

Notary Public

(Seal)

My Commission Expires:

2

TRADEMARKS AND TRADEMARK APPLICATIONS

Pledgor	Mark	Application or Registration No.	Country	Issue or Filing Date

PATENTS AND PATENT APPLICATIONS

Pledgor	Application or Registration No.	Country	Inventor	Issue or Filing Date

3

EXHIBIT C

FORM OF

PLEDGOR ACCESSION

THIS PLEDGOR ACCESSION (this “Accession”), dated as of                         ,         , is executed and delivered by [NAME OF NEW GUARANTOR], a                      corporation (the “New Pledgor”), in favor of [COLLATERAL AGENT NAME], in its capacity as Collateral Agent under the Investment Agreement referred to hereinbelow (in such capacity, the “Collateral Agent”), pursuant to the Security Agreement referred to hereinbelow.

Reference is made to the Investment Agreement, dated as of July     , 2006, among INTERSEARCH GROUP, INC. (the “Company”) and the Investors party thereto (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”). In connection with and as a condition to the Investors’ purchase of the Notes under the Investment Agreement, certain of the Company’s subsidiaries have executed and delivered (i) a Guaranty Agreement, dated as of July     , 2006 (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which such subsidiaries have guaranteed the payment in full of the obligations of the Company under the Investment Agreement and the other Investment Documents (as defined in the Investment Agreement), and (ii) a Security Agreement, dated as of July     , 2006 (as amended, modified, restated or supplemented from time to time, the “Security Agreement”), pursuant to which they have granted in favor of the Collateral Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Investment Agreement, the Guaranty Agreement and the other Investment Documents. Capitalized terms used herein without definition shall have the meanings given to them in the Security Agreement.

The Company has agreed under the Investment Agreement to cause each of its future subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder and to the Security Agreement as a Pledgor thereunder. The New Pledgor is a subsidiary of the Company and, as required by the Investment Agreement, has become a guarantor under the Guaranty Agreement as of the date hereof. The New Pledgor will obtain benefits as a result of the Investors’ maintaining an investment in the Notes under the Investment Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Investors to maintain an investment in the Notes under the Investment Agreement, the New Pledgor hereby agrees as follows:

1. The New Pledgor hereby joins in and agrees to be bound by each and all of the provisions of the Security Agreement as a Pledgor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 2.1 of the Security Agreement, and as security for all of the Secured Obligations, the New Pledgor hereby pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 2.1 of the Security Agreement, all on the terms and subject to the conditions set forth in the Security Agreement.

2. The New Pledgor hereby represents and warrants that (i) Schedule 1 hereto sets forth all information required to be listed on Annexes A, B, C, D and E to the Security Agreement in order to make each representation and warranty contained in Sections 3.1 and 3.2 of the Security Agreement true and correct with respect to the New Pledgor as of the date hereof and after giving effect to this Accession and (ii) after giving effect to this Accession and to the incorporation into such Annexes, as applicable, of the information set forth in Schedule 1, each representation and warranty contained in Article III of the Security Agreement is true and correct with respect to the New Pledgor as of the date hereof, as if such representations and warranties were set forth at length herein.

3. This Accession shall be an Investment Document (within the meaning of such term under the Investment Agreement), shall be binding upon and enforceable against the New Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Security Agreement and made a part thereof.

2

IN WITNESS WHEREOF, the New Pledgor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW PLEDGOR]

By:
Name:
Title:

3

Schedule 1

Information to be added to Annex A of the Security Agreement:

FILING LOCATIONS

Secretary of State of

Information to be added to Annex B of the Security Agreement:

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

Jurisdiction of Incorporation/Organization:

Federal Tax ID No.:

Organizational ID No.:

Chief Executive Office:

Records Related to Collateral:

Equipment or Inventory:

Other Places of Business:

Names included in tax filings (last five years):

Trade/fictitious or prior corporate names (last five years):

Information to be added to [Annexes C/D/E] of the Security Agreement:

[Complete as applicable]

4

EXHIBIT E

FORM OF

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT, dated as of the      day of July, 2006 (this “Agreement”), is made by INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), and by each of the undersigned Subsidiaries of the Company and each other Subsidiary that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit B (a “Pledgor Accession”; the undersigned and such other Subsidiaries, collectively, together with the Company, the “Pledgors”), in favor of CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, a North Carolina limited partnership, as Collateral Agent for the Investors party to the Investment Agreement referred to below (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as hereinafter defined). Except as otherwise provided herein, capitalized terms used herein without definition shall have the meanings given to them in the Investment Agreement referred to below; if not used therein, they shall have the meanings given to them in that certain Security Agreement, dated as of July     , 2006, between the Company and the Investors (as amended, modified, restated or supplemented from time to time, the “Security Agreement”).

RECITALS

A. The Company and the Investors (including the Collateral Agent) are parties to an Investment Agreement, dated as of July     , 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), providing for the issuance of the Company’s 13.5% senior subordinated notes due 2011 (the “Notes”), upon the terms and subject to the conditions set forth therein.

B. As a condition to the Investors’ purchase of the Notes under the Investment Agreement, each Subsidiary that is a party to this Agreement as of the date hereof has entered into a Guaranty Agreement, dated as of the date hereof (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which each has guaranteed to the Secured Parties the payment in full of the Obligations of the Company under the Investment Agreement and the other Investment Documents. Additionally, certain other Subsidiaries of the Company may from time to time after the date hereof enter into the Guaranty Agreement, pursuant to which such Subsidiaries will guarantee to the Secured Parties the payment in full of the Obligations of the Company under the Investment Agreement and the other Investment Documents.

C. As security for the obligations of the Company and its subsidiaries under the Investment Agreement, the parties to this Agreement have agreed that the Secured Parties will have a first-priority lien on the assets (except for accounts receivable) that were acquired by the Company in connection with the IRS Acquisition and in the capital stock of Internet Revenue Services, Inc., and a second-priority lien upon all other assets of the Company and its subsidiaries, all as more particularly set forth in the Intercreditor Agreement.

D. It is a further condition to the purchase of the Notes by the Investors under the Investment Agreement that the Pledgors shall have agreed, by executing and delivering this Agreement, to secure the payment in full of their respective obligations under the Investment Agreement, the Guaranty Agreement and the other Investment Documents. The Secured Parties are relying on this Agreement in their decision to purchase the Notes under the Investment Agreement, and would not enter into the Investment Agreement without the execution and delivery of this Agreement by the Pledgors.

E. The Pledgors will obtain benefits as a result of the receipt by the Company of the proceeds of the Notes under the Investment Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Agreement.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the Secured Parties to enter into the Investment Agreement and to induce the Investors to purchase the Notes thereunder, each Pledgor hereby agrees as follows:

1. Pledge and Grant of Security Interest. Each Pledgor hereby pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the Investors and the Collateral Agent (collectively, the “Secured Parties”), and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of such Pledgor’s right, title and interest in and to the following, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Collateral”):

(i) all of the issued and outstanding shares, interests or other equivalents of capital stock of each Person that is a direct Subsidiary of such Pledgor as of the date hereof or that becomes a direct Subsidiary of such Pledgor at any time after the date hereof, at any time now or hereafter owned by such Pledgor, whether voting or non-voting and whether common or preferred; all partnership, joint venture, limited liability company or other equity interests in each Person not a corporation that is a direct Subsidiary of such Pledgor as of the date hereof or that becomes a direct Subsidiary of such Pledgor at any time after the date hereof, at any time now or hereafter owned by such Pledgor; all options, warrants and other rights to acquire, and all securities convertible into, any of the foregoing; all rights to receive interest, income, dividends, distributions, returns of capital and other amounts (whether in cash, securities, property, or a combination thereof), and all additional stock, warrants, options, securities, interests and other property, from time to time paid or payable or distributed or distributable in respect of any of the foregoing (but subject to the provisions of Section 7), including, without limitation, all rights of such Pledgor to receive amounts due and to become due under or in respect of any partnership agreement, joint venture agreement, limited liability company operating agreement, stockholders agreement or other agreement creating, governing or evidencing any such capital stock or equity interests and to which any Pledgor is now or hereafter becomes a party, as any such agreement may be amended, modified, supplemented, restated or replaced from time to time (collectively, “Ownership Agreements”) or upon the termination thereof; all rights of access to the

2

books and records of any such Subsidiary; and all other rights, powers, privileges, interests, claims and other property in any manner arising out of or relating to any of the foregoing, of whatever kind or character (including any tangible or intangible property or interests therein), and whether provided by contract or granted or available under applicable law in connection therewith, including, without limitation, such Pledgor’s right to vote and to manage and administer the business of any such Subsidiary pursuant to any applicable Ownership Agreement; together with all certificates, instruments and entries upon the books of financial intermediaries at any time evidencing any of the foregoing, in each case whether now owned or existing or hereafter acquired or arising (collectively, the “Pledged Interests”); provided, however, that at no time shall the Pledged Interests of any such Subsidiary that is a Foreign Subsidiary exceed 65% of all such shares, interests, rights and other property of the type described in this clause (i) of such Foreign Subsidiary that is entitled to vote; and

(ii) any and all proceeds (as defined in the Uniform Commercial Code) of or from any and all of the foregoing and, to the extent not otherwise included in the foregoing, (y) all payments under any insurance (whether or not the Collateral Agent is the loss payee thereunder), indemnity, warranty or guaranty with respect to any of the foregoing Collateral and (z) all other amounts from time to time paid or payable under or with respect to any of the foregoing Collateral (collectively, “Proceeds”). For purposes of this Agreement, the term “Proceeds” includes whatever is receivable or received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether voluntarily or involuntarily.

2. Security for Secured Obligations. This Agreement and the Collateral secure the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of (a) in the case of the Company, all Obligations of the Company under the Investment Agreement and the other Investment Documents, including, without limitation, all principal of and interest on the Notes, all fees, expenses, indemnities and other amounts payable by the Company under the Investment Agreement or any other Investment Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Company seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and (b) in the case of each other Pledgor, all of its liabilities and obligations as a Guarantor (as defined in the Guaranty Agreement) in respect of the Obligations; and in each case under (a) and (b) above, (i) all such liabilities and obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due, and (ii) all fees, costs and reasonable out-of-pocket expenses payable by the Pledgors under Section 11, in each case under (a) and (b) above whether now existing or hereafter created or arising and whether direct or indirect, absolute or contingent, due or to become due (the liabilities and obligations of the Pledgors described in this Section 2, collectively, the “Secured Obligations”).

3

3. Representations and Warranties. Each Pledgor represents and warrants as follows:

(a) As of the date hereof, the Pledged Interests required to be pledged hereunder by each Pledgor consist of the number and type of shares of capital stock (in the case of issuers that are corporations) or the percentage and type of other Pledged Interests (in the case of issuers other than corporations) as described beneath such Pledgor’s name in Annex A. All of the Pledged Interests have been duly and validly issued and are fully paid and nonassessable. Except for the Pledged Shares and any shares of capital stock and other equity arrangements expressly indicated on Schedule 5.7 to the Investment Agreement, as of the Closing Date there are no shares of capital stock, warrants, rights, options or other equity securities of any Subsidiary of any Pledgor outstanding or reserved for any purpose. As to each issuer thereof, the Pledged Interests pledged hereunder constitute 100% of the outstanding capital stock of or other equity interests in such issuer, except as set forth in Annex A (or, in the case of any issuer that is a Foreign Subsidiary, such lower percentage, not less than 65% (with respect to voting capital stock or other equity interests only) in any event, as may be permitted by the terms of this Agreement and the Investment Agreement).

(b) Each Pledgor owns all Pledged Interests purported to be pledged by it hereunder, free and clear of any Liens except for the Liens granted to the Collateral Agent (and except for the Senior Liens), for the benefit of the Secured Parties, pursuant to this Agreement. As of the Closing Date and after giving effect to the consummation of the transactions contemplated by the Investment Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office (except in respect of the Senior Liens and except for filings with respect to which termination statements and other necessary releases have been delivered to the Collateral Agent for filing), and no Pledgor has filed or consented to the filing of any such statement or notice, except (i) Uniform Commercial Code financing statements naming the Collateral Agent as secured party or (ii) in respect of the Senior Liens.

(c) This Agreement, together with (i) in the case of uncertificated Pledged Interests consisting of interests in any partnership or limited liability company, the filing of duly completed Uniform Commercial Code financing statements naming the applicable Pledgor as debtor, the Collateral Agent as secured party, and describing such Collateral, in the jurisdiction in which such Pledgor is incorporated or organized (which jurisdiction, together with the location of such Pledgor’s chief executive office, is set forth beneath such Pledgor’s name on Annex B hereto), (ii) in the case of uncertificated Pledged Interests consisting of capital stock, registration of transfer thereof to the Collateral Agent on the issuer’s books or the execution by the issuer of a control agreement satisfying the requirements of Section 8-106 (or its successor provision) of the Uniform Commercial Code, and (iii) the delivery to the Collateral Agent (or to the Senior Lender in its capacity as collateral agent for perfection of the Secured Parties’ second-priority Liens) of all stock certificates and instruments included in the Collateral (and assuming continued possession thereof by the Collateral Agent), creates, and at all times shall constitute, a valid and perfected security interest in and Lien upon the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, to the extent a security interest therein can be perfected by such filings or possession, as applicable, and no other or additional filings, registrations, recordings or actions are or shall be necessary or appropriate in order to maintain the perfection and priority of such Lien and security interest except for continuation statements required under the Uniform Commercial Code.

4

As provided in the Intercreditor Agreement, the Liens granted by the Pledgors hereunder in Collateral consisting of assets acquired by such Pledgors in connection with the IRS Acquisition and in the capital stock of Internet Revenue Services, Inc. will be superior and prior to the Liens and rights of all Persons therein (including the Senior Lender), and all Liens granted by the Pledgor hereunder in all other Collateral will be subordinate and junior to any Senior Liens on such Collateral, but will be superior and prior to any Liens and rights of all other Persons therein.

(d) No authorization, consent or approval of, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by any Pledgor of this Agreement, the grant by it of the Lien and security interest in favor of the Collateral Agent provided for herein, or the exercise by the Collateral Agent of its rights and remedies hereunder, except for (i) the Uniform Commercial Code filings with respect to any Pledged Interests in any partnership or limited liability company, as described in Section (c), and (ii) such filings and approvals as may be required in connection with a disposition of any of the Pledged Interests by laws affecting the offering and sale of securities generally.

(e) No Pledged Interest consisting of limited liability company or partnership interests in the Company or any Subsidiary (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the Uniform Commercial Code, (iii) is an investment company security, (iv) is held in a securities account or (v) constitutes a “security” or a “financial asset” within the meaning of Article 8 of the Uniform Commercial Code.

4. Delivery of Collateral. All certificates or instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, shall be in form suitable for transfer by delivery and shall be delivered together with undated stock powers duly executed in blank, appropriate endorsements or other necessary instruments of registration, transfer or assignment, duly executed and in form and substance satisfactory to the Collateral Agent, and in each case such other instruments or documents as the Collateral Agent may reasonably request; provided, however, it is understood that stock certificates representing the capital stock of Internet Revenue Services, Inc. will be so delivered to the Collateral Agent to provide for the Collateral Agent’s first-priority Lien on such Collateral, and as provided in the Intercreditor Agreement, all other certificates shall be (or heretofore have been) delivered to the Senior Lender in its capacity as agent for the perfection of the Secured Parties’ second-priority Liens on such Collateral.

5. Certain Covenants.

(a) If any Pledgor shall, at any time and from time to time after the date hereof, acquire any additional capital stock or other Pledged Interests in any Person of the types described in the definition of the term “Pledged Interests,” the same shall be automatically deemed to be Pledged Interests hereunder, and to be pledged to the Collateral Agent pursuant to Section 1 (subject, in the case of Pledged Interests in Foreign Subsidiaries, to the limitation set forth in the proviso at the end of clause (i) of Section 1), and such Pledgor will forthwith pledge and deposit the same with the Collateral Agent and deliver to the Collateral Agent any certificates therefor, together with undated stock powers or other necessary instruments of

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transfer or assignment, duly executed in blank and in form and substance reasonably satisfactory to the Collateral Agent, together with such other certificates and instruments as the Collateral Agent may reasonably request (including Uniform Commercial Code financing statements or appropriate amendments thereto); provided, however, it is understood that stock certificates representing the capital stock of Internet Revenue Services, Inc. will be so delivered to the Collateral Agent to provide for the Collateral Agent’s first-priority Lien on such Collateral, and as provided in the Intercreditor Agreement, all other certificates shall be (or heretofore have been) delivered to the Senior Lender in its capacity as agent for the perfection of the Secured Parties’ second-priority Liens on such Collateral. Such Pledgor will promptly thereafter deliver to the Collateral Agent a fully completed and duly executed amendment to this Agreement in the form of Exhibit A (each, a “Pledge Amendment”) in respect thereof. Each Pledgor hereby authorizes the Collateral Agent to attach each such Pledge Amendment to this Agreement, and agrees that all such Collateral listed on any Pledge Amendment shall for all purposes be deemed Collateral hereunder and shall be subject to the provisions hereof; provided that the failure of any Pledgor to execute and deliver any Pledge Amendment with respect to any such additional Collateral as required hereinabove shall not impair the security interest of the Collateral Agent in such Collateral or otherwise adversely affect the rights and remedies of the Collateral Agent hereunder with respect thereto. Further, no Pledgor will (i) change its name, identity or corporate structure, (ii) change its chief executive office from the location thereof listed on Annex B, or (iii) change the jurisdiction of its incorporation or organization from the jurisdiction listed on Annex B (whether by merger or otherwise), unless in each case such Pledgor has (1) given twenty (20) days’ prior written notice to the Collateral Agent of its intention to do so, together with information regarding any such new location and such other information in connection with such proposed action as the Collateral Agent may reasonably request, and (2) delivered to the Collateral Agent ten (10) days prior to any such change or removal such documents, instruments and financing statements as may be reasonably required by the Collateral Agent, all in form and substance reasonably satisfactory to the Collateral Agent, paid all necessary filing and recording fees and taxes, and taken all other actions reasonably requested by the Collateral Agent (including, at the request of the Collateral Agent, delivery of opinions of counsel reasonably satisfactory to the Collateral Agent to the effect that all such actions have been taken), in order to perfect and maintain the Lien upon and security interest in the Collateral provided for herein in accordance with the provisions of Section 3(c).

(b) If any Pledged Interests (whether now owned or hereafter acquired) included in the Collateral are “uncertificated securities” within the meaning of the Uniform Commercial Code or are otherwise not evidenced by any certificate or instrument, each applicable Pledgor will promptly notify the Collateral Agent thereof and will promptly take and cause to be taken, and will (if the issuer of such uncertificated securities is a Person other than a Subsidiary of the Company) use commercially reasonable efforts to cause the issuer to take, all actions required under Articles 8 and 9 of the Uniform Commercial Code and any other applicable law, to enable the Collateral Agent to acquire “control” of such uncertificated securities (within the meaning of such term under Section 8-106 (or its successor provision) of the Uniform Commercial Code) and as may be otherwise necessary to perfect the security interest of the Collateral Agent therein.

(c) No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant any Lien with respect to or otherwise encumber any of the Collateral or any interest therein, except for the Senior Liens and except for the security interest created in

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favor of the Collateral Agent hereunder and except as may be otherwise expressly permitted in accordance with the terms of this Agreement and the Investment Agreement (including any applicable provisions therein regarding delivery of proceeds of sale or disposition to the Collateral Agent).

(d) Except to the extent otherwise expressly permitted by or pursuant to the Investment Agreement, the Pledgors will cause the Pledged Interests in each issuer pledged hereunder to constitute at all times 100% of the capital stock or other Pledged Interests in such issuer, such that the issuer shall be a direct or indirect Wholly Owned Subsidiary of the Company (subject, in the case of Pledged Interests in Foreign Subsidiaries, to the limitation set forth in the proviso at the end of clause (i) of Section 1), and unless the Collateral Agent shall have given its prior written consent or except as may be expressly permitted by the Investment Agreement, no Pledgor will cause or permit any such issuer to issue or sell any new capital stock, any warrants, options or rights to acquire the same, or other Pledged Interests of any nature to any Person other than such Pledgor, or cause, permit or consent to the admission of any other Person as a stockholder, partner or member of any such issuer.

(e) Each Pledgor agrees that it will, at its own cost and expense, take any and all actions reasonably necessary to warrant and defend the right, title and interest of the Secured Parties in and to the Collateral against the material claims and demands of all other Persons or as otherwise reasonably requested by the Collateral Agent.

6. Voting Rights. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise all voting and other consensual rights pertaining to its Pledged Interests (subject to its obligations under Section 5(a)), and for that purpose the Collateral Agent will execute and deliver or cause to be executed and delivered to each applicable Pledgor all such proxies and other instruments as such Pledgor may reasonably request in writing to enable such Pledgor to exercise such voting and other consensual rights; provided, however, that no Pledgor will cast any vote, give any consent, waiver or ratification, or take or fail to take any action, in any manner that would, or could reasonably be expected to, violate or be inconsistent with any of the terms of this Agreement, the Investment Agreement or any other Investment Document or have the effect of materially and adversely impairing the position or interests of the Secured Parties.

7. Dividends and Other Distributions. So long as no Event of Default shall have occurred and be continuing (or would occur as a result thereof), and except as provided otherwise herein, all interest, income, dividends, distributions and other amounts payable in cash in respect of the Pledged Interests may be paid to and retained by the Pledgors; provided, however, that all such interest, income, dividends, distributions and other amounts shall, at all times after the occurrence and during the continuance of an Event of Default, be paid to the Collateral Agent and retained by it as part of the Collateral (subject to the terms of the Intercreditor Agreement and except to the extent applied upon receipt to the repayment of the Secured Obligations). Subject to the terms of the Intercreditor Agreement, the Collateral Agent shall also be entitled at all times (whether or not during the continuance of an Event of Default) to receive directly, and to retain as part of the Collateral, (i) all interest, income, dividends, distributions or other amounts paid or payable in cash or other property in respect of any Pledged Interests in connection with the dissolution, liquidation, recapitalization or reclassification of the

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capital of the applicable issuer to the extent representing (in the reasonable judgment of the Collateral Agent) an extraordinary, liquidating or other distribution in return of capital, (ii) all additional Pledged Interests or other securities or property (other than cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any noncash dividend, distribution, return of capital, spin-off, stock split, split-up, reclassification, combination of shares or interests or similar rearrangement, and (iii) without affecting any restrictions against such actions contained in the Investment Agreement, all additional Pledged Interests or other securities or property (including cash) paid or payable or distributed or distributable in respect of any Pledged Interests in connection with any consolidation, merger, exchange of securities, liquidation or other reorganization. All interest, income, dividends, distributions or other amounts that are received by any Pledgor in violation of the provisions of this Section shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsements), all subject to the terms of the Intercreditor Agreement. Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section shall be retained by the Collateral Agent in a Collateral Account (as hereinafter defined) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 9. The Collateral Agent shall, within five Business Days after all Events of Default have been cured or waived, repay to each applicable Pledgor all cash interest, income, dividends, distributions and other amounts that such Pledgor would otherwise be permitted to retain pursuant to the provisions of this Section and that remain in such Collateral Account.

8. Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, the Collateral Agent shall be entitled to exercise in respect of the Collateral all of its rights, powers and remedies provided for herein or otherwise available to it under any other Investment Document, by law, in equity or otherwise, including all rights and remedies of a secured party under the Uniform Commercial Code, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights, which each Pledgor agrees to be commercially reasonable:

(a) To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to any Pledgor and with or without disclosing that such Collateral is subject to the security interest created hereunder;

(b) To exercise (i) all voting, consensual and other rights and powers pertaining to the Pledged Interests (whether or not transferred into the name of the Collateral Agent), at any meeting of shareholders, partners, members or otherwise, and (ii) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, reclassification, combination of shares or interests, similar rearrangement or other similar fundamental change in the structure of the applicable issuer, or upon the exercise by any Pledgor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Interests), and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine, and give all consents,

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waivers and ratifications in respect of the Pledged Interests, all without liability except to account for any property actually received by it, but the Collateral Agent shall have no duty to exercise any such right, privilege or option or give any such consent, waiver or ratification and shall not be responsible for any failure to do so or delay in so doing; and for the foregoing purposes each Pledgor will promptly execute and deliver or cause to be executed and delivered to the Collateral Agent, upon request, all such proxies and other instruments as the Collateral Agent may reasonably request to enable the Collateral Agent to exercise such rights and powers; AND IN FURTHERANCE OF THE FOREGOING AND WITHOUT LIMITATION THEREOF, EACH PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE COLLATERAL AGENT AS THE TRUE AND LAWFUL PROXY AND ATTORNEY-IN-FACT OF SUCH PLEDGOR, WITH FULL POWER OF SUBSTITUTION IN THE PREMISES, TO EXERCISE ALL SUCH VOTING, CONSENSUAL AND OTHER RIGHTS AND POWERS TO WHICH ANY HOLDER OF ANY PLEDGED INTERESTS WOULD BE ENTITLED BY VIRTUE OF HOLDING THE SAME, WHICH PROXY AND POWER OF ATTORNEY, BEING COUPLED WITH AN INTEREST, IS IRREVOCABLE AND SHALL BE EFFECTIVE FOR SO LONG AS THIS AGREEMENT SHALL BE IN EFFECT; and

(c) To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, on any securities exchange on which any Pledged Interests may be listed, at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem satisfactory. If any of the Collateral is sold by the Collateral Agent upon credit or for future delivery, the Collateral Agent shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Collateral Agent may resell such Collateral. In no event shall any Pledgor be credited with any part of the Proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Collateral Agent. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of any Pledgor, and each Pledgor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Collateral Agent to marshal any assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted. No demand, presentment, protest, advertisement or notice of any kind (except any notice required by law, as referred to below), all of which are hereby expressly waived by each Pledgor, shall be required in connection with any sale or other disposition of any part of the Collateral. If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under applicable law, the Collateral Agent shall give the applicable Pledgor at least ten (10) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice each Pledgor agrees is commercially reasonable. The Collateral Agent shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Upon each public sale and, to the extent permitted by applicable law, upon each private sale, the Collateral Agent may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement and application (without recourse) of the Secured Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

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9. Application of Proceeds.

(a) All Proceeds collected by the Collateral Agent upon any sale, other disposition of or realization upon any of the Collateral, together with all other moneys received by the Collateral Agent hereunder, shall be applied in accordance with the Intercreditor Agreement and the provisions of Section 2.6 of the Investment Agreement. Unless it has actual knowledge (including by way of written notice from any such Secured Party) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secured Obligations in respect thereof are in existence between any Secured Party and the Company.

(b) In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Secured Parties are legally entitled, the Pledgors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Investment Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(c) Upon any sale of any Collateral hereunder by the Collateral Agent (whether by virtue of the power of sale herein granted, pursuant to judicial proceeding, or otherwise), the receipt of the Collateral Agent or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(d) Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to cause to be established and maintained, at its principal office or such other location or locations as it may establish from time to time in its discretion, one or more accounts (collectively, “Collateral Accounts”) for the collection of cash Proceeds of the Collateral. Such Proceeds, when deposited, shall continue to constitute Collateral for the Secured Obligations and shall not constitute payment thereof until applied as herein provided. The Collateral Agent shall have sole dominion and control over all funds deposited in any Collateral Account, and such funds may be withdrawn therefrom only by the Collateral Agent. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right to (and, if directed by the Required Investors pursuant to the Investment Agreement, shall) apply amounts held in the Collateral Accounts in payment of the Secured Obligations in the manner provided for in Section 9(a).

10. Private Sales.

(a) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws as in effect from time to time, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Interests conducted without registration or qualification under the Securities Act and such state securities laws, to limit purchasers to any one or more Persons who will represent and agree, among other

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things, to acquire such Pledged Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be made in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable in its sole and absolute discretion, including at prices and on terms that might be less favorable than those obtainable through a public sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such sale shall not be deemed not to have been made in a commercially reasonable manner solely because it was conducted as a private sale, and agrees that the Collateral Agent shall have no obligation to conduct any public sales and no obligation to delay the sale of any Pledged Interests for the period of time necessary to permit its registration for public sale under the Securities Act and applicable state securities laws, and shall not have any responsibility or liability as a result of its election so not to conduct any such public sales or delay the sale of any Pledged Interests, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after such registration. Each Pledgor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which any Pledged Interests may have been sold at any private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Interests to more than one offeree.

(b) Each Pledgor agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgors.

11. Indemnity and Expenses. The Pledgors agree jointly and severally:

(a) To indemnify and hold harmless the Collateral Agent, each other Secured Party and each of their respective directors, officers, employees, agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys’ fees and expenses) in any way arising out of or in connection with this Agreement and the transactions contemplated hereby, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b) To pay and reimburse the Collateral Agent upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) that the Collateral Agent may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under any of the other Investment Documents or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by any Pledgor to perform or observe any of the provisions hereof. The provisions of this Section shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the Commitments, and the termination of this Agreement or any other Investment Document.

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12. The Collateral Agent; Standard of Care. The Collateral Agent will hold all items of the Collateral at any time received under this Agreement in accordance with the provisions hereof. The obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement and the other Investment Documents, are only those expressly set forth in this Agreement and the other Investment Documents. The Collateral Agent shall act hereunder at the direction, or with the consent, of the Required Investors on the terms and conditions set forth in the Investment Agreement. The powers conferred on the Collateral Agent hereunder are solely to protect its interest, on behalf of the Secured Parties, in the Collateral, and shall not impose any duty upon it to exercise any such powers. Except for treatment of the Collateral in its possession in a manner substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property of a similar nature, and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to the Collateral. Neither the Collateral Agent nor any other Secured Party shall be liable to any Pledgor (i) for any loss or damage sustained by such Pledgor, or (ii) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Collateral Agent or any other Secured Party of any right or remedy under this Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Collateral Agent or any other Secured Party, except to the extent that the same is caused by its own gross negligence, willful misconduct or its material breach of the standard of conduct set forth in the immediately preceding sentence.

13. Further Assurances; Attorney-in-Fact.

(a) Each Pledgor agrees that it will join with the Collateral Agent to execute and, at its own expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents and instruments in such offices as the Collateral Agent may reasonably deem necessary or appropriate, and wherever required or permitted by law, in order to perfect and preserve the Collateral Agent’s security interest in the Collateral, and hereby authorizes the Collateral Agent to file financing statements and amendments thereto relating to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Collateral Agent such additional conveyances, assignments, agreements and instruments as the Collateral Agent may reasonably require to perfect, establish, confirm and maintain the security interest and Lien provided for herein, to carry out the purposes of this Agreement or to further assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

(b) Each Pledgor hereby irrevocably appoints the Collateral Agent its lawful attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor, the Collateral Agent or otherwise, and with full power of substitution in the premises (which power of attorney, being coupled with an interest, is irrevocable for so long as this Agreement shall be in effect), from time to time in the Collateral Agent’s discretion after the

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occurrence and during the continuance of an Event of Default (except for the actions described in clause (i) below, which may be taken by the Collateral Agent without regard to whether an Event of Default has occurred) to take any action and to execute any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purpose of this Agreement, including, without limitation:

(i) to sign the name of such Pledgor on any financing statement, continuation statement, notice or other similar document that, in the Collateral Agent’s opinion, should be made or filed in order to perfect or continue perfected the security interest granted under this Agreement;

(ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(iii) to receive, endorse and collect any checks, drafts, instruments, chattel paper and other orders for the payment of money made payable to such Pledgor representing any interest, income, dividend, distribution or other amount payable in respect of any of the Collateral and to give full discharge for the same;

(iv) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or advisable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral; and

(v) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with any and all of the Collateral as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes, and to do from time to time, at the Collateral Agent’s option and the Pledgors’ expense, all other acts and things deemed necessary by the Collateral Agent to protect, preserve or realize upon the Collateral and to more completely carry out the purposes of this Agreement.

(c) If any Pledgor fails to perform any covenant or agreement contained in this Agreement after written request to do so by the Collateral Agent (provided that no such request shall be necessary at any time after the occurrence and during the continuance of an Event of Default), the Collateral Agent may itself perform, or cause the performance of, such covenant or agreement and may take any other action that it deems necessary and appropriate for the maintenance and preservation of the Collateral or its security interest therein, and the reasonable expenses so incurred in connection therewith shall be payable by the Pledgors under Section 11.

14. The Pledgors Remain Liable. Notwithstanding anything herein to the contrary, (i) each Pledgor shall remain liable under all Ownership Agreements to which it is a party to perform all of its obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by the Collateral Agent of any of its rights or remedies hereunder shall not release any Pledgor from any of its obligations under any of such Ownership Agreements, and (iii) except as specifically provided for hereinbelow, the Collateral Agent shall not have any obligation or liability by reason of this Agreement under any of such Ownership Agreements,

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nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. This Agreement shall not in any way be deemed to obligate the Collateral Agent, any other Secured Party or any purchaser at a foreclosure sale under this Agreement to assume any of a Pledgor’s obligations, duties or liabilities under any Ownership Agreement, including, without limitation, any Pledgor’s obligations, if any, to manage the business and affairs of the applicable partnership, joint venture, limited liability company or other issuer (collectively, the “Partner Obligations”), unless the Collateral Agent or such other Secured Party or purchaser otherwise agrees in writing to assume any or all of such Partner Obligations. In the event of foreclosure by the Collateral Agent hereunder, then except as provided in the preceding sentence, each applicable Pledgor shall remain bound and obligated to perform its Partner Obligations and neither the Collateral Agent nor any other Secured Party shall be deemed to have assumed any Partner Obligations. In the event the Collateral Agent, any other Secured Party or any purchaser at a foreclosure sale elects to become a substitute partner or member in place of a Pledgor, the party making such election shall adopt in writing such Ownership Agreement and agree to be bound by the terms and provisions thereof; and subject to the execution of such written agreement, each Pledgor hereby irrevocably consents in advance to the admission of the Collateral Agent, any other Secured Party or any such purchaser as a substitute partner or member to the extent of the Pledged Interests acquired pursuant to such sale, and agrees to execute any documents or instruments and take any other action as may be necessary or as may be reasonably requested in connection therewith. The powers, rights and remedies conferred on the Collateral Agent hereunder are solely to protect its interest and privilege in such Ownership Agreements, as Collateral, and shall not impose any duty upon it to exercise any such powers, rights or remedies.

15. Waivers. Each Pledgor, to the greatest extent not prohibited by applicable law, hereby (i) agrees that it will not invoke, claim or assert the benefit of any rule of law or statute now or hereafter in effect (including, without limitation, any right to prior notice or judicial hearing in connection with the Collateral Agent’s possession, custody or disposition of any Collateral or any appraisal, valuation, stay, extension, moratorium or redemption law), or take or omit to take any other action, that would or could reasonably be expected to have the effect of delaying, impeding or preventing the exercise of any rights and remedies in respect of the Collateral, the absolute sale of any of the Collateral or the possession thereof by any purchaser at any sale thereof, and waives the benefit of all such laws and further agrees that it will not hinder, delay or impede the execution of any power granted hereunder to the Collateral Agent, but that it will permit the execution of every such power as though no such laws were in effect, (ii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to require the Collateral Agent to marshal any Collateral or other assets in favor of such Pledgor or any other party or against or in payment of any or all of the Secured Obligations, and (iii) waives all rights that it has or may have under any rule of law or statute now existing or hereafter adopted to demand, presentment, protest, advertisement or notice of any kind (except notices expressly provided for herein).

16. No Waiver. The rights and remedies of the Secured Parties expressly set forth in this Agreement and the other Investment Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Secured Party in exercising any right, power or privilege shall operate as

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a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between the Pledgors and the Secured Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Agreement or any other Investment Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Pledgor in any case shall entitle such Pledgor or any other Pledgor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Secured Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

17. Enforcement. By its acceptance of the benefits of this Agreement, each Investor agrees that this Agreement may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the Required Investors as provided for in the Investment Agreement, and that no Investor shall have any right individually to enforce or seek to enforce this Agreement or to realize upon any Collateral or other security given to secure the payment and performance of the Secured Obligations.

18. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Pledgor from, any provision of this Agreement, shall be effective unless in a writing signed by the Collateral Agent and such of the Investors as may be required under the provisions of the Investment Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

19. Continuing Security Interest; Term; Successors and Assigns; Assignment; Termination and Release; Survival. This Agreement shall create a continuing security interest in the Collateral and shall secure the payment and performance of all of the Secured Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until the occurrence of the Termination Requirements (as hereinafter defined), (ii) be binding upon and enforceable against each Pledgor and its successors and assigns (provided, however, that no Pledgor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Investors) and (iii) inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. Upon any sale or other disposition by any Pledgor of any Collateral in a transaction expressly permitted hereunder or under or pursuant to the Investment Agreement or any other applicable Investment Document, the Lien and security interest created by this Agreement in and upon such Collateral shall be automatically released, and upon the satisfaction of all of the Termination Requirements, this Agreement and the Lien and security interest created hereby shall automatically terminate; and in connection with any such release or termination, the Collateral Agent, at the request and expense of the applicable Pledgor, will execute and deliver to such Pledgor such documents and instruments evidencing such release or termination as such Pledgor may reasonably request and will assign, transfer and deliver to such Pledgor, without recourse and without representation or warranty, such of the Collateral as may then be in the possession of the Collateral Agent (or, in the case of any partial release of Collateral, such of the Collateral so being released as may be in its possession). All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Agreement and

15

any Pledge Amendment or Pledgor Accession. For purposes of this Agreement, “Termination Requirements” shall mean (x) the payment in full in cash of the Secured Obligations (other than contingent and indemnification obligations not then due and payable), and (y) the termination of the Commitments.

20. Additional Pledgors. Each Pledgor recognizes that the provisions of the Investment Agreement require certain Persons that become Subsidiaries of the Company, and that are not already parties hereto, to execute and deliver a Pledgor Accession, whereupon each such Person shall become a Pledgor hereunder with the same force and effect as if originally a Pledgor hereunder on the date hereof, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Collateral Agent’s actions in effecting the same or in releasing any Pledgor hereunder, in each case without the necessity of giving notice to or obtaining the consent of such Pledgor or any other Pledgor.

21. Other Terms. All terms in this Agreement that are not capitalized shall, unless the context otherwise requires, have the meanings provided by the Uniform Commercial Code to the extent the same are used or defined therein. As used in this Agreement, “Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may be in effect from time to time in the State of North Carolina; provided that if, by reason of applicable law, the validity or perfection of any security interest in any Collateral granted under this Agreement is governed by the Uniform Commercial Code as in effect in a jurisdiction other than North Carolina, then as to the validity or perfection, as the case may be, of such security interest, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction.

22. Notices. All notices and other communications provided for hereunder shall be given to the parties in the manner and subject to the other notice provisions set forth in the Investment Agreement and the Guaranty Agreement.

23. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida (but excluding all choice of law and conflict of law principles that would require the application of laws of any other jurisdiction).

24. Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

25. Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

26. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

27. Intercreditor Agreement. The Collateral Agent’s and Secured Parties’ rights and remedies hereunder are intended to be subject to and be construed in accordance with the terms of the Intercreditor Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal by their duly authorized officers as of the date first above written.

THE PLEDGORS:

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

Signature Page to Pledge Agreement

Accepted and agreed to:

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP,

as Collateral Agent

By:	CapitalSouth Partners F-II, LLC, its General Partner

By:
Name:	Joseph B. Alala
Title:	President and Manager

Signature Page to Pledge Agreement

ANNEX A

PLEDGED INTERESTS

Pledgor	Name of Issuer	Type of Interests	Certificate Number (if (applicable)	No. of Shares/ Units (if applicable)	Percentage of outstanding interests in Issuer

ANNEX B

JURISDICTION OF ORGANIZATION, CERTAIN LOCATIONS

InterSearch Group, Inc.:

Jurisdiction of Incorporation/Organization:

Chief Executive Office:

Filing Location:	Secretary of State of:

[Repeat for each Subsidiary]

EXHIBIT A

PLEDGE AMENDMENT

THIS PLEDGE AMENDMENT, dated as of                          , 200  , is delivered by [NAME OF PLEDGOR] (the “Pledgor”) pursuant to Section 5 of the Pledge Agreement referred to hereinbelow. The Pledgor hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated as of July     , 2006, made by the Pledgor and certain other pledgors named therein in favor of [COLLATERAL AGENT NAME], as Collateral Agent (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement,” capitalized terms defined therein being used herein as therein defined), and that the Pledged Interests listed on Annex A to this Pledge Amendment shall be deemed to be part of the Pledged Interests within the meaning of the Pledge Agreement and shall become part of the Collateral and shall secure all of the Secured Obligations as provided in the Pledge Agreement. This Pledge Amendment and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.

[NAME OF PLEDGOR]

By:
Name:
Title:

Annex A

Pledged Interests

Name of Issuer	Type of Interests	Certificate Number	No. of shares (if applicable)	Percentage of Outstanding Interests in Issuer

2

EXHIBIT B

FORM OF

PLEDGOR ACCESSION

THIS PLEDGOR ACCESSION (this “Accession”), dated as of                     ,         , is executed and delivered by [NAME OF NEW PLEDGOR], a              (the “New Pledgor”), in favor of [COLLATERAL AGENT NAME], a [JURISDICTION AND TYPE OF ENTITY], in its capacity as agent under the Investment Agreement referred to hereinbelow (in such capacity, the “Collateral Agent”), pursuant to the Pledge Agreement referred to hereinbelow.

Reference is made to the Investment Agreement, dated as of July     , 2006, among INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), the Investors party thereto, and the Collateral Agent (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”). In connection with and as a condition to the Investors’ purchase of the Notes under the Investment Agreement, the Company and certain of its subsidiaries have executed and delivered (i) a Guaranty Agreement, dated as of July     , 2006 (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which the Company and such subsidiaries have guaranteed the payment in full of the obligations of the Company under the Investment Agreement and the other Investment Documents (as defined in the Investment Agreement), and (ii) a Pledge Agreement, dated as of July      (as amended, modified, restated or supplemented from time to time, the “Pledge Agreement”), pursuant to which they have granted in favor of the Collateral Agent a security interest in and Lien upon the Collateral described therein as security for their obligations under the Investment Agreement, the Guaranty Agreement and the other Investment Documents. Capitalized terms used herein without definition shall have the meanings given to them in the Pledge Agreement.

The Company has agreed under the Investment Agreement to cause each of its future subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder and, in the case of certain subsidiaries, to the Pledge Agreement as a Pledgor thereunder. The New Pledgor is a subsidiary of the Company and, as required by the Investment Agreement, has become a guarantor under the Guaranty Agreement as of the date hereof. The New Pledgor will obtain benefits as a result of the Investors’ maintaining an investment in the Notes under the Investment Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Investors to maintain an investment in the Notes under the Investment Agreement, the New Pledgor hereby agrees as follows:

1. The New Pledgor hereby joins in and agrees to be bound by each and all of the provisions of the Pledge Agreement as a Pledgor thereunder. In furtherance (and without limitation) of the foregoing, as security for all of the Secured Obligations, the New Pledgor hereby pledges, assigns and delivers to the Collateral Agent, for the ratable benefit of the

Secured Parties, and grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a Lien upon and security interest in, all of its right, title and interest in and to the Collateral as set forth in Section 1 of the Pledge Agreement, all on the terms and subject to the conditions set forth in the Pledge Agreement.

2. The New Pledgor hereby represents and warrants that (i) Schedule 1 hereto sets forth all information required to be listed on Annex A to the Pledge Agreement in order to make each representation and warranty contained in Section 3(a) of the Pledge Agreement true and correct with respect to the New Pledgor as of the date hereof and after giving effect to this Accession, (ii) Schedule 2 hereto sets forth all information required to be listed on Annex B to the Pledge Agreement in order to make each representation and warranty contained in Section 3(c) of the Pledge Agreement true and correct with respect to the New Pledgor as of the date hereof and after giving effect to this Accession, and (iii) after giving effect to this Accession and to the incorporation into such Annexes, as applicable, of the information set forth in Schedules 1 and 2, each representation and warranty contained in Section 3 of the Pledge Agreement is true and correct with respect to the New Pledgor as of the date hereof, as if such representations and warranties were set forth at length herein.

3. This Accession shall be a Investment Document (within the meaning of such term under the Investment Agreement), shall be binding upon and enforceable against the New Pledgor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Secured Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Pledge Agreement and made a part thereof.

IN WITNESS WHEREOF, the New Pledgor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW PLEDGOR]

By:
Name:
Title:

2

Schedule 1

Information to be added to Annex A of the Pledge Agreement:

Pledged Interests

Name of Issuer	Type of Interests	Certificate Number	No. of shares (if applicable)	Percentage of Outstanding Interests in Issuer

3

Schedule 2

Information to be added to Annex B of the Pledge Agreement:

[Name of Pledgor]:

Jurisdiction of incorporation/organization:

Chief Executive Office:

Filing Location:	Secretary of State of:

4

EXHIBIT F

FORM OF

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT, dated as of July     , 2006 (this “Guaranty”), is made by INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), and each other Subsidiary of the Company that, after the date hereof, executes an instrument of accession hereto substantially in the form of Exhibit A (a “Guarantor Accession”; the undersigned and such other Subsidiaries of the Company, collectively, the “Guarantors”), in favor of the Guaranteed Parties (as hereinafter defined). Capitalized terms used herein without definition shall have the meanings given to them in the Investment Agreement referred to below.

RECITALS

A. The Company and certain Investors are parties to a Investment Agreement, dated as of July     , 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), providing for the issuance of the Company’s 13.5% senior subordinated notes due 2011 (the “Notes”) upon the terms and subject to the conditions set forth therein.

B. The Investors party to the Investment Agreement, pursuant to the terms of such agreement, have appointed              to act as their collateral agent (the “Collateral Agent”) for purposes of administering certain collateral pledged to secure the Company’s and its subsidiaries obligation sunder the Investment Agreement.

C. It is a condition to the Investors’ purchase of the Notes under the Investment Agreement that each Guarantor shall have agreed, by executing and delivering this Guaranty, to guarantee to the Guaranteed Parties the payment in full of the Guaranteed Obligations (as hereinafter defined). The Guaranteed Parties are relying on this Guaranty in their decision to purchase the Notes under the Investment Agreement, and would not enter into the Investment Agreement without this Guaranty.

D. The Company and the Guarantors are engaged in related businesses and undertake certain activities and operations on an integrated basis. As part of such integrated operations, the Company, among other things, will advance to the Guarantors from time to time certain proceeds of the Notes made to the Company by the Investors under the Investment Agreement. Each Guarantor will therefore obtain benefits as a result of the Investors’ purchase of the Notes under the Investment Agreement, which benefits are hereby acknowledged, and, accordingly, desires to execute and deliver this Guaranty.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, to induce the

Guaranteed Parties to enter into the Investment Agreement and to induce the Investors to purchase the Notes thereunder, each Guarantor hereby agrees as follows:

1. Guaranty.

(a) Each Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally:

(i) guarantees to the Investors and the Collateral Agent (collectively, the “Guaranteed Parties”) the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all Obligations of the Company under the Investment Agreement and the other Investment Documents, including, without limitation, all principal of and interest on the Notes, all fees, expenses, indemnities and other amounts payable by the Company under the Investment Agreement or any other Investment Document (including interest accruing after the filing of a petition or commencement of a case by or with respect to the Company seeking relief under any Insolvency Laws (as hereinafter defined), whether or not the claim for such interest is allowed in such proceeding), and all Obligations that, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, would become due (collectively, the “Guaranteed Obligations”); and

(ii) agrees to pay the reasonable fees and expenses of counsel to, and reimburse upon demand all reasonable costs and expenses incurred or paid by, (y) any Guaranteed Party in connection with any suit, action or proceeding to enforce or protect any rights of the Guaranteed Parties hereunder and (z) the Collateral Agent in connection with any amendment, modification or waiver hereof or consent pursuant hereto, and to indemnify and hold each Guaranteed Party and its directors, officers, employees, agents and Affiliates harmless from and against any and all claims, losses, damages, obligations, liabilities, penalties, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) of any kind or nature whatsoever, whether direct, indirect or consequential, that may at any time be imposed on, incurred by or asserted against any such indemnified party as a result of, arising from or in any way relating to this Guaranty or the collection or enforcement of the Guaranteed Obligations; provided, however, that no indemnified party shall have the right to be indemnified hereunder for any such claims, losses, costs and expenses to the extent determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnified party.

(b) Notwithstanding the provisions of subsection (a) above and notwithstanding any other provisions contained herein or in any other Investment Document:

(i) no provision of this Guaranty shall require or permit the collection from any Guarantor of interest in excess of the maximum rate or amount that such Guarantor may be required or permitted to pay pursuant to applicable law; and

(ii) the liability of each Guarantor under this Guaranty as of any date shall be limited to a maximum aggregate amount (the “Maximum Guaranteed Amount”) equal to the greatest amount that would not render such Guarantor’s obligations under this Guaranty subject to avoidance, discharge or reduction as of such date as a fraudulent transfer or conveyance under applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code and any fraudulent transfer and fraudulent conveyance laws (collectively, “Insolvency Laws”), in each instance after giving effect to all other liabilities of such Guarantor, contingent or otherwise, that are relevant under applicable Insolvency Laws (specifically excluding, however, any liabilities of such Guarantor in respect of intercompany indebtedness to the Company or any of its Affiliates to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder, and after giving effect as assets to the value (as determined under applicable Insolvency Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Guarantor pursuant to (y) applicable law or (z) any agreement (including this Guaranty) providing for an equitable allocation among such Guarantor and other Affiliates of the Company of obligations arising under guaranties by such parties).

(c) The Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made hereunder on any date by a Guarantor (a “Funding Guarantor”) that exceeds its Fair Share (as hereinafter defined) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Guarantors in the amount of such other Guarantor’s Fair Share Shortfall (as hereinafter defined) as of such date, with the result that all such contributions will cause each Guarantor’s Aggregate Payments (as hereinafter defined) to equal its Fair Share as of such date. “Fair Share” means, with respect to a Guarantor as of any date of determination, an amount equal to (i) the ratio of (x) the Adjusted Maximum Guaranteed Amount (as hereinafter defined) with respect to such Guarantor to (y) the aggregate of the Adjusted Maximum Guaranteed Amounts with respect to all Guarantors, multiplied by (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors hereunder in respect of the obligations guarantied. “Fair Share Shortfall” means, with respect to a Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Guarantor over the Aggregate Payments of such Guarantor. “Adjusted Maximum Guaranteed Amount” means, with respect to a Guarantor as of any date of determination, the Maximum Guaranteed Amount of such Guarantor, determined in accordance with the provisions of subsection (b) above; provided that, solely for purposes of calculating the “Adjusted Maximum Guaranteed Amount” with respect to any Guarantor for purposes of this subsection (c), any assets or liabilities arising by virtue of any rights to subrogation, reimbursement or indemnity or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to a Guarantor as of any date of determination, the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this subsection (c)). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Funding Guarantor’s right of contribution under this subsection (c) shall be subject to the provisions of Section 4. The allocation among Guarantors of their obligations as set forth in this subsection (c) shall not be construed in any way to limit the liability of any Guarantor hereunder to the Guaranteed Parties.

(d) The guaranty of each Guarantor set forth in this Section is a guaranty of payment as a primary obligor, and not a guaranty of collection. Each Guarantor hereby acknowledges and agrees that the Guaranteed Obligations, at any time and from time to time, may exceed the Maximum Guaranteed Amount of such Guarantor and may exceed the aggregate of the Maximum Guaranteed Amounts of all Guarantors, in each case without discharging, limiting or otherwise affecting the obligations of any Guarantor hereunder or the rights, powers and remedies of any Guaranteed Party hereunder or under any other Investment Document.

2. Guaranty Absolute. Each Guarantor agrees that its obligations hereunder and under the other Investment Documents to which it is a party are irrevocable, absolute and unconditional, are independent of the Guaranteed Obligations and any Collateral or other security therefor or other guaranty or liability in respect thereof, whether given by such Guarantor or any other Person, and shall not be discharged, limited or otherwise affected by reason of any of the following, whether or not such Guarantor has notice or knowledge thereof:

(i) any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligations or any guaranty or other liability in respect thereof, or any amendment, modification or supplement to, restatement of, or consent to any rescission or waiver of or departure from, any provisions of the Investment Agreement, any other Investment Document or any agreement or instrument delivered pursuant to any of the foregoing;

(ii) the invalidity or unenforceability of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any provisions of the Investment Agreement, any other Investment Document or any agreement or instrument delivered pursuant to any of the foregoing;

(iii) the addition or release of Guarantors hereunder or the taking, acceptance or release of other guarantees of any Guaranteed Obligations or additional Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof;

(iv) any discharge, modification, settlement, compromise or other action in respect of any Guaranteed Obligations or any guaranty or other liability in respect thereof, including any acceptance or refusal of any offer or performance with respect to the same or the subordination of the same to the payment of any other obligations;

(v) any agreement not to pursue or enforce or any failure to pursue or enforce (whether voluntarily or involuntarily as a result of operation of law, court order or otherwise) any right or remedy in respect of any Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing; any sale, exchange, release, substitution, compromise or other action in respect of any such Collateral or other security; or any failure to create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(vi) the exercise of any right or remedy available under the Investment Documents, at law, in equity or otherwise in respect of any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, in any order and by any manner thereby permitted, including, without limitation, foreclosure on any such Collateral or other security by any manner of sale thereby permitted, whether or not every aspect of such sale is commercially reasonable;

(vii) any bankruptcy, reorganization, arrangement, liquidation, insolvency, dissolution, termination, reorganization or like change in the corporate structure or existence of the Company or any other Person directly or indirectly liable for any Guaranteed Obligations;

(viii) any manner of application of any payments by or amounts received or collected from any Person, by whomsoever paid and howsoever realized, whether in reduction of any Guaranteed Obligations or any other obligations of the Company or any other Person directly or indirectly liable for any Guaranteed Obligations, regardless of what Guaranteed Obligations may remain unpaid after any such application; or

(ix) any other circumstance that might otherwise constitute a legal or equitable discharge of, or a defense, set-off or counterclaim available to, the Company, any Guarantor or a surety or guarantor generally, other than the occurrence of all of the following: (x) the payment in full in cash of the Guaranteed Obligations (other than contingent and indemnification obligations not then due and payable), and (y) the termination of the Commitments (the events in clauses (x) and (y), collectively, the “Termination Requirements”).

3. Certain Waivers. Each Guarantor hereby knowingly, voluntarily and expressly waives:

(i) presentment, demand for payment, demand for performance, protest and notice of any other kind, including, without limitation, notice of nonpayment or other nonperformance (including notice of default under any Investment Document with respect to any Guaranteed Obligations), protest, dishonor, acceptance hereof, extension of additional credit to the Company and of any of the matters referred to in Section 2 and of any rights to consent thereto;

(ii) any right to require the Guaranteed Parties or any of them, as a condition of payment or performance by such Guarantor hereunder, to proceed against, or to exhaust or have resort to any Collateral or other security from or any deposit balance or other credit in favor of, the Company, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations, or to pursue any other remedy or enforce any other right; and any other defense based on an election of remedies with respect to any Collateral or other security for any Guaranteed Obligations or for any guaranty or other liability in respect thereof, notwithstanding that any such election (including any failure to pursue or enforce any rights or remedies) may impair or extinguish any right of indemnification, contribution, reimbursement or subrogation or other right or remedy of any Guarantor against the Company, any other Guarantor or any other Person directly or indirectly liable for any Guaranteed Obligations or any such Collateral or other security;

(iii) any right or defense based on or arising by reason of any right or defense of the Company or any other Person, including, without limitation, any defense based on or arising from a lack of authority or other disability of the Company or any other Person, the invalidity or unenforceability of any Guaranteed Obligations, any Collateral or other security therefor or any Investment Document or other agreement or instrument delivered pursuant thereto, or the cessation of the liability of the Company for any reason other than the satisfaction of the Termination Requirements;

(iv) any defense based on any Guaranteed Party’s acts or omissions in the administration of the Guaranteed Obligations, any guaranty or other liability in respect thereof or any Collateral or other security for any of the foregoing, and promptness, diligence or any requirement that any Guaranteed Party create, protect, perfect, secure, insure, continue or maintain any Liens in any such Collateral or other security;

(v) any right to assert against any Guaranteed Party, as a defense, counterclaim, crossclaim or set-off, any defense, counterclaim, claim, right of recoupment or set-off that it may at any time have against any Guaranteed Party (including, without limitation, failure of consideration, fraud, fraudulent inducement, statute of limitations, payment, accord and satisfaction and usury), other than compulsory counterclaims and other than the payment in full in cash of the Guaranteed Obligations; and

(vi) any defense based on or afforded by any applicable law that limits the liability of or exonerates guarantors or sureties or that may in any other way conflict with the terms of this Guaranty.

4. No Subrogation. Each Guarantor hereby agrees that, until satisfaction of the Termination Requirements, it will not exercise or seek to exercise any claim or right that it may have against the Company or any other Guarantor at any time as a result of any payment made under or in connection with this Guaranty or the performance or enforcement hereof, including any right of subrogation to the rights of any of the Guaranteed Parties against the Company or any other Guarantor, any right of indemnity, contribution or reimbursement against the Company or any other Guarantor (including rights of contribution as set forth in Section 1(c)), any right to enforce any remedies of any Guaranteed Party against the Company or any other Guarantor, or any benefit of, or any right to participate in, any Collateral or other security held by any Guaranteed Party to secure payment of the Guaranteed Obligations, in each case whether such claims or rights arise by contract, statute (including without limitation the Bankruptcy Code), common law or otherwise. Each Guarantor further agrees that all indebtedness and other obligations, whether now or hereafter existing, of the Company or any other Subsidiary of the Company to such Guarantor, including, without limitation, any such indebtedness in any proceeding under the Bankruptcy Code and any intercompany receivables, together with any interest thereon, shall be, and hereby are, subordinated and made junior in right of payment to the Guaranteed Obligations. Each Guarantor further agrees that if any amount shall be paid to or any distribution received by any Guarantor (i) on account of any such indebtedness at any time after the occurrence and during the continuance of an Event of Default, or (ii) on account of any such rights of subrogation, indemnity, contribution or reimbursement at any time prior to the satisfaction of the Termination Requirements, such amount or distribution shall be deemed to have been received and to be held in trust for the benefit of the Guaranteed Parties, and shall forthwith be delivered to the Collateral Agent in the form received (with any necessary endorsements in the case of written instruments), to be applied against the Guaranteed Obligations, whether or not matured, in accordance with the terms of the applicable Investment Documents and without in any way discharging, limiting or otherwise affecting the liability of such Guarantor under any other provision of this Guaranty. Additionally, in the event the Company or any other Credit Party becomes a “debtor” within the meaning of the Bankruptcy Code, the Collateral Agent shall be entitled, at its option, on behalf of the Guaranteed Parties and as attorney-in-fact for each Guarantor, and is hereby authorized and appointed by each Guarantor, to file proofs of claim on behalf of each relevant Guarantor and vote the rights of each such Guarantor in any plan of reorganization, and to demand, sue for, collect and receive every payment and distribution on any indebtedness of the Company or such Credit Party to any Guarantor in any such proceeding, each Guarantor hereby assigning to the Collateral Agent all of its rights in respect of any such claim, including the right to receive payments and distributions in respect thereof.

5. Representations and Warranties. Each Guarantor hereby represents and warrants to the Guaranteed Parties that, as to itself, all of the representations and warranties relating to it contained in the Investment Agreement are true and correct.

6. Financial Condition of Company. Each Guarantor represents that it has knowledge of the Company’s financial condition and affairs and that it has adequate means to obtain from the Company on an ongoing basis information relating thereto and to the Company’s ability to pay and perform the Guaranteed Obligations, and agrees to assume the responsibility for keeping, and to keep, so informed for so long as this Guaranty is in effect with respect to such Guarantor. Each Guarantor agrees that the Guaranteed Parties shall have no obligation to investigate the financial condition or affairs of the Company for the benefit of any Guarantor nor to advise any Guarantor of any fact respecting, or any change in, the financial condition or affairs of the Company that might become known to any Guaranteed Party at any time, whether or not such Guaranteed Party knows or believes or has reason to know or believe that any such fact or change is unknown to any Guarantor, or might (or does) materially increase the risk of any Guarantor as guarantor, or might (or would) affect the willingness of any Guarantor to continue as a guarantor of the Guaranteed Obligations.

7. Payments; Application; Set-Off.

(a) Each Guarantor agrees that, upon the failure of the Company to pay any Guaranteed Obligations when and as the same shall become due (whether at the stated maturity, by acceleration or otherwise), and without limitation of any other right or remedy that any Guaranteed Party may have at law, in equity or otherwise against such Guarantor, such Guarantor will, subject to the provisions of Section 1(b), forthwith pay or cause to be paid to the Collateral Agent, for the benefit of the Guaranteed Parties, an amount equal to the amount of the Guaranteed Obligations then due and owing as aforesaid.

(b) All payments made by each Guarantor hereunder will be made in Dollars to the Collateral Agent, without set-off, counterclaim or other defense and, in accordance with the Investment Agreement, free and clear of and without deduction for any Taxes, each Guarantor hereby agreeing to comply with and be bound by the provisions of the Investment Agreement in respect of all payments made by it hereunder.

(c) All payments made hereunder shall be applied in accordance with the provisions of Section 2.10 of the Investment Agreement. Unless it has actual knowledge (including by way of written notice from any such Guaranteed Party) to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Guaranteed Obligations in respect thereof are in existence between any Guaranteed Party and the Company.

(d) In the event that the proceeds of any such sale, disposition or realization are insufficient to pay all amounts to which the Guaranteed Parties are legally entitled, the Guarantors shall be jointly and severally liable for the deficiency, together with interest thereon at the highest rate specified in any applicable Investment Document for interest on overdue principal or such other rate as shall be fixed by applicable law, together with the costs of collection and all other fees, costs and expenses payable hereunder.

(e) Upon and at any time after the occurrence and during the continuance of any Event of Default, each Guaranteed Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Guaranteed Party or any such Affiliate to or for the credit or the account of any Guarantor against any and all of the obligations of such Guarantor now or hereafter existing under this Guaranty or any other Investment Document to such Guaranteed Party, irrespective of whether or not such Guaranteed Party shall have made any demand under this Guaranty or any other Investment Document and although such obligations of such Guarantor may be contingent or unmatured or are owed to a branch or office of such Guaranteed Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Guaranteed Party and their respective Affiliates under this subsection are in addition to other rights and remedies (including other rights of setoff) that such Guaranteed Parties or their respective Affiliates may have. Each Guaranteed Party agrees to notify the Company and the Collateral Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

8. No Waiver. The rights and remedies of the Guaranteed Parties expressly set forth in this Guaranty and the other Investment Documents are cumulative and in addition to, and not exclusive of, all other rights and remedies available at law, in equity or otherwise. No failure or delay on the part of any Guaranteed Party in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or be construed to be a waiver of any Default or Event of Default. No course of dealing between any of the Guarantors and the Guaranteed Parties or their agents or employees shall be effective to amend, modify or discharge any provision of this Guaranty or any other Investment Document or to constitute a waiver of any Default or Event of Default. No notice to or demand upon any Guarantor in any case shall entitle such Guarantor or any other Guarantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of any Guaranteed Party to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

9. Enforcement. The Guaranteed Parties agree that, except as provided in Section 7(d), this Guaranty may be enforced only by the Collateral Agent, acting upon the instructions or with the consent of the Required Investors as provided for in the Investment Agreement, and that no Guaranteed Party shall have any right individually to enforce or seek to enforce this Guaranty or to realize upon any Collateral or other security given to secure the payment and performance of the Guarantors’ obligations hereunder. The obligations of each Guarantor hereunder are independent of the Guaranteed Obligations, and a separate action or actions may be brought against each Guarantor whether or not action is brought against the Company or any other Guarantor and whether or not the Company or any other Guarantor is joined in any such action. Each Guarantor agrees that to the extent all or part of any payment of the Guaranteed Obligations made by any Person is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by or on behalf of any Guaranteed Party to a trustee, receiver or any other party under any Insolvency Laws (the amount of any such payment, a “Reclaimed Amount”), then, to the extent of such Reclaimed Amount, this Guaranty shall continue in full force and effect or be revived and reinstated, as the case may be, as to the Guaranteed Obligations intended to be satisfied as if such payment had not been received; and each Guarantor acknowledges that the term “Guaranteed Obligations” includes all Reclaimed Amounts that may arise from time to time.

10. Amendments, Waivers, etc. No amendment, modification, waiver, discharge or termination of, or consent to any departure by any Guarantor from, any provision of this Guaranty, shall be effective unless in a writing signed by the Collateral Agent and such of the Investors as may be required under the provisions of the Investment Agreement to concur in the action then being taken, and then the same shall be effective only in the specific instance and for the specific purpose for which given.

11. Addition, Release of Guarantors. Each Guarantor recognizes that the provisions of the Investment Agreement require Persons that become Subsidiaries of the Company and that are not already parties hereto to become Guarantors hereunder by executing a Guarantor Accession, and agrees that its obligations hereunder shall not be discharged, limited or otherwise affected by reason of the same, or by reason of the Collateral Agent’s actions in effecting the same or in releasing any Guarantor hereunder, in each case without the necessity of giving notice to or obtaining the consent of any other Guarantor.

12. Continuing Guaranty; Term; Successors and Assigns; Assignment; Survival. This Guaranty is a continuing guaranty and covers all of the Guaranteed Obligations as the same may arise and be outstanding at any time and from time to time from and after the date hereof, and shall (i) remain in full force and effect until satisfaction of all of the Termination Requirements (provided that the provisions of clause (ii) of Section 1(a) shall survive any termination of this Guaranty), (ii) be binding upon and enforceable against each Guarantor and its successors and assigns (provided, however, that no Guarantor may sell, assign or transfer any of its rights, interests, duties or obligations hereunder without the prior written consent of the Investors) and

(iii) inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. Without limiting the generality of clause (iii) above, any Guaranteed Party may, in accordance with the provisions of the Investment Agreement, assign all or a portion of the Guaranteed Obligations held by it (including by the sale of participations), whereupon each Person that becomes the holder of any such Guaranteed Obligations shall (except as may be otherwise agreed between such Guaranteed Party and such Person) have and may exercise all of the rights and benefits in respect thereof granted to such Guaranteed Party under this Guaranty or otherwise. Each Guarantor hereby irrevocably waives notice of and consents in advance to the assignment as provided above from time to time by any Guaranteed Party of all or any portion of the Guaranteed Obligations held by it and of the corresponding rights and interests of such Guaranteed Party hereunder in connection therewith. All representations, warranties, covenants and agreements herein shall survive the execution and delivery of this Guaranty and any Guarantor Accession.

13. Governing Law; Consent to Jurisdiction; Appointment of Company as Representative, Process Agent, Attorney-in-Fact.

(a) This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida (excluding all choice of law and conflicts of law rules that would require the application of the law of any other jurisdiction).

(b) Each Guarantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of Florida sitting in the City of Tampa and County of Hillsborough and of the United States District Court of the Middle District of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any other Investment Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or in any other Investment Document shall affect any right that any Guaranteed Party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Investment Document against any Guarantor or its properties in the courts of any jurisdiction.

(c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Guaranty or any other Investment Document in any court referred to in Section 13(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Guarantor hereby irrevocably designates and appoints the Company as its designee, appointee and agent to receive on its behalf all service of process in any such action or proceeding and any other notice or communication hereunder, irrevocably consents to service of process in any such action or proceeding by registered or certified mail directed to the Company at its address set forth in the Investment Agreement (and service so made shall be deemed to be completed upon the earlier of actual receipt thereof or three (3) business days after deposit in the United States mails, proper postage prepaid and properly addressed), and irrevocably agrees that service so made shall be effective and binding upon such Guarantor in every respect and that any other notice or communication given to the Company at the address and in the manner specified herein shall be effective notice to such Guarantor. Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any Guaranteed Party to bring any action or proceeding against any Guarantor in the courts of any other jurisdiction.

(e) Further, each Guarantor does hereby irrevocably make, constitute and appoint the Company as its true and lawful attorney-in-fact, with full authority in its place and stead and in its name, the Company’s name or otherwise, and with full power of substitution in the premises, from time to time in the Company’s discretion to agree on behalf of, and sign the name of, such Guarantor to any amendment, modification or supplement to, restatement of, or waiver or consent in connection with, this Guaranty, any other Investment Document or any document or instrument pursuant hereto or thereto, and to take any other action and do all other things on behalf of such Guarantor that the Company may deem necessary or advisable to carry out and accomplish the purposes of this Guaranty and the other Investment Documents. The Company will not be liable for any act or omission nor for any error of judgment or mistake of fact unless the same shall occur as a result of the gross negligence or willful misconduct of the Company. This power, being coupled with an interest, is irrevocable by any Guarantor for so long as this Guaranty shall be in effect with respect to such Guarantor. By its signature hereto, the Company consents to its appointment as provided for herein and agrees promptly to distribute all process, notices and other communications to each Guarantor.

14. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER INVESTMENT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER INVESTMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (a) if to any Guarantor, in care of the Company and at the Company’s address for notices set forth in the Investment Agreement, and (b) if to any Guaranteed Party, at its address for notices set forth in the Investment Agreement; in each case, as such addresses may be changed from time to time pursuant to the Investment Agreement, and with copies to such other Persons as may be specified under the provisions of the Investment Agreement. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in the Investment Agreement shall be effective as provided therein.

16. Severability. To the extent any provision of this Guaranty is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Guaranty in any jurisdiction.

17. Construction. The headings of the various sections and subsections of this Guaranty have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

18. Counterparts; Effectiveness. This Guaranty may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Guaranty shall become effective, as to any Guarantor, upon the execution and delivery by such Guarantor of a counterpart hereof or a Guarantor Accession.

19. Intercreditor Agreement. The Guaranteed Parties’ rights (including without limitation their rights to payment) and remedies hereunder are intended to be subject to and be construed in accordance with the terms of the Intercreditor Agreement.

IN WITNESS WHEREOF, the parties have caused this Guaranty to be executed under seal by their duly authorized officers as of the date first above written.

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

WALNUT VENTURES, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

INTERSEARCH CORPORATE SERVICES, INC.

By:
Name:	Kimberly L. O’Donnell
Title:	President

LA JOLLA INTERNET PROPERTIES, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

INTERNET REVENUE SERVICES, INC.

By:
Name:	Robert Hoult
Title:	President

OVERSEAS INTERNET PROPERTIES, INC.

By:
Name:	Kimberly L. O’Donnell
Title:	President

[Additional Signatures on Next Page]

Signatures to Guaranty Agreement

DOTTED VENTURES, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

Signatures to Guaranty Agreement

Accepted and agreed to:

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP,

as Collateral Agent

By:	CapitalSouth Partners F-II, LLC, its General Partner

By:
Name:	Joseph B. Alala
Title:	President and Manager

Signatures to Guaranty Agreement

EXHIBIT A

GUARANTOR ACCESSION

THIS GUARANTOR ACCESSION (this “Accession”), dated as of                         ,         , is executed and delivered by [NAME OF NEW GUARANTOR], a              corporation (the “New Guarantor”), pursuant to the Guaranty Agreement referred to hereinbelow.

Reference is made to the Investment Agreement, dated as of July __, 2006, among INTERSEARCH GROUP, INC., a Delaware limited liability company (the “Company”), the Investors party thereto, and the Collateral Agent (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”). In connection with and as a condition to the Investors’ purchase of the Notes under the Investment Agreement, certain of its Subsidiaries have executed and delivered a Guaranty Agreement, dated as of July __, 2006 (as amended, modified, restated or supplemented from time to time, the “Guaranty Agreement”), pursuant to which such Subsidiaries have guaranteed the payment in full of the obligations of the Company under the Investment Agreement and the other Investment Documents (as defined in the Investment Agreement). Capitalized terms used herein without definition shall have the meanings given to them in the Guaranty Agreement.

The Company has agreed under the Investment Agreement to cause each of its future Domestic Subsidiaries to become a party to the Guaranty Agreement as a guarantor thereunder. The New Guarantor is a Domestic Subsidiary of the Company. The New Guarantor will obtain benefits as a result of the Investors’ maintaining an investment in the Notes under the Investment Agreement, which benefits are hereby acknowledged, and, accordingly, desire to execute and deliver this Accession. Therefore, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Investors to maintain an investment in the Notes under the Investment Agreement, the New Guarantor hereby agrees as follows:

1. The New Guarantor hereby joins in and agrees to be bound by each and all of the provisions of the Guaranty Agreement as a Guarantor thereunder. In furtherance (and without limitation) of the foregoing, pursuant to Section 1 of the Guaranty Agreement, the New Guarantor hereby irrevocably, absolutely and unconditionally, and jointly and severally with each other Guarantor, guarantees to the Guaranteed Parties the full and prompt payment, at any time and from time to time as and when due (whether at the stated maturity, by acceleration or otherwise), of all of the Guaranteed Obligations, and agrees to pay or reimburse upon demand all other obligations of the Guarantors under the Guaranty Agreement, all on the terms and subject to the conditions set forth in the Guaranty Agreement.

2. The New Guarantor hereby represents and warrants that after giving effect to this Accession, each representation and warranty related to it contained in the Investment Agreement is true and correct with respect to the New Guarantor as of the date hereof.

3. This Accession shall be a Investment Document (within the meaning of such term under the Investment Agreement), shall be binding upon and enforceable against the New Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by each Guaranteed Party and its successors and assigns. This Accession and its attachments are hereby incorporated into the Guaranty Agreement and made a part thereof.

IN WITNESS WHEREOF, the New Guarantor has caused this Accession to be executed under seal by its duly authorized officer as of the date first above written.

[NAME OF NEW GUARANTOR]

By:
Name:
Title:

EXHIBIT G

FORM OF

FINANCIAL CONDITION CERTIFICATE

THIS FINANCIAL CONDITION CERTIFICATE is delivered pursuant to Section 4.1(m) of the Investment Agreement, dated as of July     , 2006 (the “Investment Agreement”), among INTERSEARCH GROUP, INC., a Florida corporation (“Company”), and the Investors party thereto. Capitalized terms used herein without definition shall have the meanings given to such terms in the Investment Agreement.

The undersigned hereby certifies for and on behalf of the Company as follows:

1. Capacity. The undersigned is the duly qualified and acting Treasurer of the Company.

2. Procedures. Expressly for purposes of this Certificate, the undersigned has, as of or prior to the date hereof, undertaken the following activities in connection herewith:

2.1	The undersigned has reviewed the following:

(a)	the contents of this Certificate;

(b)	the Investment Agreement (including the exhibits and schedules thereto);

(c)	the audited and unaudited financial statements of the Company and its Subsidiaries referred to in Section 5.11(a) of the Investment Agreement; and

(d)	such other financial information as the undersigned deemed necessary in order to make the certifications contained in this Certificate.

2.2	Additionally, in preparation for the consummation of the Transactions, the undersigned has reviewed the Pro Forma Balance Sheet, a copy of which is attached hereto as Annex A.

3. Certifications. Based on the foregoing, the undersigned hereby certifies solely on behalf of Company and not in an individual capacity as follows:

3.1	The Pro Forma Balance Sheet reflects adjustments made on a Pro Forma Basis to give effect to the consummation of the transactions contemplated by the Investment Agreement and the payment of transaction fees and expenses related to the foregoing and the consummation of the other Transactions, all as if such events had occurred on the date as of which the Pro Forma Balance Sheet is prepared. The Pro Forma Balance Sheet has been prepared based on stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly in all material respects the consolidated financial condition of the Company and its Subsidiaries on an unaudited Pro Forma Basis as of the date set forth therein after giving effect to the consummation of the transactions described above.

3.2	After giving effect to the consummation of the Transactions, each Credit Party (i) has capital sufficient to carry on its businesses as conducted and as proposed to be conducted, (ii) has assets with a fair saleable value, determined on a going concern basis, which are (y) not less than the amount required to pay the probable liability on its existing debts as they become absolute and matured and (z) greater than the total amount of its liabilities (including identified contingent liabilities, valued at the amount that can reasonably be expected to become absolute and matured in their ordinary course), and (iii) does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature in their ordinary course.

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Executed on behalf of the Company this July     , 2006.

INTERSEARCH GROUP, INC.

By:
Name:	Gary W. Bogatay, Jr.
Title:	Treasurer

Signature Page to Financial Condition Certificate

FINANCIAL CONDITION CERTIFICATE

ANNEX A

Pro Forma Balance Sheet

EXHIBIT H

FORM OF

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, AN INVESTMENT AGREEMENT DATED AS OF JULY     , 2006 (THE “INVESTMENT AGREEMENT”), AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY     , 2006, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAIN CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

InterSearch Group, Inc.

COMMON STOCK PURCHASE WARRANT

Number of Shares:		Holder: [WARRANT HOLDER]
Original Issue Date:	July , 2006
Expiration Date:	July , 2011
Exercise Price per Share:	$1.60

InterSearch Group, Inc, a company organized and existing under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, [WARRANT HOLDER], or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to                          (            ) shares (as adjusted from time to time as provided in Section 6, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of $1.60 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on July     , 2011 (the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant (including any Warrant Holder registered as such following an assignment or transfer as contemplated by Section 4 below) as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of

1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

The Company acknowledges its undertaking as set forth in Section 2.2 of the Registration Rights Agreement whereby the Company has agreed to file for registration to resell the Warrant Shares under the Securities Act of 1933 (on Form SB-2 or a comparable form), within thirty days from the timely filing of the Company’s next Form 10-Q (subject to and as more particularly set forth in the Investment Agreement).

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 10, and upon payment and delivery of the Exercise Price multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or

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upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B – C))/B

(ii)	For purposes of the foregoing formula:

A = the total number shares with respect to which this Warrant is then being exercised.

B = the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of one year following the Original Issue Date. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

f. If (i) the Company files with the U.S. Securities and Exchange Commission a registration statement in connection with an underwritten public offering of Common Stock under 1933 Act in which the per share price of Common Stock to be sold pursuant to such registration statement is at least $5.50 (as adjusted for stock splits, dividends, recapitalizations and the date hereof) (a “Public Offering”) and (ii) the lead underwriter for such Public Offering notifies the Company that all or part of the Warrant Shares will be available to be included in the shares of Common Stock to be sold in such Public Offering (such number of shares being referred to as the “Underlying Shares”), then, upon the Company’s election (which may be exercised by the Company in its sole and absolute discretion by notice to the Warrant Holder), this Warrant shall be deemed to be exercised automatically for cash (i.e., not a Cashless Exercise) to the extent of the number of Underlying Shares selected by the Company in its

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notice to the Company (the “Selected Underlying Shares”) immediately upon the closing of the Public Offering (a “Mandatory Exercise”). Upon a Mandatory Exercise, (y) the Warrant Holder shall be unconditionally obligated to deliver to the Company this Warrant, a duly completed and executed Form of Election to Purchase attached hereto, and payment of the Exercise Price multiplied by the number of Selected Underlying Shares (in lawful money of the United States of America, in cash or by certified or official bank check or checks), and (z) this Warrant (to the extent of the Selected Underlying Shares) shall be exercised automatically without any action by the Warrant Holder and whether or not this Warrant is surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the Selected Underlying Shares unless the Warrant Holder has delivered to the Company the items set forth in subsection (y) above. Notwithstanding the foregoing, the Warrant Holder may, but shall not be obligated to, elect to sell the Selected Underlying Shares in such Public Offering.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

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8. Provisions Regarding Sales, Mergers, etc.

a. The Company will give Warrant Holder ten (10) days notice before the event of a sale of all or substantially all of the assets of the Company, a “change of control” (as defined in the Investment Agreement) of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

9. [Reserved]

10. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

InterSearch Group, Inc.

250 Montgomery Street; Suite 1200

San Francisco, CA 94104

Attention: Dan O’Donnell

If to the Warrant Holder:

[WARRANT HOLDER NOTICE ADDRESS]

12. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

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e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

g. The Holder of this Warrant and each Holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate. No remedy conferred in this Warrant upon any such Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or any delay or failure to exercise any right hereunder on the part of any such Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Holder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

INTERSEARCH GROUP, INC., a Florida corporation

By:
Name:
Title:

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FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	InterSearch Group, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase              shares of Common Stock (“Common Stock”), $.001 par value, of InterSearch Group, Inc and encloses the warrant and $             for each Warrant Share being purchased or an aggregate of $             in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

EXHIBIT I

FORM OF

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of      day of July, 2006 by and among InterSearch Group, Inc., a corporation organized and existing under the laws of the State of Florida (“InterSearch” or the “Company”), and CapitalSouth Partners Fund I Limited Partnership, a North Carolina limited partnership (“CapitalSouth I”), CapitalSouth Partners Fund II, L.P., a North Carolina limited partnership (“CapitalSouth II”) and Harbert Mezzanine Partners II SBIC, L.P. , a Delaware limited partnership (“Harbert,” and collectively with CapitalSouth I and CapitalSouth II hereinafter referred to as the “Investors”). Unless defined otherwise, capitalized terms herein shall have the identical meaning as in the Investment Agreement between the Company and Investors dated as of the date of this Agreement (the “Investment Agreement”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Investment Agreement, as part of the consideration, Investors shall receive Shares (as defined below); and

WHEREAS, the ability of the Investors to sell the Shares is subject to certain restrictions under the Securities Act; and

WHEREAS, as a condition to the Investment Agreement, the Company has agreed to provide the Investors with a mechanism that will permit such Investors and any Holders (as defined below) successor thereto, subject to any applicable market stand-off agreement, to sell the Shares in the future.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER

1.1 Incorporation by Reference. The foregoing recitals and any Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Definitions. As used herein, the following terms shall have the following meanings:

(a)	“Black-Out Period” means a period of not more than 15 consecutive Trading Days or an aggregate 45 Trading Days during each year when the Company may elect, following a determination in good faith and notification to all Holders in writing that the registration and distribution of Registrable Securities (or offers and sales under any applicable registration statement or related prospectus) would materially and adversely interfere with any planned or proposed material business combination or transaction involving the Company, or any material pending financing, acquisition, corporate reorganization or any other material corporate development involving the Company.

(b)	“Holder or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

(c)	“Holders’ Representative” means CapitalSouth Partners Fund I Limited Partnership, or any successor in interest hereunder to CapitalSouth I and CapitalSouth II.

(d)	“Other Eligible Securities” mean securities of the same class as Registrable Securities held by holders who have “piggy-back” rights similar to those provided the Holders in Article III to include their securities on an equal or greater priority basis to the Holders in a registration of securities proposed by the Company.

(e)	“Shares” shall mean, collectively, the shares of the Company’s common stock, $0.001 par value, initially issued to the Investors pursuant to the Investment Agreement and those shares of such common stock initially issuable to any Investor or its permitted assignee upon exercise of the Warrants.

(f)	“Trading Days” mean and include any day on which any of the following is open for business: any securities market, exchange or quotation system (including, without limitation, any securities exchange, NASDAQ, the over-the-counter market, the “Pink Sheets” or any similar or successor trading venue) on or through which the Company’s securities of the same class as the Registrable Securities is then listed, traded or quoted.

1.4 Other Registration Rights. The Company represents and warrants to each Investor that Schedule 1.4 hereto completely and accurately describes any and all existing agreements or arrangements pursuant to which registration rights have been granted to any other holders of the Company’s securities, and that, except as described in Schedule 1.4, no such other rights have been granted or exist.

ARTICLE II

DEMAND REGISTRATION RIGHTS

2.1 “Registrable Securities” means and includes the Shares. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) all Shares that have not otherwise ceased to be Registrable Securities through the application of subsections (a) or (c) of this Section 2.1 are or

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may be freely traded without registration during any ninety (90) day period pursuant to Rule 144 under the Securities Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been issued by the Company, the Company shall not have “stop transfer” instructions against them, and such securities are freely saleable by the holders thereof without registration or any restriction under applicable securities laws

2.2 Registration of Registrable Securities. The Company shall prepare and file within thirty (30) days following the timely filing of the Company’s next Form 10-Q (the “Filing Date”) a registration statement covering the resale of such number of Registrable Securities as each Holder shall elect by written notice to the Company, and absent such election, covering the resale of all of the Shares of the Registrable Securities. The Company shall use its reasonable best efforts to cause the registration statement to be declared effective by the SEC by 90 days following the timely filing of the Company’s next Form 10-Q as may be extended only (i) for such time as is necessary for the Company to respond to one or more sets of comments by the SEC, and (ii) so long as the Company takes all action within its control with the cooperation of its legal counsel to respond to the SEC within 10 days of receipt of any such comments (as so extended, the “Required Effectiveness Date”). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the registration statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) any Holder, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the registration statement.

2.3 Demand Registration. Subject to the limitations of Section 2.2, at any time and from time to time, a Holder or Holders holding at least 1,000,000 shares of Registrable Securities may request the registration under the Securities Act of all or part of the Registrable Shares then outstanding (provided that all Holders may exercise this right collectively no more than two times in the aggregate). Subject to the conditions of Section 3, the Company shall use its best efforts to file such registration statement under the Securities Act as promptly as practicable after the date any such request is received by the Company and to cause such registration statement to be declared effective. The Company shall notify all Holders requesting such registration promptly when any such registration statement has been declared effective.

2.4 Registration Statement Form. Registrations under Section 2.2 and 2.3 shall be on the appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the registration statement; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

2.5 Expenses. The Company will pay all registration expenses (“Registration Expenses”) in connection with any registration required by under Sections 2.2, 2.3 and 3.1 regardless of whether such registration is consummated (except as provided in Section 2.6). Registration Expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made

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with any trading market on which application is made to list the Registrable Securities for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) up to $10,000 of fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) the fees and expenses of up to one counsel for the Holders selected by a majority in interest of the Registrable Securities to be included in such offering, but excluding any underwriting discounts and commissions relating to the Registrable Securities included in such offering. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange.

2.6 Effective Registration Statement. A registration requested pursuant to Section 2.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any Holder (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such Holder) shall be deemed to have been effected by the Company unless the Holders of the Registrable Securities shall have elected to pay all registration expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the SEC or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective or the Company exercises its right to suspend sales thereunder for more than the allowable Black-Out Periods.

2.7 Plan Of Distribution. The Company hereby agrees that the registration statement shall include a plan of distribution section reasonably acceptable to the Holders.

ARTICLE III

INCIDENTAL REGISTRATION RIGHTS

3.1 Right To Include (“Piggy-Back”) Registrable Securities. Provided that the Registrable Securities have not been registered, if at any time after the date hereof, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2), whether or not on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all Holders of its intention to do so and of such Holders’ rights under this Section 3.1. Upon the written request of any such Holders made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to

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be disposed of by such Holders and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders entitled to do so to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration upon request under Section 2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1. The right provided the Holders pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company’s obligations to pay any Registration Expenses associated with any such proposed or effected registration under this Section 3.1 according to their terms.

3.2 Priority In Incidental Registrations. If the managing underwriter of any underwritten offering contemplated by this Section 3 shall inform the Company and Holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second Registrable Securities and Other Eligible Securities, apportioned pro rata among the selling Holders and holders requesting inclusion of Other Eligible Securities based on the number of Registrable Securities held by all selling Holders and such other participating holders of Other Eligible Securities or in such other proportions as shall mutually be agreed to by all such selling Holders and such other participating holders of Other Eligible Securities (iii) securities of any such other selling security holders requested to be included in such registration.

ARTICLE IV

REGISTRATION PROCEDURES

4.1 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.2 and, as applicable, 2.3, the Company shall, as expeditiously as possible:

(i) prepare and file with the SEC the registration statement, or amendments thereto, to effect such registration (including such audited financial statements as may be

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required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, as soon as practicable, but in any event no later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.2); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

(ii) with respect to any registration statement pursuant to Section 2.2 or Section 2.3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the “Registration Maintenance Period”);

(iii) furnish to each Holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other U.S. federal or state securities laws or U.S. state blue sky laws as any U.S. Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the U.S. Holder thereof to consummate the disposition of such Registrable Securities;

(vi) furnish to each Holder a signed counterpart, addressed to such Holder, and the underwriters, if any, of an opinion of counsel for the Company, dated the effective

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date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder) including that the prospectus and any prospectus supplement forming a part of the registration statement does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

(vii) notify the Holder and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

(A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least

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twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi) enter into such agreements and take such other actions as the Holders shall reasonably request in writing (at the expense of the requesting or benefiting Investors) in order to expedite or facilitate the disposition of such Registrable Securities; and

(xii) use its commercially reasonable best efforts to list or otherwise qualify for trading all Registrable Securities covered by such registration statement on any securities exchange, trading market, quotation system and any other trading venue on which any of the Company’s securities of the same class as the Registrable Securities are then listed or qualified for trading or quotation.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

4.2 The Company represents and warrants to each Investor that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Investment Agreement.

4.3 Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of Section 4.1, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 4.1 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

ARTICLE V

UNDERWRITTEN OFFERINGS

5.1 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 3.1 and subject to the provisions of Section 3.2, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. In no event shall any Holder be deemed an underwriter for purposes of this Agreement.

5.2 Participation In Underwritten Offerings. No Holder may participate in any underwritten offering under Section 3.1 unless such Holder (i) agrees to sell such Holder’s

8

securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holders of a majority of Registrable Securities to be included in such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or customary representations, warranties or agreements regarding such Holder of Registrable Securities, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by law.

5.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to review and/or participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or

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alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

6.2 Indemnification by the Investor. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder of Registrable Securities specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

6.3 Notices Of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and Section 6.2, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 6.1 and Section 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such

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indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

6.4 Other Indemnification. Indemnification similar to that specified in Sections 6.1 and Section 6.2 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities (but only if and to the extent required pursuant to the terms herein) with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

6.5 Indemnification Payments. The indemnification required by Sections 6.1 and Section 6.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6 Contribution. If the indemnification provided for in Sections 6.1 and Section 6.2 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties’ relative intent, knowledge, access to information supplied by the Company, by the Holder or by the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions of this Article VI, and in no event shall the obligation of any indemnifying party to contribute under this Section 6.6 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation (even if the

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Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 6.6, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such holder from the sale of Registrable Securities in the applicable registration statement or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

RULE 144

7.1 Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder, make publicly available other information) and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 7.1.

ARTICLE VIII

MISCELLANEOUS

8.1 Amendments And Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of the fifty-one percent (51%) or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

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8.2 Nominees For Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership or such Registrable Securities.

8.3 Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Investment Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other Holder of Registrable Securities, at the address that such Holder shall have furnished to the Company in writing, or, until any such other Holder so furnishes to the Company an address, then to and at the address of the last Holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Holders’ Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Holders’ Representative and be binding on all persons for all purposes.

8.5 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to applicable principles of conflicts of law.

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8.7 Jurisdiction. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State or Federal Courts serving the State of Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

8.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

8.9 Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

8.10 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

8.11 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

8.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

INTERSEARCH GROUP, INC.
222 Kearny Street
Suite 550
San Francisco, California 94108

By:	Daniel O’Donnell
Title:	CEO

INVESTOR

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:
Joseph B. Alala, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:
Joseph B. Alala, President and Manager

[Signature Page to Registration Rights Agreement]

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HARBERT MEZZANINE PAERNERS II SBIC, L.P.

By:	HMP II SBIC GP, LLC
Its:	General Partner

By:	Harbert Mezzanine Partners II GP, LLC
Its:	Manager

By:	Harbert Mezzanine Manager II, Inc.
Its:	Sole Manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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Exhibit 10.2

PROMISSORY NOTE

$ 700,000	July 21, 2006
San Francisco, California

FOR VALUE RECEIVED, INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of CAPITAL SOUTH PARTNERS FUND I LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Investor”), at the offices of such Investor located at 1011 East Morehead Street, Suite 150, Charlotte, North Carolina 28204 (or at such other place or places as the Investor may designate), at the times and in the manner provided in the Investment Agreement, dated as of July 21, 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), among the Company and the Investors from time to time parties thereto, the principal sum of SEVEN HUNDRED THOUSAND DOLLARS ($ 700,000), under the terms and conditions of this promissory note (this “Note”) and the Investment Agreement. The defined terms in the Investment Agreement are used herein with the same meaning. The Company also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Investment Agreement.

This Note is one of a series of Notes referred to in the Investment Agreement and is issued to evidence the payment obligations incurred by the Company to the Investor pursuant to the Investment Agreement. All of the terms, conditions and covenants of the Investment Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Investment Agreement and the other Investment Documents. Reference is made to the Investment Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Company.

In the event this Note is not paid when due at any stated or accelerated maturity, the Company agrees to pay, in addition to the principal and interest, all reasonable costs of collection, including reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Florida (but excluding choice of law and conflict of law principles that would require the application of laws of any other jurisdiction). The Company hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Tampa, Hillsborough County, Florida, and the Investor shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

[Signature Page to CapitalSouth I Promissory Note]

PROMISSORY NOTE

$ 2,800,000	July 21, 2006
San Francisco, California

FOR VALUE RECEIVED, INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Investor”), at the offices of such Investor located at 1011 East Morehead Street, Suite 150, Charlotte, North Carolina 28204 (or at such other place or places as the Investor may designate), at the times and in the manner provided in the Investment Agreement, dated as of July 21, 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), among the Company and the Investors from time to time parties thereto, the principal sum of TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS ($ 2,800,000), under the terms and conditions of this promissory note (this “Note”) and the Investment Agreement. The defined terms in the Investment Agreement are used herein with the same meaning. The Company also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Investment Agreement.

This Note is one of a series of Notes referred to in the Investment Agreement and is issued to evidence the payment obligations incurred by the Company to the Investor pursuant to the Investment Agreement. All of the terms, conditions and covenants of the Investment Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Investment Agreement and the other Investment Documents. Reference is made to the Investment Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Company.

In the event this Note is not paid when due at any stated or accelerated maturity, the Company agrees to pay, in addition to the principal and interest, all reasonable costs of collection, including reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Florida (but excluding choice of law and conflict of law principles that would require the application of laws of any other jurisdiction). The Company hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Tampa, Hillsborough County, Florida, and the Investor shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

[Signature Page to CapitalSouth II Promissory Note]

PROMISSORY NOTE

$ 3,500,000	July 21, 2006
San Francisco, California

FOR VALUE RECEIVED, INTERSEARCH GROUP, INC., a Florida corporation (the “Company”), hereby promises to pay to the order of HARBERT MEZZANINE PARTNERS II SBIC, LP, a Delaware limited partnership (the “Investor”), at the offices of such Investor located at One Riverchase Parkway South, Birmingham, Alabama 35244 (or at such other place or places as the Investor may designate), at the times and in the manner provided in the Investment Agreement, dated as of July 21, 2006 (as amended, modified, restated or supplemented from time to time, the “Investment Agreement”), among the Company and the Investors from time to time parties thereto, the principal sum of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($ 3,500,000), under the terms and conditions of this promissory note (this “Note”) and the Investment Agreement. The defined terms in the Investment Agreement are used herein with the same meaning. The Company also promises to pay interest on the aggregate unpaid principal amount of this Note at the rates applicable thereto from time to time as provided in the Investment Agreement.

This Note is one of a series of Notes referred to in the Investment Agreement and is issued to evidence the payment obligations incurred by the Company to the Investor pursuant to the Investment Agreement. All of the terms, conditions and covenants of the Investment Agreement are expressly made a part of this Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Note is entitled to the benefits of and remedies provided in the Investment Agreement and the other Investment Documents. Reference is made to the Investment Agreement for provisions relating to the interest rate, maturity, payment, prepayment and acceleration of this Note.

In the event of an acceleration of the maturity of this Note, this Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Company.

In the event this Note is not paid when due at any stated or accelerated maturity, the Company agrees to pay, in addition to the principal and interest, all reasonable costs of collection, including reasonable attorneys’ fees.

This Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of Florida (but excluding choice of law and conflict of law principles that would require the application of laws of any other jurisdiction). The Company hereby submits to the nonexclusive jurisdiction and venue of the federal and state courts located in Tampa, Hillsborough County, Florida, and the Investor shall not be limited to bringing an action in such courts.

IN WITNESS WHEREOF, the Company has caused this Note to be executed by its duly authorized corporate officer as of the day and year first above written.

INTERSEARCH GROUP, INC.

By:
Name:	Daniel M. O’Donnell
Title:	President

[Signature Page to Harbert Promissory Note]

Exhibit 10.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, AN INVESTMENT AGREEMENT DATED AS OF JULY 21, 2006 (THE “INVESTMENT AGREEMENT”), AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 21, 2006, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAIN CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

InterSearch Group, Inc.

COMMON STOCK PURCHASE WARRANT

Number of Shares:	19,500	Holder: CapitalSouth Partners Fund I
Original Issue Date:	July 21, 2006	Limited Partnership
Expiration Date:	July 20, 2011
Exercise Price per Share:	$1.60

InterSearch Group, Inc, a company organized and existing under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, CapitalSouth Partners Fund I Limited Partnership, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to Nineteen Thousand Five Hundred (19,500) shares (as adjusted from time to time as provided in Section 6, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of $1.60 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on July 20, 2011 (the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be mainlained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant (including any Warrant Holder registered as such following an assignment or transfer as contemplated by Section 4 below) as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933

Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

The Company acknowledges its undertaking as set forth in Section 2.2 of the Registration Rights Agreement whereby the Company has agreed to file for registration to resell the Warrant Shares under the Securities Act of 1933 (on Form SB-2 or a comparable form), within thirty days from the timely filing of the Company’s next Form 10-Q (subject to and as more particularly set forth in the Investment Agreement).

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 10, and upon payment and delivery of the Exercise Price multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this

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Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C))/B

(ii)	For purposes of the foregoing formula:

A = the total number shares with respect to which this Warrant is then being exercised.

B = the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of one year following the Original Issue Date. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

f. If (i) the Company files with the U.S. Securities and Exchange Commission a registration statement in connection with an underwritten public offering of Common Stock under 1933 Act in which the per share price of Common Stock to be sold pursuant to such registration statement is at least $5.50 (as adjusted for stock splits, dividends, recapitalizations and the date hereof) (a “Public Offering”) and (ii) the lead underwriter for such Public Offering notifies the Company that all or part of the Warrant Shares will be available to be included in the shares of Common Stock to be sold in such Public Offering (such number of shares being referred to as the “Underlying Shares”), then, upon the Company’s election (which may be exercised by the Company in its sole and absolute discretion by notice to the Warrant Holder), this Warrant shall be deemed to be exercised automatically for cash (i.e., not a Cashless Exercise) to the extent of the number of Underlying Shares selected by the Company in its notice to the Company (the “Selected Underlying Shares”) immediately upon the closing of the Public Offering (a “Mandatory Exercise”). Upon a Mandatory Exercise, (y) the Warrant Holder shall be

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unconditionally obligated to deliver to the Company this Warrant, a duly completed and executed Form of Election to Purchase attached hereto, and payment of the Exercise Price multiplied by the number of Selected Underlying Shares (in lawful money of the United States of America, in cash or by certified or official bank check or checks), and (z) this Warrant (to the extent of the Selected Underlying Shares) shall be exercised automatically without any action by the Warrant Holder and whether or not this Warrant is surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the Selected Underlying Shares unless the Warrant Holder has delivered to the Company the items set forth in subsection (y) above. Notwithstanding the foregoing, the Warrant Holder may, but shall not be obligated to, elect to sell the Selected Underlying Shares in such Public Offering.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8. Provisions Regarding Sales, Mergers, etc.

a. The Company will give Warrant Holder ten (10) days notice before the event of a sale of all or substantially all of the assets of the Company, a “change of control” (as defined in the Investment Agreement) of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

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9. [Reserved]

10. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results, in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

InterSearch Group, Inc.

250 Montgomery Street; Suite 1200

San Francisco, CA 94104

Attention: Dan O’Donnell

If to the Warrant Holder:

CapitalSouth Partners Fund I Limited Partnership

1011 East Morehead Street, Suite 150

Charlotte, North Carolina 28204

Attn: Joseph B. Alala, III

12. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

g. The Holder of this Warrant and each Holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate. No remedy conferred in this Warrant upon any such Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or any delay or failure to exercise any right hereunder on the part of any such Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Holder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

INTERSEARCH GROUP, INC., a Florida corporation

By:
Name:
Title:

[Signature Page to CapitalSouth I Warrant]

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FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	InterSearch Group, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase                      shares of Common Stock (“Common Stock”), $.001 par value, of InterSearch Group, Inc and encloses the warrant and $             for each Warrant Share being purchased or an aggregate of $             in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, AN INVESTMENT AGREEMENT DATED AS OF JULY 21, 2006 (THE “INVESTMENT AGREEMENT”), AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 21, 2006, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAIN CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

InterSearch Group, Inc.

COMMON STOCK PURCHASE WARRANT

Number of Shares:	78,000	Holder: CapitalSouth Partners Fund II
Original Issue Date:	July 21, 2006	Limited Partnership
Expiration Date:	July 20, 2011
Exercise Price per Share:	$1.60

InterSearch Group, Inc, a company organized and existing under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, CapitalSouth Partners Fund II Limited Partnership, or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to Seventy Eight Thousand (78,000) shares (as adjusted from time to time as provided in Section 6, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of $1.60 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on July 20, 2011 (the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant (including any Warrant Holder registered as such following an assignment or transfer as contemplated by Section 4 below) as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that tine Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “ 1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

The Company acknowledges its undertaking as set forth in Section 2.2 of the Registration Rights Agreement whereby the Company has agreed to file for registration to resell the Warrant Shares under the Securities Act of 1933 (on Form SB-2 or a comparable form), within thirty days from the timely filing of the Company’s next Form 10-Q (subject to and as more particularly set forth in the Investment Agreement).

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 10, and upon payment and delivery of the Exercise Price multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

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b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B - C))/B

(ii)	For purposes of the foregoing formula:

A = the total number shares with respect to which this Warrant is then being exercised.

B = the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of one year following the Original Issue Date. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

f. If (i) the Company files with the U.S. Securities and Exchange Commission a registration statement in connection with an underwritten public offering of Common Stock under 1933 Act in which the per share price of Common Stock to be sold pursuant to such registration statement is at least $5.50 (as adjusted for stock splits, dividends, recapitalizations and the date hereof) (a “Public Offering”) and (ii) the lead underwriter for such Public Offering notifies the Company that all or part of the Warrant Shares will be available to be included in the shares of Common Stock to be sold in such Public Offering (such number of shares being referred to as the “Underlying Shares”), then, upon the Company’s election (which may be exercised by the Company in its sole and absolute discretion by notice to the Warrant Holder), this Warrant shall be deemed to be exercised automatically for cash (i.e., not a Cashless Exercise) to the extent of the number of Underlying Shares selected by the Company in its notice to the Company (the “Selected Underlying Shares”) immediately upon the closing of the Public Offering (a “Mandatory Exercise”). Upon a Mandatory Exercise, (y) the Warrant Holder shall be unconditionally obligated to deliver to the Company this Warrant, a duly completed and executed Form of Election to Purchase attached hereto, and payment of the Exercise Price multiplied by the number of

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Selected Underlying Shares (in lawful money of the United States of America, in cash or by certified or official bank check or checks), and (z) this Warrant (to the extent of the Selected Underlying Shares) shall be exercised automatically without any action by the Warrant Holder and whether or not this Warrant is surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the Selected Underlying Shares unless the Warrant Holder has delivered to the Company the items set forth in subsection (y) above. Notwithstanding the foregoing, the Warrant Holder may, but shall not be obligated to, elect to sell the Selected Underlying Shares in such Public Offering.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8. Provisions Regarding Sales, Mergers, etc.

a. The Company will give Warrant Holder ten (10) days notice before the event of a sale of all or substantially all of the assets of the Company, a “change of control” (as defined in the Investment Agreement) of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

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9. [Reserved]

10. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

InterSearch Group, Inc.

250 Montgomery Street; Suite 1200

San Francisco, CA 94104

Attention: Dan O’Donnell

If to the Warrant Holder:

CapitalSouth Partners Fund II Limited Partnership

1011 East Morehead Street, Suite 150

Charlotte, North Carolina 28204

Attn: Joseph B. Alala, IV

12. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

g. The Holder of this Warrant and each Holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate. No remedy conferred in this Warrant upon any such Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or any delay or failure to exercise any right hereunder on the part of any such Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Holder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

INTERSEARCH GROUP, INC., a Florida corporation

By:
Name:
Title:

[Signature Page to CapitalSouth II Warrant]

7

FORM OF ELECTION TO PURCHASE

(To he executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	InterSearch Group, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase              shares of Common Stock (“Common Stock”), $.001 par value, of InterSearch Group, Inc and encloses the warrant and $             for each Warrant Share being purchased or an aggregate of $             in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)

Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT.

IN ADDITION, AN INVESTMENT AGREEMENT DATED AS OF JULY 21, 2006 (THE “INVESTMENT AGREEMENT”), AND A REGISTRATION RIGHTS AGREEMENT DATED AS OF JULY 21, 2006, COPIES OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAIN CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS WARRANT.

InterSearch Group, Inc.

COMMON STOCK PURCHASE WARRANT

Number of Shares:	97,500	Holder:	Harbert Mezzanine
Partners II
Original Issue Date:	July 21, 2006	SBIC, L.P.
Expiration Date:	July 20, 2011
Exercise Price per Share:	$1.60

InterSearch Group, Inc, a company organized and existing under the laws of the State of Florida (the “Company”), hereby certifies that, for value received, Harbert Mezzanine Partners II SBIC, L.P., or its registered assigns (the “Warrant Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to Ninety Seven Thousand Five Hundred (97,500) shares (as adjusted from time to time as provided in Section 6, the “Warrant Shares”) of common stock, $.001 par value (the “Common Stock”), of the Company at a price of $1.60 per Warrant Share (as adjusted from time to time as provided in Section 6, the “Exercise Price”), at any time and from time to time from and after the date thereof and through and including 5:00 p.m. New York City time on July 20, 2011 (the “Expiration Date”), and subject to the following terms and conditions:

1. Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Warrant Holder hereof from time to time. The Company may deem and treat the registered Warrant Holder of this Warrant (including any Warrant Holder registered as such following an assignment or transfer as contemplated by Section 4 below) as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Warrant Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

2. Investment Representation. The Warrant Holder by accepting this Warrant represents that the Warrant Holder is acquiring this Warrant for its own account or the account of an affiliate for investment purposes and not with the view to any offering or distribution and that the Warrant Holder will not sell or otherwise dispose of this Warrant or the underlying Warrant Shares in violation of applicable securities laws. The Warrant Holder acknowledges that the certificates representing any Warrant Shares will bear a legend indicating that they have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) and may not be sold by the Warrant Holder except pursuant to an effective registration statement or pursuant to an exemption from registration requirements of the 1933 Act and in accordance with federal and state securities laws. If this Warrant was acquired by the Warrant Holder pursuant to the exemption from the registration requirements of the 1933 Act afforded by Regulation S thereunder, the Warrant Holder acknowledges and covenants that this Warrant may not be exercised by or on behalf of a Person during the one year distribution compliance period (as defined in Regulation S) following the date hereof. “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

The Company acknowledges its undertaking as set forth in Section 2.2 of the Registration Rights Agreement whereby the Company has agreed to file for registration to resell the Warrant Shares under the Securities Act of 1933 (on Form SB-2 or a comparable form), within thirty days from the timely filing of the Company’s next Form 10-Q (subject to and as more particularly set forth in the Investment Agreement).

3. Validity of Warrant and Issue of Shares. The Company represents and warrants that this Warrant has been duly authorized and validly issued and warrants and agrees that all of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, when issued upon such exercise, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further warrants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of Common Stock to provide for the exercise of the rights represented by this Warrant.

4. Registration of Transfers and Exchange of Warrants.

a. Subject to compliance with the legend set forth on the face of this Warrant, the Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant with the Form of Assignment attached hereto duly completed and signed, to the Company at the office specified in or pursuant to Section 10. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Warrant Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Warrant Holder of a Warrant.

b. This Warrant is exchangeable, upon the surrender hereof by the Warrant Holder to the office of the Company specified in or pursuant to Section 10 for one or more New Warrants, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

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5. Exercise of Warrants.

a. Upon surrender of this Warrant with the Form of Election to Purchase attached hereto duly completed and signed to the Company, at its address set forth in Section 10, and upon payment and delivery of the Exercise Price multiplied by the number of Warrant Shares that the Warrant Holder intends to purchase hereunder, in lawful money of the United States of America, in cash or by certified or official bank check or checks, to the Company, all as specified by the Warrant Holder in the Form of Election to Purchase, the Company shall promptly (but in no event later than 3 business days after the Date of Exercise (as defined herein)) issue or cause to be issued and cause to be delivered to or upon the written order of the Warrant Holder and in such name or names as the Warrant Holder may designate (subject to the restrictions on transfer described in the legend set forth on the face of this Warrant), a certificate for the Warrant Shares issuable upon such exercise, with such restrictive legend as required by the 1933 Act. Any person so designated by the Warrant Holder to receive Warrant Shares shall be deemed to have become holder of record of such Warrant Shares as of the Date of Exercise of this Warrant.

b. A “Date of Exercise” means the date on which the Company shall have received (i) this Warrant (or any New Warrant, as applicable), with the Form of Election to Purchase attached hereto (or attached to such New Warrant) appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares so indicated by the Warrant Holder to be purchased.

c. This Warrant shall be exercisable at any time and from time to time for such number of Warrant Shares as is indicated in the attached Form of Election To Purchase. If less than all of the Warrant Shares which may be purchased under this Warrant are exercised at any time, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares for which no exercise has been evidenced by this Warrant.

d. (i) Notwithstanding anything contained herein to the contrary, the holder of this Warrant may, at its election exercised in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x (B – C))/B

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(ii)	For purposes of the foregoing formula:

A = the total number shares with respect to which this Warrant is then being exercised.

B = the last reported sale price (as reported by Bloomberg) of the Common Stock on the trading day immediately preceding the date of the Exercise Notice.

C = the Exercise Price then in effect at the time of such exercise.

e. The holder of this Warrant agrees not to elect a Cashless Exercise for a period of one year following the Original Issue Date. The holder of this Warrant also agrees not to elect a Cashless Exercise so long as there is an effective registration statement for the Warrant Shares.

f. If (i) the Company files with the U.S. Securities and Exchange Commission a registration statement in connection with an underwritten public offering of Common Stock under 1933 Act in which the per share price of Common Stock to be sold pursuant to such registration statement is at least $5.50 (as adjusted for stock splits, dividends, recapitalizations and the date hereof) (a “Public Offering”) and (ii) the lead underwriter for such Public Offering notifies the Company that all or part of the Warrant Shares will be available to be included in the shares of Common Stock to be sold in such Public Offering (such number of shares being referred to as the “Underlying Shares”), then, upon the Company’s election (which may be exercised by the Company in its sole and absolute discretion by notice to the Warrant Holder), this Warrant shall be deemed to be exercised automatically for cash (i.e., not a Cashless Exercise) to the extent of the number of Underlying Shares selected by the Company in its notice to the Company (the “Selected Underlying Shares”) immediately upon the closing of the Public Offering (a “Mandatory Exercise”). Upon a Mandatory Exercise, (y) the Warrant Holder shall be unconditionally obligated to deliver to the Company this Warrant, a duly completed and executed Form of Election to Purchase attached hereto, and payment of the Exercise Price multiplied by the number of Selected Underlying Shares (in lawful money of the United States of America, in cash or by certified or official bank check or checks), and (z) this Warrant (to the extent of the Selected Underlying Shares) shall be exercised automatically without any action by the Warrant Holder and whether or not this Warrant is surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the Selected Underlying Shares unless the Warrant Holder has delivered to the Company the items set forth in subsection (y) above. Notwithstanding the foregoing, the Warrant Holder may, but shall not be obligated to, elect to sell the Selected Underlying Shares in such Public Offering.

6. Adjustment of Exercise Price and Number of Shares. The character of the shares of stock or other securities at the time issuable upon exercise of this Warrant and the Exercise Price therefor are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:

a. Adjustment for Stock Splits, Stock Dividends, Recapitalizations, Etc. The Exercise Price of this Warrant and the number of shares of Common Stock or other securities at the time issuable upon exercise of this Warrant shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.

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b. Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the holder of this Warrant, on exercise hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the shares of stock or other securities at any time issuable upon the exercise of the Warrant issuable on such exercise prior to the Effective Date, the stock and other securities and property (including cash) to which such holder would have been entitled upon the Effective Date if such holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

c. Certificate as to Adjustments. In case of any adjustment or readjustment in the price or kind of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the holder of this Warrant in the form of a certificate, certified and confirmed by the Board of Directors of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

7. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares that shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrants Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section 7, be issuable on the exercise of this Warrant, the Company shall, at its option, (i) pay an amount in cash equal to the Exercise Price multiplied by such fraction or (ii) round the number of Warrant Shares issuable, up to the next whole number.

8. Provisions Regarding Sales, Mergers, etc.

a. The Company will give Warrant Holder ten (10) days notice before the event of a sale of all or substantially all of the assets of the Company, a “change of control” (as defined in the Investment Agreement) of the Company or the merger or consolidation of the Company in a transaction in which the Company is not the surviving entity.

9. [Reserved]

10. Issuance of Substitute Warrant. In the event of a merger, consolidation, recapitalization or reorganization of the Company or a reclassification of Company shares of stock, which results in an adjustment to the number of shares subject to this Warrant and/or the Exercise Price hereunder, the Company agrees to issue to the Warrant Holder a substitute

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Warrant reflecting the adjusted number of shares and/or Exercise Price upon the surrender of this Warrant to the Company.

11. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

InterSearch Group, Inc.

250 Montgomery Street; Suite 1200

San Francisco, CA 94104

Attention: Dan O’Donnell

If to the Warrant Holder:

Harbert Mezzanine Partners II SBIC, L.P.

One Riverchase Parkway South

Birmingham, Alabama 35244

Attn: William R. Lucas, Jr.

12. Miscellaneous.

a. This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Warrant may be amended only by a writing signed by the Company and the Warrant Holder.

b. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Warrant Holder any legal or equitable right, remedy or cause of action under this Warrant; this Warrant shall be for the sole and exclusive benefit of the Company and the Warrant Holder.

c. This Warrant shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

d. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

e. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonably substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

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f. The Warrant Holder shall not, by virtue hereof, be entitled to any voting or other rights of a shareholder of the Company, either at law or equity, and the rights of the Warrant Holder are limited to those expressed in this Warrant.

g. The Holder of this Warrant and each Holder of Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate. No remedy conferred in this Warrant upon any such Holder is intended to be exclusive of any other remedy available to such Holder, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or any delay or failure to exercise any right hereunder on the part of any such Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Holder.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by the authorized officer as of the date first above stated.

INTERSEARCH GROUP, INC., a Florida corporation

By:

Name:

Title:

[Signature Page to Harbert Warrant]

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FORM OF ELECTION TO PURCHASE

(To be executed by the Warrant Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:	InterSearch Group, Inc.:

In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase              shares of Common Stock (“Common Stock”), $.001 par value, of InterSearch Group, Inc and encloses the warrant and $             for each Warrant Share being purchased or an aggregate of $             in cash or certified or official bank check or checks, which sum represents the aggregate Exercise Price (as defined in the Warrant) together with any applicable taxes payable by the undersigned pursuant to the Warrant.

The undersigned requests that certificates for the shares of Common Stock issuable upon this exercise be issued in the name of:

(Please print name and address)

(Please insert Social Security or Tax Identification Number)

If the number of shares of Common Stock issuable upon this exercise shall not be all of the shares of Common Stock which the undersigned is entitled to purchase in accordance with the enclosed Warrant, the undersigned requests that a New Warrant (as defined in the Warrant) evidencing the right to purchase the shares of Common Stock not issuable pursuant to the exercise evidenced hereby be issued in the name of and delivered to:

(Please print name and address)

Dated:

Name of Warrant Holder:

(Print)

(By:)

(Name:)

(Title:)
Signature must conform in all respects to name of Warrant Holder as specified on the face of the Warrant

Exhibit 10.4

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of 21st day of July, 2006 by and among InterSearch Group, Inc., a corporation organized and existing under the laws of the State of Florida (“InterSearch” or the “Company”), and CapitalSouth Partners Fund I Limited Partnership, a North Carolina limited partnership (“CapitalSouth I”), CapitalSouth Partners Fund II, L.P., a North Carolina limited partnership (“CapitalSouth II”) and Harbert Mezzanine Partners II SBIC, L.P. , a Delaware limited partnership (“Harbert,” and collectively with CapitalSouth I and CapitalSouth II hereinafter referred to as the “Investors”). Unless defined otherwise, capitalized terms herein shall have the identical meaning as in the Investment Agreement between the Company and Investors dated as of the date of this Agreement (the “Investment Agreement”).

PRELIMINARY STATEMENT

WHEREAS, pursuant to the Investment Agreement, as part of the consideration, Investors shall receive Shares (as defined below); and

WHEREAS, the ability of the Investors to sell the Shares is subject to certain restrictions under the Securities Act; and

WHEREAS, as a condition to the Investment Agreement, the Company has agreed to provide the Investors with a mechanism that will permit such Investors and any Holders (as defined below) successor thereto, subject to any applicable market stand-off agreement, to sell the Shares in the future.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER

1.1 Incorporation by Reference. The foregoing recitals and any Exhibits attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3 Definitions. As used herein, the following terms shall have the following meanings:

(a)

“Black-Out Period” means a period of not more than 15 consecutive Trading Days or an aggregate 45 Trading Days during each year when the Company may elect, following a determination in good faith and notification to all Holders in writing that the registration and distribution of Registrable Securities (or offers and sales under any applicable registration statement or related prospectus) would materially and adversely interfere with any planned or proposed material business combination or transaction involving the Company, or any material pending financing, acquisition, corporate reorganization or any other material corporate development involving the Company.

(b)	“Holder or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities.

(c)	“Holders’ Representative” means CapitalSouth Partners Fund I Limited Partnership, or any successor in interest hereunder to CapitalSouth I and CapitalSouth II.

(d)	“Other Eligible Securities” mean securities of the same class as Registrable Securities held by holders who have “piggy-back” rights similar to those provided the Holders in Article III to include their securities on an equal or greater priority basis to the Holders in a registration of securities proposed by the Company.

(e)	“Shares” shall mean, collectively, the shares of the Company’s common stock, $0.001 par value, initially issued to the Investors pursuant to the Investment Agreement and those shares of such common stock initially issuable to any Investor or its permitted assignee upon exercise of the Warrants.

(f)	“Trading Days” mean and include any day on which any of the following is open for business: any securities market, exchange or quotation system (including, without limitation, any securities exchange, NASDAQ, the over-the-counter market, the “Pink Sheets” or any similar or successor trading venue) on or through which the Company’s securities of the same class as the Registrable Securities is then listed, traded or quoted.

1.4 Other Registration Rights. The Company represents and warrants to each Investor that Schedule 1.4 hereto completely and accurately describes any and all existing agreements or arrangements pursuant to which registration rights have been granted to any other holders of the Company’s securities, and that, except as described in Schedule 1.4, no such other rights have been granted or exist.

ARTICLE II

DEMAND REGISTRATION RIGHTS

2.1 “Registrable Securities” means and includes the Shares. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when (a) they have been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) all Shares that have not otherwise ceased to be Registrable Securities through the application of subsections (a) or (c) of this Section 2.1 are or may be freely traded without registration during any ninety (90) day period pursuant to Rule 144 under the Securities Act (or any similar provisions that are then in effect), or (c) they have been otherwise transferred and new certificates for them not bearing a restrictive legend have been

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issued by the Company, the Company shall not have “stop transfer” instructions against them, and such securities are freely saleable by the holders thereof without registration or any restriction under applicable securities laws

2.2 Registration of Registrable Securities. The Company shall prepare and file within thirty (30) days following the timely filing of the Company’s next Form 10-Q (the “Filing Date”) a registration statement covering the resale of such number of Registrable Securities as each Holder shall elect by written notice to the Company, and absent such election, covering the resale of all of the Shares of the Registrable Securities. The Company shall use its reasonable best efforts to cause the registration statement to be declared effective by the SEC by 90 days following the timely filing of the Company’s next Form 10-Q as may be extended only (i) for such time as is necessary for the Company to respond to one or more sets of comments by the SEC, and (ii) so long as the Company takes all action within its control with the cooperation of its legal counsel to respond to the SEC within 10 days of receipt of any such comments (as so extended, the “Required Effectiveness Date”). Nothing contained herein shall be deemed to limit the number of Registrable Securities to be registered by the Company hereunder. As a result, should the registration statement not relate to the maximum number of Registrable Securities acquired by (or potentially acquirable by) any Holder, the Company shall be required to promptly file a separate registration statement (utilizing Rule 462 promulgated under the Securities Act, where applicable) relating to such Registrable Securities which then remain unregistered. The provisions of this Agreement shall relate to any such separate registration statement as if it were an amendment to the registration statement.

2.3 Demand Registration. Subject to the limitations of Section 2.2, at any time and from time to time, a Holder or Holders holding at least 1,000,000 shares of Registrable Securities may request the registration under the Securities Act of all or part of the Registrable Shares then outstanding (provided that all Holders may exercise this right collectively no more than two times in the aggregate). Subject to the conditions of Section 3, the Company shall use its best efforts to file such registration statement under the Securities Act as promptly as practicable after the date any such request is received by the Company and to cause such registration statement to be declared effective. The Company shall notify all Holders requesting such registration promptly when any such registration statement has been declared effective.

2.4 Registration Statement Form. Registrations under Section 2.2 and 2.3 shall be on the appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the registration statement; provided, however, such intended method of disposition shall not include an underwritten offering of the Registrable Securities.

2.5 Expenses. The Company will pay all registration expenses (“Registration Expenses”) in connection with any registration required by under Sections 2.2, 2.3 and 3.1 regardless of whether such registration is consummated (except as provided in Section 2.6). Registration Expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any trading market on which application is made to list the Registrable Securities for trading, and (B) in compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable

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Securities and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) up to $10,000 of fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement and (vii) the fees and expenses of up to one counsel for the Holders selected by a majority in interest of the Registrable Securities to be included in such offering, but excluding any underwriting discounts and commissions relating to the Registrable Securities included in such offering. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange.

2.6 Effective Registration Statement. A registration requested pursuant to Section 2.2 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, provided that a registration which does not become effective after the Company filed a registration statement with respect thereto solely by reason of the refusal to proceed of any Holder (other than a refusal to proceed based upon the advice of counsel in the form of a letter signed by such counsel and provided to the Company relating to a disclosure matter unrelated to such Holder) shall be deemed to have been effected by the Company unless the Holders of the Registrable Securities shall have elected to pay all registration expenses in connection with such registration, (ii) if, after it has become effective, such registration becomes subject to any stop order, injunction or other order or extraordinary requirement of the SEC or other governmental agency or court for any reason or (iii) if, after it has become effective, such registration ceases to be effective or the Company exercises its right to suspend sales thereunder for more than the allowable Black-Out Periods.

2.7 Plan Of Distribution. The Company hereby agrees that the registration statement shall include a plan of distribution section reasonably acceptable to the Holders.

ARTICLE III

INCIDENTAL REGISTRATION RIGHTS

3.1 Right To Include (“Piggy-Back”) Registrable Securities. Provided that the Registrable Securities have not been registered, if at any time after the date hereof, the Company proposes to register any of its securities under the Securities Act (other than by a registration in connection with an acquisition in a manner which would not permit registration of Registrable Securities for sale to the public, on Form S-8, or any successor form thereto, on Form S-4, or any successor form thereto and other than pursuant to Section 2), whether or not on an underwritten basis (either best-efforts or firm-commitment), then, the Company will each such time give prompt written notice to all Holders of its intention to do so and of such Holders’ rights under this Section 3.1. Upon the written request of any such Holders made within ten (10) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of disposition thereof), the Company will, subject to the terms of this Agreement, use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities, to the extent requisite to

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permit the disposition (in accordance with the intended methods thereof as aforesaid) of such Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Company proposes to register; provided that if, at any time after written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of this obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders entitled to do so to request that such registration be effected as a registration under Section 2, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3.1 shall relieve the Company of its obligation to effect any registration upon request under Section 2. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1. The right provided the Holders pursuant to this Section shall be exercisable at their sole discretion and will in no way limit any of the Company’s obligations to pay any Registration Expenses associated with any such proposed or effected registration under this Section 3.1 according to their terms.

3.2 Priority In Incidental Registrations. If the managing underwriter of any underwritten offering contemplated by this Section 3 shall inform the Company and Holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in such offering, (i) first securities proposed by the Company to be sold for its own account, and (ii) second Registrable Securities and Other Eligible Securities, apportioned pro rata among the selling Holders and holders requesting inclusion of Other Eligible Securities based on the number of Registrable Securities held by all selling Holders and such other participating holders of Other Eligible Securities or in such other proportions as shall mutually be agreed to by all such selling Holders and such other participating holders of Other Eligible Securities (iii) securities of any such other selling security holders requested to be included in such registration.

ARTICLE IV

REGISTRATION PROCEDURES

4.1 Registration Procedures. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.2 and, as applicable, 2.3, the Company shall, as expeditiously as possible:

(i) prepare and file with the SEC the registration statement, or amendments thereto, to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and thereafter use its commercially reasonable best efforts to cause such registration statement to be declared effective by the SEC, as soon as practicable, but in any event no

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later than the Required Effectiveness Date (with respect to a registration pursuant to Section 2.2); provided, however, that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the Holders of Registrable Securities which are to be included in such registration, copies of all such documents proposed to be filed;

(ii) with respect to any registration statement pursuant to Section 2.2 or Section 2.3, prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of the securities which are the subject of such registration statement cease to be Registrable Securities (such period, in each case, the “Registration Maintenance Period”);

(iii) furnish to each Holder of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Holder;

(iv) use its commercially reasonable best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other U.S. federal or state securities laws or U.S. state blue sky laws as any U.S. Holder shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary to enable such Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(v) use its commercially reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the U.S. Holder thereof to consummate the disposition of such Registrable Securities;

(vi) furnish to each Holder a signed counterpart, addressed to such Holder, and the underwriters, if any, of an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such Holder) including that

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the prospectus and any prospectus supplement forming a part of the registration statement does not contain an untrue statement of a material fact or omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and

(vii) notify the Holder and its counsel promptly and confirm such advice in writing promptly after the Company has knowledge thereof:

(A) when the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(B) of any request by the SEC for amendments or supplements to the registration statement or the prospectus or for additional information;

(C) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(viii) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material facts required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(ix) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

(x) otherwise use its commercially reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

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(xi) enter into such agreements and take such other actions as the Holders shall reasonably request in writing (at the expense of the requesting or benefiting Investors) in order to expedite or facilitate the disposition of such Registrable Securities; and

(xii) use its commercially reasonable best efforts to list or otherwise qualify for trading all Registrable Securities covered by such registration statement on any securities exchange, trading market, quotation system and any other trading venue on which any of the Company’s securities of the same class as the Registrable Securities are then listed or qualified for trading or quotation.

The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

4.2 The Company represents and warrants to each Investor that it has obtained all necessary waivers, consents and authorizations necessary to execute this Agreement and consummate the transactions contemplated hereby other than such waivers, consents and/or authorizations specifically contemplated by the Investment Agreement.

4.3 Each Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in subdivision (viii) of Section 4.1, such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 4.1 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

ARTICLE V

UNDERWRITTEN OFFERINGS

5.1 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.1 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Holder of Registrable Securities as provided in Section 3.1 and subject to the provisions of Section 3.2, use its commercially reasonable best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Holder among the securities to be distributed by such underwriters. In no event shall any Holder be deemed an underwriter for purposes of this Agreement.

5.2 Participation In Underwritten Offerings. No Holder may participate in any underwritten offering under Section 3.1 unless such Holder (i) agrees to sell such Holder’s securities on the basis provided in any underwriting arrangements approved, subject to the terms and conditions hereof, by the Holders of a majority of Registrable Securities to be included in

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such underwritten offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents (other than powers of attorney) required under the terms of such underwriting arrangements. Notwithstanding the foregoing, no underwriting agreement (or other agreement in connection with such offering) shall require any Holder to make a representation or warranty to or agreements with the Company or the underwriters other than representations and warranties contained in a writing furnished by such Holder expressly for use in the related registration statement or customary representations, warranties or agreements regarding such Holder of Registrable Securities, such Holder’s Registrable Securities and such Holder’s intended method of distribution and any other representation required by law.

5.3 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Holders of Registrable Securities registered under such registration statement, and their respective counsel and accountants, the opportunity to review and/or participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such Holders’ and such underwriters’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

ARTICLE VI

INDEMNIFICATION

6.1 Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does agree to indemnify and hold harmless the Holder of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which such holder or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such Holder and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or

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supplement in reliance upon and in conformity with written information furnished to the Company by such Holder stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person’s failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, within the time required by the Securities Act to the Person asserting the existence of an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus or an amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such Holder.

6.2 Indemnification by the Investor. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to this Agreement, that the Company shall have received an undertaking satisfactory to it from the Holder of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6.1) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Holder of Registrable Securities specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such Holder.

6.3 Notices Of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Sections 6.1 and Section 6.2, such indemnified party will, if claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 6.1 and Section 6.2, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such

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indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability, or a covenant not to sue, in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

6.4 Other Indemnification. Indemnification similar to that specified in Sections 6.1 and Section 6.2 (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities (but only if and to the extent required pursuant to the terms herein) with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority, other than the Securities Act.

6.5 Indemnification Payments. The indemnification required by Sections 6.1 and Section 6.2 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

6.6 Contribution. If the indemnification provided for in Sections 6.1 and Section 6.2 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Holder of Registrable Securities or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company, by the Holder or by the underwriter and the parties’ relative intent, knowledge, access to information supplied by the Company, by the Holder or by the underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions of this Article VI, and in no event shall the obligation of any indemnifying party to contribute under this Section 6.6 exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for hereunder had been available under the circumstances.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 6.6 were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the

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immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth herein, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

Notwithstanding the provisions of this Section 6.6, no Holder or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such holder from the sale of Registrable Securities in the applicable registration statement or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VII

RULE 144

7.1 Rule 144. The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the SEC under the Securities Act) and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, will, upon the request of any Holder, make publicly available other information) and will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 7.1.

ARTICLE VIII

MISCELLANEOUS

8.1 Amendments And Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Holder or Holders of the sum of the fifty-one percent (51%) or more of the shares of (i) Registrable Securities issued at such time, plus (ii) Registrable Securities issuable upon exercise or conversion of the Securities then constituting derivative securities (if such Securities were not fully exchanged or converted in full as of the date such consent if sought). Each Holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 8.1, whether or not such Registrable Securities shall have been marked to indicate such consent.

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8.2 Nominees For Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number of percentage of shares of Registrable Securities held by a Holder or Holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership or such Registrable Securities.

8.3 Notices. Except as otherwise provided in this Agreement, all notices, requests and other communications to any Person provided for hereunder shall be in writing and shall be given to such Person (a) in the case of a party hereto other than the Company, addressed to such party in the manner set forth in the Investment Agreement or at such other address as such party shall have furnished to the Company in writing, or (b) in the case of any other Holder of Registrable Securities, at the address that such Holder shall have furnished to the Company in writing, or, until any such other Holder so furnishes to the Company an address, then to and at the address of the last Holder of such Registrable Securities who has furnished an address to the Company, or (c) in the case of the Company, at the address set forth on the signature page hereto, to the attention of its President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding. Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means (including, without limitation, by fax or air courier), when delivered at the address specified above, provided that any such notice, request or communication shall not be effective until received.

8.4 Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent Holder of any Registrable Securities. Each of the Holders of the Registrable Securities agrees, by accepting any portion of the Registrable Securities after the date hereof, to the provisions of this Agreement including, without limitation, appointment of the Holders’ Representative to act on behalf of such Holder pursuant to the terms hereof which such actions shall be made in the good faith discretion of the Holders’ Representative and be binding on all persons for all purposes.

8.5 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

8.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to applicable principles of conflicts of law.

8.7 Jurisdiction. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such

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action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State or Federal Courts serving the State of Florida. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

8.8 Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and each other party hereto relating to the subject matter hereof and supercedes all prior agreements and understandings relating to such subject matter.

8.9 Severability. If any provision of this Agreement, or the application of such provisions to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

8.10 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

8.11 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

8.12 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

8.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the Investor and the Company have as of the date first written above executed this Agreement.

INTERSEARCH GROUP, INC.
222 Kearny Street
Suite 550
San Francisco, California 94108

By:	Daniel O’Donnell
Title:	CEO

INVESTOR

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:
Joseph B. Alala, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:
Joseph B. Alala, President and Manager

[Signature Page to Registration Rights Agreement]

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HARBERT MEZZANINE PAERNERS II SBIC, L.P.

By:	HMP II SBIC GP, LLC
Its:	General Partner

By:	Harbert Mezzanine Partners II GP, LLC
Its:	Manager

By:	Harbert Mezzanine Manager II, Inc.
Its:	Sole Manager

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

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Exhibit 10.5

AMENDMENT NO. 1 TO INTERSEARCH GROUP, INC.

2005 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the InterSearch Group, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”) amends the Plan as set forth below effective as of July 27, 2006. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	The second sentence of Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 9, shall be 1,744,124 shares.”

2.	Section 3(c) of the Plan is hereby amended in its entirety to read as follows:

“The shares of Stock involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards. After the effective date of the Plan, if any shares of Stock subject to awards granted under the Company’s 2004 Equity Incentive Plan, as amended, would again become available for new grants under the terms of such plan as if that plan had remained in effect after its termination date, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the second sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Company’s 2004 equity Incentive Plan, as amended.”

3.	Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

Exhibit 99.1

InterSearch Group Closes $7 Million Debt Financing

SAN FRANCISCO- July 24, 2006- InterSearch Group, Inc. (OTC:IGPN), a leading provider of Internet search services and operator of industry specific destination portals, today announced the completion of a $7 million non-convertible debt financing. The debt was privately placed with CapitalSouth Partners and Harbert Management Corporation. $6.15 Million of the proceeds will be used to buy back common stock which is subject to mandatory redemption by August 12, 2006. The stock was issued in connection with InterSearch Group’s acquisition of tax-related Internet domains in September of 2005.

InterSearch generated $2.8 million in revenues from www.irs.com in the first quarter of 2006, reflecting an increase in excess of 100%, on a pro forma basis, as compared to the first quarter of 2005.

Said Chairman and CEO of InterSearch Group, Dan O’Donnell, “The transaction will allow InterSearch to pay down the outstanding consideration in connection with our acquisition of www.irs.com and other tax-related domains. This represents an important step in executing on our acquisition strategy and streamlining the company’s capital structure.”

Separately, an investor in InterSearch Group, Barron Partners LLC, has exercised warrants for a total consideration of $1 Million, at an exercise price of $1.20 per share.

About InterSearch Group, Inc.

InterSearch is a leading provider of Internet search services through a combination of traffic aggregation and proprietary websites, such as www.irs.com, www.camps.com and www.summercamp.com. The company operates in the fastest growing segments of Internet commerce including paid search, direct navigation and online marketing driving high quality traffic to advertisers and providing users with quick access to pertinent products and services. Through its InterSearch Corporate Services division, the company also provides IT and Internet Technology Professional Services to large corporations, predominantly in the financial services market. InterSearch is headquartered in San Francisco, California at 222 Kearny Street, Suite 550, and can be reached via telephone at 415-962-9700. More information about InterSearch Group, Inc. can be found at http://www.intersearch.com.